ASSET PURCHASE AGREEMENT

BY AND BETWEEN

ALLTRISTA CORPORATION

TRIANGLE PLASTICS, INC.,

TRIENDA CORPORATION

AND

JAMES L. BLIN









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

TABLE OF CONTENTS
                                                                                    Page
ARTICLE I.          DEFINITIONS.......................................................1

1.1     Definitions 1
1.2     Index of Other Defined Terms..................................................5

ARTICLE II.         TRANSFER OF ASSETS................................................6

2.1     Purchase and Sale of Assets...................................................6
2.2     Excluded Assets...............................................................7
2.3     Instruments of Transfer and Assignment........................................7
2.4     Consents to Assignments.......................................................8
2.5     Subsequent Documentation......................................................8

ARTICLE III.        PURCHASE PRICE....................................................8

3.1     Consideration, Payment........................................................8
3.2     Adjustment  8
3.3     Allocation of Consideration..................................................10

ARTICLE IV          ASSUMPTION OF LIABILITIES........................................10

4.1     Assumption  10

ARTICLE V           REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                    OF THE SELLER....................................................11

5.1     Disclosure Schedule..........................................................11
5.2     Organization, Good Standing, Power, Etc......................................11
5.3     Articles of Incorporation and Bylaws.........................................11
5.4     Authorization of Agreement...................................................11
5.5     Effect of Agreement, Etc.....................................................11
5.6     Consents and Approvals.......................................................12
5.7     Financial Information........................................................12
5.8     No Undisclosed Liabilities, Claims, Etc......................................12
5.9     Litigation  .................................................................13
5.10    Taxes       .................................................................13
5.11    Accounts Receivable and Accounts Payable.....................................13
5.12    Inventory   .................................................................14
5.13    Absence of Certain Changes or Events.........................................14
5.14    Contracts and Commitments....................................................16
5.15    OSHA, Environmental..........................................................17
5.16    Customers and Vendors........................................................19
5.17    Books and Records............................................................19
5.18    Employment Matters...........................................................19
5.19    Employee Benefit Plans.......................................................20
5.20    Employees  ..................................................................20


5.21    Finder ......................................................................21
5.22    Sufficiency of Assets........................................................21
5.23    Governmental Authorizations..................................................21
5.24    Compliance with Applicable Laws..............................................21
5.25    Title to Assets, Absence of Liens and Encumbrances, Etc......................22
5.26    Intellectual Property........................................................22
5.27    Realand Leased Property......................................................22
5.28    Personal Property............................................................24
5.29    Year 2000   .................................................................24

ARTICLE VI          REPRESENTATIONS,WARRANTIES AND AGREEMENTS OF
                    THE BUYER........................................................25

6.1     Organization, Etc............................................................25
6.2     Authorization of Agreement...................................................25
6.3     Approvals   .................................................................25
6.4     Finder      .................................................................26
6.5     Effect of Agreement, Etc.....................................................26
6.6     Projections 26
6.7     Financial Condition..........................................................26

ARTICLE VII         COVENANTS OF THE PARTIES.........................................27

7.1     Operation Of Business Prior To Closing.......................................27
7.2     Approvals, Consents, Etc.....................................................28
7.3     Further Assurances...........................................................28
7.4     Access Prior to Closing......................................................28
7.5     Turn Over   .................................................................29
7.6     Seller's Employees, Retirement Benefits......................................29
7.7     Access After the Closing.....................................................29
7.8     Taxes       .................................................................30
7.9     Environmental Matters........................................................31
7.10    No Solicitation..............................................................31
7.11    Confidentiality..............................................................31
7.12    Non-Competition..............................................................31
7.13    [Reserved]...................................................................32
7.14    Bedliner Litigation..........................................................33
7.15    Enforcement .................................................................33
7.16    Corporate Name...............................................................33
7.17    Portage Remediation..........................................................33
7.18    Shareholder Net Worth........................................................33
7.19    Certain Permit Applications..................................................34

ARTICLE VIII  CLOSING................................................................34

8.1     Closing     .................................................................34
8.2     Buyer's Conditions to Closing................................................34
8.3     Seller's and Shareholder's Conditions to Closing.............................36



ARTICLE IX          DISPUTE RESOLUTION...............................................38

9.1     Initial Meeting..............................................................38
9.2     Mediation   .................................................................38
9.3     Binding Arbitration..........................................................38
9.4     Discovery   .................................................................38
9.5     Expeditious Proceedings......................................................38
9.6     Attorneys' Fees..............................................................39
9.7     Enforcement of Awards........................................................39
9.8     Equitable Relief.............................................................39

ARTICLE X           INDEMNIFICATION..................................................39

10.1    Indemnification by Seller....................................................39
10.1A   Portage Indemnity............................................................40
10.2    Indemnification by Buyer.....................................................40
10.2A   Hold Harmless, Waiver and Release............................................41
10.3    Limits      .................................................................41
10.4    Procedure   .................................................................42
10.5    Exclusive Remedy.............................................................43
10.6    Insurance and Taxes..........................................................43

ARTICLE XI          TERMINATION......................................................43

11.1    Termination .................................................................43
11.2    Risk of Loss.................................................................44

ARTICLE XII         GENERAL..........................................................44

12.1    Expenses    .................................................................44
12.2    Survival of Representations and Warranties...................................44
12.3    Updates to Schedules.........................................................44
12.4    Waivers     .................................................................44
12.5    Binding Effect; Benefits; Assignment.........................................44
12.6    Notices     .................................................................45
12.7    Entire Agreement.............................................................46
12.8    Headings    .................................................................46
12.9    Governing Law................................................................46
12.10   Amendments ..................................................................46
12.11   Severability.................................................................46
12.12   Press Releases...............................................................46
12.13   Counterparts.................................................................46


ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (this "Agreement") dated as of March 12, 1999 among Alltrista Corporation, an Indiana corporation (the "Buyer"), Triangle Plastics, Inc., an Iowa corporation ("Triangle"), TriEnda Corporation, a Wisconsin corporation and Seller's wholly-owned subsidiary ("Subsidiary", and collectively with Triangle, the "Seller"), and James L. Blin ("Shareholder").


RECITALS:

     WHEREAS, Seller is engaged in the Business:

     WHEREAS, Triangle and Subsidiary desire to sell to the Buyer substantially all of each Company's assets;

     WHEREAS, Buyer desires to purchase from Seller and Subsidiary such assets and properties of each Company, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I
DEFINITIONS

     1.1 Definitions. As used herein, the following terms have the following meanings:

     "Accounts Receivable" means each Company's accounts receivable in existence on the Closing Date.

     "Blin Controlled Real Property" means the Owned Real Property and the Leased Real Property.

     "Business" means all of the business, products, support and services of each Company as of the date hereof and as of the Closing Date.

     "Cadillac litigation" means the litigation summarized on Schedule 4.1(e) as Cadillac Products v. TriEnda Corporation, No. 98-75206, U.S. District Court, Eastern District of Michigan.

     "Closing Approvals" means those approvals and consents to be obtained prior to Closing, as designated on Sections 5.5. and ------------ 5.6 of the Disclosure Schedule. ---

     "Companies" means Triangle and Subsidiary, "either Company" means either Triangle or Subsidiary, and "each Company" or "each of the Companies" means each of Triangle and Subsidiary.

     "Contracts" means all of each Company's personal property leases and other agreements, supply agreements, licenses, purchase orders from customers, purchase orders to suppliers, contracts and commitments related to the Business, which are limited to (a) the leases, agreements, contracts and commitments relating to or necessary to the conduct and operation of the Business set forth on Schedule 1.1(a) attached hereto and (b) all contracts under which the obligations of the Companies thereunder in any fiscal year are individually less than Fifty Thousand Dollars ($50,000).

     "Environmental Conditions" means the state of the environmental, including soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling storage, treatment, recycling generation, transportation, spilling, leaking, pumping, pouring, injecting, emptying, discharging, emitting, escaping, leaching, dumping, disposal, release, or threatened release of Hazardous Materials.

     "Environmental Laws" means any applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities relating to the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.) and similar state and local laws and any regulations issued in connection with the foregoing.

     "Estimated Net Working Capital and Improvements" means an amount equal to Twenty-four Million Two Hundred Thirty Thousand Dollars ($24,230,000).

     "Hazardous Substances" means solvents, pollutants, chemicals, flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials or toxic materials, substances, or wastes, or polychlorinated biphenyls.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to date.

     "Intellectual Property" means all United States and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names (including the names "TriEnda" and "Triangle Plastics"), logos, brands, business identifiers, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, industrial designs, inventions, registered and unregistered copyrights and copyright applications, product formulas, know-how, and trade secrets, and all rights with respect to the foregoing, and all other proprietary rights that Seller owns, licenses, or possesses the right to use with respect to the Assets or in the conduct of the Business.

     "Inventory" means all inventory, work in progress, raw materials, finished products, supplies, packaging and shipping containers and materials of each Company (on-site, off-site and consigned) as of the Closing Date.

     "Knowledge" or "best knowledge" or "known" or the like, when used with respect to the Companies, either Company, each Company or the Seller, means the actual knowledge of the Shareholder, Randy A. Blin, Kristina Hamilton, Bruce A. Neeley, William L. Dresen, Peter D. Welsh, Kenneth S. Reed, Ron Leach, Darwin Nothwehr, and Thomas Oakleaf.

     "Leased Real Property" means the Real Property designated as being owned by The Blin Corporation on Schedule 1.1(b).

     "Material" or "material" means material in relation to the consolidated financial position and results of operations of either Company individually or the Companies taken as a whole.

     "Material Adverse Effect" means, when used with respect to Seller or the Subsidiary, a material adverse effect on the Assets, operations, business, competitive position or financial condition of Triangle or Subsidiary, as applicable.

     "Net Working Capital and Improvements " means an amount calculated in accordance with Schedule 1.1(c) hereof as of the close --------------- of business on the Closing Date.

     "Owned Real Property" means the real property designated as owned by either Company on Schedule 1.1(b) hereto.

     "Permitted  Encumbrances"  means  any  encumbrance  set  forth on  Schedule
1.1(d).

     "Permitted Liens" means the liens set forth on Schedule 1.1(e), liens for taxes or governmental assessments, charges or claims the payment of which is not yet due, statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith, and liens constituting or securing executory obligations under any lease. Permitted Liens shall also include Permitted Encumbrances.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, or unincorporated association, or any governmental agency, officer, department, commission, board, bureau or instrumentality thereof.

     "Phase I Reports" means (i) the Hydrogeologic Investigation Report, Penda Corporation, Portage, Wisconsin, dated January 1990 prepared by RMT, Inc; (ii) the Groundwater Quality Site Assessment Plan for Penda Corporation, dated July 12, 1990, prepared by RMT, Inc; (iii) Remedial Action Plan, for the Penda Corporation, Lewiston Facility, Portage, Wisconsin, dated January 1992, prepared by RMT, Inc; (iv) the Environmental Compliance Assessment, TriEnda Corporation, Portage, Wisconsin, dated May 1995, prepared by RMT, Inc; (v) the Review of Environmental Database Search of the Area Surrounding TriEnda Corporation, Portage Wisconsin, dated December, 1998, prepared by RMT, Inc., (vi) the 1996 Annual Groundwater Monitoring Report, dated March, 1997, with respect to TriEnda Corporation and Portage Wisconsin, prepared by RMT, Inc., (vii) the 1997 Annual Groundwater Monitoring Report, prepared for TriEnda Corporation, Portage, Wisconsin, prepared by RMT, Inc., dated February 1998; (viii) the 1998 Annual Groundwater Monitoring Report, prepared for TriEnda Corporation, Portage,
Wisconsin, prepared by RMT, Inc., dated January, 1999; (ix) Phase I Environmental Site Assessment of TriEnda Corporation, Portage, Wisconsin, prepared by RMT, Inc., dated March, 1999; (x) the Phase I Environmental Site Assessment and Environmental Compliance Audit of Triangle Plastics, Oelwein, Iowa, dated November, 1998, prepared by RMT, Inc.; (xi) environmental assessments performed by and for Amoco, as set forth in Appendix C of the RMT, Inc. report for Oelwein, Iowa; (xii) the Phase I Environmental Site Assessment and Compliance Audit of Triangle Plastics, Independence, Iowa, dated November, 1998, prepared by RMT, Inc; (xiii) the Phase I Environmental Site Assessment and Compliance Audit of Triangle Plastics, Site Assessment and Environmental Compliance Audit of Triangle Plastics, Winthrop, Iowa, dated November, 1998, prepared by RMT, Inc., (xiv) the Phase I Environmental Site Assessment and Environmental Compliance Audit of Triangle Plastics, Cookeville, Tennessee, dated December 1998, prepared by RMT, Inc.; (xv) the Phase I Environmental Site Assessment and Environmental Compliance Audit of Triangle Plastics, Auburndale, Florida, dated December 1998, prepared by RMT, Inc.; and (xvi) the Environmental Site Assessment Report for Progress Plastics, Inc., for 103 and 202 Progress Road, Auburndale, Polk County, Florida and 1320 42nd Street, Winter Haven, Polk County Florida, dated June 5, 1995, prepared by Atlanta Testing and Engineering and set forth in Appendix C of the RMT, Inc. report for Oelwein.

     "Post-Closing Tax Period" means any tax period (or portion thereof) ending after the Closing Date.

     "Pre-Closing Tax Period" means any tax period (or portion thereof) ending on or before the close of business on the Closing Date.

     "Real Property" means the real property owned or leased by either Company and related to the Business which is located at the locations set forth on
Schedule 1.1(b) hereto. Unless the context otherwise requires, references to the Leased Real Property and Warehouse Leased Real Property are references to the leasehold interest created by the related lease.

     "Taxes" means all federal, state, local, or foreign taxes (including excise taxes, occupancy taxes, employment taxes, unemployment taxes, ad valorem taxes, custom duties, transfer taxes, and fees), levies, imposts, fees, impositions, assessments, or other governmental charges of any nature imposed upon a Person including all taxes or governmental charges imposed upon any of the personal properties, real properties, tangible or intangible assets, income, receipts, payrolls, transactions, stock transfers, capital stock, net worth or franchises of a Person (including all sales, use, withholding or other taxes which a Person is required to collect and/or pay over to any government), and all related additions to tax, penalties or interest thereon.

     "Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any Taxes.

     "Triangle Shareholders" means the direct and indirect shareholders of Seller on the Closing Date.

     "TriEnda Agreement" means the Agreement dated January 2, 1998 among Seller, Dennis A. Markos and William L. Dresen, as amended or supplemented.

     "Union Contract" means the contract dated December 1, 1998 between Seller and United Food & Commercial Workers Local 431 and any amendments or successor contracts with respect thereto.

     "Warehouse Leased Real Property" means leases of warehouse and office space from third parties set forth on Schedule 1(b) hereto.

     1.2 Index of Other Defined Terms. In addition to terms defined above, the following terms shall have the respective meanings given to them in the Sections set forth below:

Defined Term                                 Section
------------                                 -------
Aggregate Consideration                           3.1
Agreement                                    Preamble
Assets                                            2.1
Assumed Liabilities                               4.1
Basket                                           10.3
Benefit Plan                                     5.19
Buyer                                        Preamble
Cap                                              10.3
Claims                                           10.1
Closing                                           8.1
Closing Date                                      8.1
Closing Date Statement                            3.2
Commitments                                      5.14
Code                                              3.3
Confidential Information                         7.12
Customers                                        5.16
Disclose                                         7.11
Disclosure Schedule                               5.1
Drop Dead Date                                   11.1
ERISA                                            5.19


Excluded Assets                                   2.2
Excluded Records                               2.1(j)
Financial Information                             5.7
Incremental Tax Amount                            3.3
Information                                      7.11
Licensed Intellectual Property                   5.26
Material Adverse Change                        8.2(o)
Minimum Claim                                    10.3
Notice of Dispute                                 9.1
Owned Intellectual Property                      5.26
Plan                                             5.19
Property Laws                                    5.27
Portage Condition                               10.1A
Purchase Price                                    3.1
Section 10.1 Indemnified Parties                 10.1
Section 10.2 Indemnified Parties                 10.2
Receivables Basket                               10.3
Seller                                       Preamble
Seller Parties                                  10.2A
Scheduled Intellectual Property                  5.26
Shareholder                                  Preamble
Statement of Objections                           3.2
Subsidiary                                   Recitals
Triangle                                     Preamble
Transferred Employees                             7.6
Vendors                                          5.16

ARTICLE II
TRANSFER OF ASSETS

     2.1 Purchase and Sale of Assets. At the Closing and on the Closing Date, on the terms and conditions set forth herein, the Seller shall, and shall cause the Subsidiary to, sell, assign, transfer and deliver to the Buyer and the Buyer shall purchase from each Company, all of the Assets owned by such Company, free and clear of all liens, encumbrances, security interests, options, pledges of any kind whatsoever, except for Permitted Liens and Permitted Encumbrances other than the Excluded Assets. The assets, properties and rights to be sold by each Company and purchased by the Buyer under this Agreement (collectively, the "Assets") are:

          (a) the Real  Property  designated  as being owned by each  Company on
     Schedule 1.1(b) hereto and the leasehold interests owned by each Company in the Warehouse Leased Real Property;

          (b) the Accounts Receivable which shall be set forth on a listing delivered by Seller at Closing or as soon as practicable thereafter and reasonably acceptable to Buyer;

          (c) the Inventory which shall be set forth on a listing delivered by Seller at Closing or as soon as practicable thereafter and reasonably acceptable to Buyer;

          (d) all machinery, equipment, furniture, fixtures, vehicles, computer hardware and software (including software licenses) and other personal property of each Company used in the Business set forth on Schedule 2.1(d) attached hereto;

          (e) all of the following items used by each Company in the conduct and operation of the Business: (i) customer and contact lists, including names, addresses and telephone numbers, (ii) sales, product and promotional data, catalogs, brochures, literature, forms, mailing lists, art work, photographs and advertising materials, (iii) vendor lists, including names, addresses and the names of their representatives, (iv) product specifications and plans and drawings related thereto and (v) other Intellectual Property;

          (f) all of the prepaid expenses, deposits and credits relating to the Business set forth on Schedule 2(f) -------------- hereto;

          (g) subject to the provisions of Section 2.4 below, all of each Company's rights under the Contracts; -----------

          (h) all backlog, orders, contracts and commitments for the sale of products sold by the Business;

          (i) subject to the provisions of Section 2.4 below, all permits, approvals, qualifications, and the like issued by any government or governmental unit, agency, board, body, or instrumentality, whether foreign, federal, state, local or otherwise relating to or necessary to the conduct and operation of the Business set forth on Schedule 2.1(i) which by their express terms are assignable; and

          (j) all business records relating to the Business (but excluding any tax analysis and workpapers and core corporate records, including minute books of each Company's Board of Directors and shareholders (the "Excluded Records")).

     2.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include the items set forth on Schedule 2.2 attached hereto (the "Excluded Assets").

     2.3 Instruments of Transfer and Assignment. On the Closing Date the Seller shall deliver or cause to be delivered to the Buyer duly executed bills of sale, deeds (which, with respect to the Real Property owned by each Company, shall be a general warranty deed), licenses and such other instruments of transfer and assignment as may be necessary to vest in the Buyer, subject to Section 2.4 and the Assumed Liabilities, good and valid title to, and all of the Seller's right, title and interest in and to, the Assets, free and clear of all liens, encumbrances, options and pledges of any kind other than Permitted Liens and Permitted Encumbrances and except as noted herein and the Schedules hereto, which bills of sale, deeds, licenses and other instruments of transfer and assignment shall be in form and substance reasonably satisfactory to the Buyer.

     2.4 Consents to Assignments. Nothing in this Agreement or the documents to be executed and delivered at the Closing shall be deemed to constitute an assignment or an attempt to assign any permit, contract or other agreement to which the Seller is a party, if the attempted assignment thereof without the consent of the other party to such permit, contract or other agreement would constitute a breach thereof or affect in any way the rights of the Seller thereunder. If any such consent shall not be obtained at or prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect a Company's rights thereunder, the Seller shall cooperate, and shall cause the Subsidiary to cooperate, in any arrangement the Buyer may reasonably request (provided that the payment of money to any party shall not be required) to provide for the Buyer the benefits under such permit, contract or other agreement.

     2.5 Subsequent Documentation. At any time and from time to time after the Closing Date, the Seller shall, upon the request and expense of the Buyer, and the Buyer shall, upon the request and expense of the Seller, promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer, assignment, and delivery hereunder of the Assets, the assumption by the Buyer of the Assumed Liabilities, the performance by the parties of any of their other respective obligations under this Agreement, and to carry out the purposes and intent of this Agreement.

ARTICLE III
PURCHASE PRICE

     3.1 Consideration, Payment. (a) The cash consideration to be paid by the Buyer to the Seller for the Assets is One Hundred Forty-eight Million Dollars ($148,000,000), less the aggregate amount of any obligations or liabilities or interest-bearing debt agreed upon by Seller and Buyer at least one business day prior to Closing as liabilities to be assumed by Buyer in addition to the Assumed Liabilities (the "Purchase Price"). In no case shall the Purchase Price be reduced by payments by Buyer to Seller for certain working capital liabilities satisfied by Seller and reimbursed by Buyer as set forth on Schedule 1.1(c).

          (b) The Purchase Price shall be paid at Closing in immediately available funds.

          (c) The Purchase Price is in addition to all liabilities and obligations of each Company to be assumed by Buyer pursuant to Article IV. Such Assumed Liabilities, together with the Purchase Price, are collectively referred to as the "Aggregate Consideration."

     3.2 Adjustment. Not more than sixty (60) days following the Closing Date, Seller shall deliver to Buyer an unaudited statement as of the Closing Date (the "Closing Date Statement") that sets forth the actual Net Working Capital and Improvements transferred on the Closing Date. The Closing Date Statement shall be prepared in accordance with generally accepted accounting principles consistent with those used in the Financial Information (assuming all such financial information had been prepared on a consolidated basis and after giving effect to purchase accounting adjustments necessitated by the acquisition of the Subsidiary).

     Upon receipt of the Closing Date Statement, Buyer (and at Buyer's expense, its independent certified public accountants) shall be permitted during the succeeding thirty (30) day period to examine, and Seller shall make available, the books and records relied upon by Seller in preparing the Closing Date Statement. As promptly as practicable, and in no event later than the last day of such thirty (30) day period, Buyer shall either inform Seller in writing that the Closing Date Statement is acceptable or object to the Closing Date Statement by delivering to Seller a written statement setting forth a specific description of Buyer's objection to the Closing Date Statement (the "Statement of Objections") and Buyer's calculation of any disputed amounts.

     If Buyer shall fail to deliver a Statement of Objections within such thirty
(30) day period, the Closing Date Statement shall be deemed to have been accepted by Buyer. If a Statement of Objections is delivered, Buyer and Seller shall attempt in good faith to resolve any dispute within fifteen (15) days after delivery. If Seller and Buyer are unable to resolve the dispute within such fifteen (15) days, Buyer and Seller shall engage the Minneapolis office of a "Big 5" accounting firm reasonably acceptable to Buyer and Seller to resolve any unresolved objections. The fees of such firm shall be paid by Seller if Buyer's calculation of disputed amounts as set forth in the Statement of Objections is closer to such accountant's final determination than Sellers' determination, and otherwise such fees shall be paid by Buyer. Such firm's resolution of the dispute shall be conclusive and binding upon the parties and nonappealable and shall not be subject to further review under the dispute resolution provisions of Article IX.

     If Net Working Capital and Improvements on the Closing Date Statement (after resolution of all disputes related thereto) exceeds Estimated Net Working Capital and Improvements, Buyer shall pay Seller the difference between Net Working Capital and Improvements and Estimated Net Working Capital and Improvements. If Estimated Net Working Capital and Improvements exceeds Net Working Capital and Improvements on the Closing Date Statement (after resolution of all disputes related thereto), Seller shall pay Buyer the difference between Estimated Net Working Capital and Improvements and Net Working Capital and Improvements. The amount of any payment hereunder shall be increased by an interest factor, equal to the reference rate publicly announced by U.S. Bank (or other major financial institution agreed by the parties) on the Closing Date. Buyer shall also reimburse Seller for those working capital items designated as being reimbursed by Buyer on Schedule 1.1(c) to the extent Seller has satisfied such items. Such interest shall accrue from the Closing Date through and including the date such payment is made, with such prime rate being compounded annually. Such payments shall be made in immediately available funds within five
(5) days after deemed acceptance of or resolution of disputes related to the Closing Date Statement.

     Notwithstanding the foregoing, no payments shall be made by either party hereunder (except for payments by Buyer to Seller for liabilities satisfied by Seller as set forth on Schedule 1.1(c)) if the difference between Net Working Capital and Improvements on the Closing Date Statement (after resolution of all disputes related thereto) and Estimated Net Working Capital and Improvements is less than or equal to Five Hundred Thousand Dollars ($500,000). If such difference exceeds Five Hundred Thousand Dollars ($500,000), such payment shall be made only to the extent it exceeds $500,000.

     3.3 Allocation of Consideration. Seller and the Buyer shall allocate the Aggregate Consideration among the Assets as set forth in Schedule 3.3 hereto. The Buyer and Seller shall, and Seller shall cause the Subsidiary to file, in accordance with Section 1060 of the Internal Revenue Code of 1986 (the "Code") an Asset Allocation Statement on Form 8594 which reflects the allocations set forth on Schedule 3.3 with its federal income tax return for the tax year in which the Closing Date occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Aggregate Consideration which differs from the allocation set forth on Schedule 3.3.

ARTICLE IV
ASSUMPTION OF LIABILITIES

     4.1 Assumption. The Buyer is not assuming or agreeing to assume or discharge any liability or obligation of either Company whatsoever, whether now existing or hereafter incurred, including without limitation, any liability or obligation relating to the Assets or the sale thereof, excepting only the following (the "Assumed Liabilities") for which Buyer agrees to be solely responsible:

          (a) those liabilities and obligations of each Company related to future performance to be discharged or performed after the Closing Date under the Contracts;

          (b) all accounts payable of each Company, which will be set forth on a payables schedule in the form attached as Schedule 4.1 delivered by Seller to Buyer at the Closing; ------------

          (c) obligations of each Company relating to warranty commitments;

          (d) all liability for leases and equipment leases of each Company (other than any leases replaced pursuant to Section 8.3(i)), including those set forth on Schedule 4.1(d);

          (e) those  liabilities  and  obligations  of each Company set forth on
     Schedule 4.1(e).

     The Seller and the Subsidiary, as applicable, shall pay and be responsible for any liabilities or obligations of the applicable Company arising from or relating to the Business which are not Assumed Liabilities.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
THE SELLERARTICLEVREPRESENTATIONS,WARRANTIESANDAGREEMENTSOFTHESELLER

     The Seller and the Shareholder, hereby jointly and severally represent and warrant to and agree with the Buyer as follows, all of which representations, warranties and agreements are made as of the date of this Agreement and as of the Closing Date:

     5.1  Disclosure  Schedule.  The  disclosure  schedule  attached  hereto  as
Schedule 5.1 hereto (the "Disclosure Schedule") is divided into sections which correspond to the Sections of this Agreement. Any item on the Disclosure Schedule shall be considered an exception to all representations and warranties even if not specifically cross referenced or referred to herein or therein.

     5.2 Organization, Good Standing, Power, Etc. Each Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each Company is qualified to do business and is in good standing in each jurisdiction in which the character and location of the assets or the nature of the Business transacted by the Company makes such qualification necessary or the failure to qualify would have a material adverse effect on the business, operations or financial condition of the Business. Each Company has the requisite corporate power and authority to own or lease and operate its Assets and conduct its Business and to consummate the transactions contemplated hereby. Seller owns all of the issued and outstanding stock of Subsidiary, subject to the lien of Dennis A. Markos and William L. Dresen pursuant to the TriEnda Agreement and the lien of C. Martin Gavinsky pursuant to the Stock Pledge Agreement dated September 1, 1996 between C. Martin Gavinsky and TriEnda Corporation.

     5.3 Articles of Incorporation and Bylaws. Each Company has furnished the Buyer with (a) the Articles of Incorporation of such Company, as amended to date and (b) the Bylaws of such Company, as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect.

     5.4. Authorization of Agreement. The execution, delivery and performance of this Agreement by the Seller has been duly and effectively authorized by the Board of Directors of each Company and, at the Closing Date, consummation of the transactions contemplated hereby will be duly and effectively authorized by the Board of Directors and shareholders of each Company and no other corporate proceedings will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and the Shareholder and constitutes the valid and binding obligation of the Seller and the Shareholder enforceable in accordance with its terms.

     5.5 Effect of Agreement, Etc. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement by each Company and the Shareholder and consummation by each Company and the Shareholder of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which either Company or the Shareholders are subject, (b) violate any judgment, order, writ or decree of any court applicable to either Company or the Shareholders, (c) have any Material Adverse Effect on, or be a material violation of, any of the permits, licenses, orders or approvals relating to the Business or the ability of the Buyer to make use of such permits, licenses, orders or approvals, or (d) result in a material breach of or conflict with any term, covenant, condition or provision of, result in a material modification or termination of, constitute a material default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the Assets (other than Permitted Liens and the Assumed Liabilities) pursuant to any Articles of Incorporation, Bylaws, organizational documents, commitment, contract or other agreement or instrument to which either Company or the Shareholder is a party or by which any of the Assets are or may be bound or affected or from which either Company derives benefits with respect to the Business.

     5.6 Consents and Approvals. Except as set forth on the Disclosure Schedule, no permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by the Seller and the Shareholder of this Agreement or the consummation by either Company or the Shareholder of the transactions contemplated hereby and no consent of any third party is required to consummate any of the transactions contemplated hereby.

     5.7 Financial Information. Buyer has been provided with (i) audited unconsolidated balance sheets of Triangle and the Subsidiary as of December 31, 1997, 1996 and 1995 and the related statements of income (or with respect to the Subsidiary, statements of operations), changes in stockholders equity (or with respect to the Subsidiary, changes in retained earnings) and cash flows for the years then ended, and (ii) the audited consolidated financial statements of Triangle and Subsidiary as of December 31, 1998, which are attached to the Disclosure Schedule (the information referred to in clause (i) and (ii) is referred to as the "Financial Information"). Except as set forth on the Disclosure Schedule, the Financial Information (a) is in accordance with the books and records of the applicable Company, (b) presents fairly in all material respects the operations and financial condition of the applicable Company for the periods and as of the dates indicated and (c) was prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited Financial Information, for the omission of recurring year end audit adjustments and the omission of footnotes).

     5.8 No Undisclosed Liabilities, Claims, Etc. Except as set forth on the Disclosure Schedule, neither Company has any outstanding liabilities or obligations, whether accrued, absolute, contingent or otherwise, relating to the Business and exceeding Fifty Thousand Dollars ($50,000) or liabilities in the aggregate exceeding Two Hundred Fifty Thousand Dollars ($250,000), except (i) to the extent reflected or taken into account in determining net worth in the most recent balance sheet for the applicable Company included in the Financial Information and required to be accrued under generally accepted accounting principles consistently applied; (ii) to the extent specifically set forth in or incorporated by express reference in the Disclosure Schedule or any of the other schedules or information attached hereto; (iii) normal liabilities incurred in the ordinary course of business since December 31, 1998, and (iv) the Contracts. It is expressly agreed that Buyer shall have no claim for breach of the foregoing warranty related to an undisclosed liability which is not assumed by Buyer under Article IV, except as otherwise provided by Article X.

     5.9 Litigation. Except as set forth in the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or, to the best of Seller's knowledge, threatened, against either Company or any of the Assets or with respect to the transactions contemplated by this Agreement. No such claim, action, suit, proceeding, arbitration, investigation or hearing will prevent the closing of this Agreement or the consummation of the transaction contemplated hereby. There are no unsatisfied judgments against the Seller, the Business, the Assets or the Shareholder.

     5.10 Taxes. Except as set forth in the Disclosure Schedule, (a) each Company has prepared and filed, with the appropriate foreign, federal state and local tax authorities, all income, excise and other Tax Returns required to be filed by it related to the Business as of the date hereof and each Company has paid all Taxes shown on such returns to be due or which have become due pursuant to any assessments, deficiency notice, 30 day letter or similar notice received by it; (b) there are no claims pending or threatened for Taxes against either Company attributable to the Business known to the Seller in excess of the amounts reflected on the books and the Financial Information for such Taxes for the applicable Company; (c) each Company has paid or provided adequate reserves for all Taxes attributable to the Business of the Company; (d) no deficiencies on either Company's Tax Returns or reports attributable to or otherwise allocable to the Business known to the Seller have been threatened in writing as of the date hereof; and (e) each Company has made all withholding required to be made under all applicable federal, state, local and foreign laws and regulations with respect to compensation paid to employees and amounts withheld have been properly paid over to the appropriate authorities.

     5.11 Accounts Receivable and Accounts Payable. (a) All Accounts Receivable reflected on the Financial Information, and to be in existence on the Closing Date, represent sales actually made or leases entered into in the ordinary course of business or valid claims as to which substantial performance has been rendered. Except as set forth in the Disclosure Schedule or to the extent reserved against, no material counterclaims or offsetting claims with respect to the Accounts Receivable are pending or, to the knowledge of the Seller, threatened. The listing of Accounts Receivable attached to the Disclosure
Schedule is true and correct (including the aging thereon) as of the date of preparation and no material change has occurred since the date of preparation, except in the ordinary course of business. All such Accounts Receivable are collectible in the ordinary course of business except to the extent of reserves therefor as of the Closing Date. For purposes of determining collectability, cash received from account debtors without reference to specific invoice shall be applied to the oldest outstanding invoice to such account debtor, unless a bona fide dispute exists with respect to such invoice.

          (b) The accounts payable of each Company reflected on the Financial Information and to be in existence on the Closing Date arose, or will arise, from bona fide transactions in the ordinary course of business, and all such accounts payable either have been paid, are not yet due and payable under the applicable Company's payment policies and procedures or are being contested by the applicable Company in good faith. The listing of accounts payable attached to the Disclosure Schedule is true and correct as of the date of preparation and no material change has occurred since that date, except in the ordinary course of business.

     5.12 Inventory. The Inventory is (a) except to the extent of normal scrap quantities incurred in the production process and except to the extent of reserves therefore in the Financial Information, salable or usable in the normal course of the Business, (b) at levels consistent with the ordinary course of business and consistent with past practices of the Business, and (c) carried on the books of each Company pursuant to the normal inventory valuation policies of the applicable Company, as reflected in the applicable Financial Information.

     5.13 Absence of Certain Changes or Events. Except as set forth on the Disclosure Schedule, since December 31, 1998, each Company has conducted its Business only in the ordinary course and consistent with past practices and the Companies have not:

          (a) suffered any damage, destruction or loss of any of the Assets, whether or not covered by insurance, in excess of Fifty Thousand Dollars ($50,000);

          (b) suffered any change in the financial condition of the Companies or suffered any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect;

          (c)  paid,   discharged  or  satisfied  any  claims,   liabilities  or
     obligations (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

          (d) waived any claims or rights of substantial value of the Companies taken as a whole, except in each case in the ordinary course of business;

          (e) pledged or permitted the imposition of any lien on (other than Permitted Liens and the Assumed Liabilities) or sold, assigned, transferred or otherwise disposed of any of the Assets, except the sale of Inventory in the ordinary course of business;

          (f) made any change in any method of accounting or accounting principle or practice;

          (g) except for de minimus adjustments, written up or down the value of the Inventory or determined as collectible any notes or Accounts Receivable of or arising out of the Business that were previously considered to be uncollectable, except for write-ups or write-downs and other determinations in the ordinary course of business and consistent with past practice;

          (h) granted any general increase in the compensation payable or to become payable to its officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any special increase in the compensation payable or to become payable to any such officer or employee, or made any bonus payments to any such officer or employee, except for normal merit and cost of living increases in the ordinary course of business and in accordance with past practice;

          (i) entered into any employment agreements with any employees;

          (j) sold, assigned or transferred any of the Assets except in the normal course of business;

          (k) executed any amendment, cancellation, or termination of any contract, license, or other instrument material to the Business (other than an amendment to the TriEnda Agreement which provides for dispute resolution with respect to additional amounts payable by Triangle);

          (l) failed to repay any material obligation, except where such failure would not have a Material Adverse Effect;

          (m) failed to operate the Business in the ordinary course or to preserve the Business intact, to keep available to the Buyer the services of the employees of the Companies and to preserve for the Buyer the goodwill of the Companies' suppliers, customers, and other having business relations with it, except where such failure would not have a Material Adverse Effect;

          (n) declared, set aside or paid any dividends or distributions in respect of any outstanding securities of the Seller, any redemption, purchase, or other acquisition of any of the Seller's outstanding securities, or any other payments, including the payment of any amounts due on obligations of Seller to its shareholders or directors other than distributions and repayment of amounts due shareholders necessary for the payment of taxes and other than intercompany transactions;

          (o) incurred indebtedness for borrowed money or any commitment to borrow money by the Seller (other than borrowing under the Magna Bank N.A. line of credit), or any loans made or agreed to be made by the Seller, or any guarantee, assumption, endorsement of, or other assumption of any obligation by Seller with respect to any liabilities or obligations of any other Person;

          (p) incurred any liability involving Fifty Thousand Dollars ($50,000) or more, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency, or other reserves of the Seller except for (i) purchases of raw materials (including utilities, contract manufacturing and subassembling) in the ordinary course of business in accordance with past practice, (ii) payroll accruals in the ordinary course of business in accordance with past practice, (iii) intercompany debt, and
     (iv) advertising, insurance premiums, sales commissions, and purchases of tooling in the ordinary course of business in accordance with past practice;

          (q) issued any purchase order for an amount greater than One Hundred Thousand Dollars, or group of related purchase orders, for an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), except for purchases of raw materials (including contract manufacturing and subassembling) in the ordinary course of business in accordance with past practice;

          (r) made individual capital commitments on behalf of or relating to the Business in excess of One Hundred Thousand Dollars ($100,000);

          (s) failed to maintain accounts receivable, inventory, accounts payable and other tangible capital accounts relating to the Business;

          (t) entered into any individual agreement to provide goods or services that would result in a loss (based on the knowledge of Seller and current market and economic conditions) at the gross profit level in an amount greater than One Hundred Thousand Dollars ($100,000); or

          (u) agreed, whether in writing or otherwise, to take any action described in this Section 5.13.

     5.14 Contracts and Commitments. Schedule 1.1(a) and 4.1(d) and the Disclosure Schedule contain a complete and accurate list of (i) with respect to Seller, sales by part numbers for parts with revenues for the most recently completed fiscal year in excess of One Hundred Thousand Dollars ($100,000) and purchases by part number with costs for the most recently completed fiscal year in excess of One Hundred Thousand Dollars ($100,000), and with respect to Subsidiary, a listing of sales by part numbers for parts with revenues for the most recently completed fiscal year in excess of One Hundred Thousand Dollars ($100,000) and purchases from vendors for the most recently completed fiscal year which aggregated more than One Hundred Thousand Dollars ($100,000) and (ii) all other Contracts, and all other material agreements and commitments, whether written or oral, that are not in the ordinary course of business (collectively, the "Commitments"). Except as set forth on the Disclosure Schedule, (i) all of the Commitments are in full force and effect and enforceable against the other parties thereto in accordance with their terms; and (ii) no event has occurred or circumstance exists which, with the giving of notice or the lapse of time or both, would constitute a material default or a material event of default by either Company under any of the Commitments, and to the Seller's knowledge no event has occurred or circumstance exists that, with the giving of notice or the lapse of time or both, would constitute a default or an event of default under any of the Commitments by any other party thereto (it being understood in all cases that unless otherwise set forth, sales and purchases are made on open purchase orders without long term commitment by either party).

     Schedule 5.14 lists all:

          (a) employment, consulting, bonus, profit-sharing, percentage compensation, deferred compensation, pension, welfare, retirement, stock purchase or stock option plans and agreements with any employees, directors, agents or affiliates, excluding agreements terminable by the Seller on not more than 30 days' notice without liability or penalty;

          (b) notes, mortgages, contracts, agreements, and commitments for the repayment or borrowing of money by either Company in excess of $25,000 in any one case, or for a line of credit including borrowings by either Company in the form of guarantees of, indemnification for, or agreements to acquire any obligations of others, and all security or pledge agreements related thereto;

          (c) contracts, agreements, and commitments relating to any joint venture, partnership, strategic alliance, or sharing of profits or losses with any person;

          (d)  contracts,   agreements,  and  commitments  containing  covenants
     purporting to limit the freedom of either Company or any of their employees to compete in any business or in any geographic area

          (e) contracts, agreements, and commitments requiring payments or distributions to the Shareholder, any director or employee of either Company, or any relative or affiliate of any such person;

          (f) contracts, agreements, and commitments not disclosed on any other Schedule to this Agreement and which involve or may involve the payment or receipt by either Company (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services, or otherwise) of more than $100,000 per year or $200,000 over the initial term thereof, or are otherwise material to the Business; and

          (g) contracts not made in the ordinary course of business;

     Schedule 5.14 identifies whether each of the plans, notes, mortgages, contracts, agreements, and commitments listed thereon are Contracts. The Seller has made true and complete copies of all the foregoing plans, notes, mortgages, contracts, agreements, and commitments available to the Buyer.

     Except as set forth in Schedule 5.14, there are no material transactions relating to the Business presently pending or planned or initiated or completed since December 31, 1998 between either Company and the Shareholder, any director, or any employee of either Company, or any relative or affiliate of any such person, including any contract, agreement, or other arrangement (i) providing for the furnishing of material services by either Company, (ii) providing for the rental of material real or personal property by either
Company, or (iii) otherwise requiring material payments from either Company (other than for services as officers or directors of either Company) to any such person or corporation, partnership, trust, or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee, or partner.

     5.15 OSHA, Environmental. (a) Except as set forth on the Disclosure Schedule, neither Company has received any written notice from a governmental authority that its operations or Assets have not been in the preceding three fiscal years or are presently not in compliance with OSHA and any applicable state provisions and to the knowledge of the Seller the Assets and operations of each Company related to the Business are in material compliance with OSHA and any similar or related applicable state law provisions.

          (b) Except as set forth on the  Disclosure  Schedule or in the Phase I
     Reports:

               (i) Neither Company has deposited or caused to be deposited, on, under or about any facility of either Company, including without limitation into the ambient air, surface water, groundwater, land surface, or subsurface strata, any Hazardous Substances, except in compliance with Environmental Laws, and to the knowledge of the Seller, no such disposal has been made by any owner or prior lessee of any facility of either Company;

               (ii) Neither Company has used any facility owned or leased by it to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with
          Hazardous Substances, except in compliance with applicable Environmental Laws;

               (iii) Each Company has obtained all required registrations, permits, licenses, and other authorizations which are required under federal, state and local laws and regulations relating to pollution or protection of the environment, including, but not limited to, all Environmental Laws and including all laws relating to emissions, discharges, releases, or threatened releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances;

               (iv) Each Company is in compliance in all material respects with all terms and conditions of required registrations, permits, licenses and authorizations, and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

               (v) There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened with respect to either Company relating in any way to (a) the violation of Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, or (b) the release into the environment of any Hazardous Substances, whether or not occurring at or on a site owned, leased or operated by either Company;

               (vi) There is no lien or encumbrance on any Blin Controlled Real Property or to the knowledge of Seller, any other Real Property imposed in accordance with any Environmental Law; and

               (vii) Each Company has timely filed all reports, obtained all required approvals, generated and maintained all required data, documentation and records required by the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder.

     5.16 Customers and Vendors. The Disclosure Schedule sets forth correct and complete lists of the customers of each Company which resulted in revenues during the most recently completed fiscal year in excess of Five Hundred Thousand Dollars ($500,000) ("Customers") and vendors ("Vendors") of each Company during the most recently completed fiscal year which resulted in expenditures by a Company in such fiscal year in excess of Five Hundred Thousand Dollars ($500,000). Except as set forth in the Disclosure Schedule, there are no outstanding material disputes with any Customer or Vendor listed thereon and no Customer or Vendor listed thereon has refused to continue to do business with either Company or has stated in writing, or to Seller's best knowledge, orally, to either Company its intention not to continue to do business with either Company in any material respect. Since December 31, 1997, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by either Company, and, to the knowledge of the Seller, there is no current shortage or unavailability which leads it to believe that any such shortages will occur within 12 months from the date hereof.

     5.17 Books and Records. The books of account and other financial and corporate records of each Company related to the Accounts Receivable, Inventory and fixed assets of the applicable Company are in all material respects substantially complete and correct and are maintained in accordance with good business practices.

     5.18 Employment Matters. (a) Except as provided in the Disclosure Schedule, each Company is in material compliance with all laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to employees of the applicable Company. Each Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of, and other payments to, its employees and any former employees and is not liable for any arrearage of wages, salaries or other payments to such employees and any former employees or any taxes or penalties for failure to comply with any of the foregoing.

          (b) Except as set forth on the Disclosure Schedule, and except for the Union Contract, there are no pending demands for recognition of a union as collective bargaining agent for- all or any part of the employees of either Company. Except as set forth on the Disclosure Schedule, and except for the Union Contract, neither Company is a party to any collective bargaining or other labor agreement and there is no unfair labor practice charge or complaint against either Company pending or to the knowledge of either Company, threatened before the National Labor Relations Board or any other comparable authority. There is no labor strike, dispute, slowdown, or stoppage actually pending or, to the knowledge of Seller, threatened against or involving either Company; no attempt to organize any group or all of the employees of either Company has been made or proposed in the last 5 years; no grievance or arbitration which might have a Material Adverse Effect on either Company or the Business is pending and, to the knowledge of the Seller, no claim therefor exists; no private agreement restricts either Company from relocating, closing, or terminating any of its operations or facilities; and neither Company has in the past 5 years experienced any work stoppage or other labor difficulty or committed any unfair labor practice.

     5.19 Employee Benefit Plans. (a) Each retirement plan of each Company that is intended to be a tax qualified plan (the "Plan") has been and is being operated in accordance with the documents and instruments governing such Plan, and such documents and instruments are consistent with those provisions of the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto ("ERISA") which are effective and operative as of the date of this Agreement, except to the extent that such documents and instruments have not yet been amended for certain changes in laws and regulations. To the best of the Seller's knowledge, no Plan has incurred any material accumulated funding deficiency within the meaning of Section 302 of ERISA, whether or not waived, and neither Company has incurred any material liability with respect to the Plan that is not reflected in the Financial Information in accordance with generally accepted accounting principles. To the best of the Seller's knowledge, no Plan nor any trust created thereunder nor any trustee or administrator thereof has engaged in a prohibited transaction within the meaning of ERISA or Section 4975 of the Code for which an exception is not available. At no time has either Company contributed to or had any employees of the Business who were covered by any defined benefit plan, including any multiemployer plan, as such term is defined in Section 3(37) of ERISA, which is a defined benefit plan. Each Company shall make all requested Contributions to each Plan within the period required by ERISA and the Code.

          (b) The Disclosure Schedule contains a list of each "employee pension benefit plan" (as defined in section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), pension plan, stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement currently maintained, contributed to or required to be maintained or contributed to by Seller for the benefit of any present employees of the Business or their dependents (all the foregoing being herein called "Benefit Plans"). Seller has delivered or made available to Buyer true, complete and correct copies of
     (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and (2) the most recent summary plan description for each Benefit Plan (if any such description was required).

          (c) Each Benefit Plan has been operated and is being operated in material compliance with all applicable requirements of the Internal Revenue Code, as amended, including all applicable regulations thereunder ("Code"), and ERISA, and in accordance with the documents and instruments governing such Benefit Plan, except to the extent that such documents and instruments have not yet been amended for certain changes in laws and regulations, which amendments are not yet legally required.

     5.20 Employees. The Disclosure Schedule sets forth a complete and accurate list of all employees of each Company as of the date set forth therein, showing for each: name, hire date, current job title or description, current salary level and any bonus, commission or other remuneration paid during the most recently completed fiscal year. Except as set forth on the Disclosure Schedule, as of the date hereof none of the employees (including leased employees) of' either Company is currently on short-term or long-term disability, absence, maternity or other leave of absence.

     5.21 Finder. There is no person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with either Company or the Shareholders, other than the fees of Piper Jaffray Inc. which are payable by Seller.

     5.22 Sufficiency of Assets. Except as otherwise provided in this Agreement or the Disclosure Schedule and except for the Excluded Assets and any consent to assignment of a contract, license or permit, which is not received prior to Closing, the Assets to be transferred by each Company at the Closing Date will include all of such Company's assets, including fixed assets, intangible assets, licenses, permits, contracts and rights that relate to, arise from, are used or held by such Company in the operation of the Business as presently conducted.

     5.23 Governmental Authorizations. Each Company has all licenses, permits or other authorizations from governmental, regulatory or administrative agencies or authorities required for the operation of its Business in the manner presently conducted, each of which will be in full force and effect on the Closing Date except to the extent failure to obtain any such license does not have a Material Adverse Effect. A list of all such material governmental authorizations is set forth on the Disclosure Schedule.

     5.24 Compliance with Applicable Laws. Except as set forth in Schedule 5.24, each Company has been for the prior fiscal year, is, and on the Closing Date will continue to be, in material compliance in all respects with all applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign) having jurisdiction over, applicable to or otherwise concerning its Business, Assets, and the products and employees of the applicable Company, except to the extent any non-compliance would not have a Material Adverse Effect.

     5.25 Title to Assets, Absence of Liens and Encumbrances, Etc.

          (a) Schedule 2.1(d) contains a summary description of all of each Company's material fixed assets (other than the Real Property and the Excluded Assets). As of the Closing Date and except for the Assumed Liabilities and subject to Section 2.4, each Company will own all right, title and interest in and to its Assets, free and clear of all liens, encumbrances, security interests, options and pledges, other than Permitted Liens.

          (b) The leases and other agreements or instruments included in the Contracts, under which each Company holds, leases or is entitled to the use of any real or personal property used in the Business, are in full force and effect and all rentals, or other payments payable thereunder prior to the date hereof have been duly paid and each Company enjoys peaceable and undisturbed possession under all such leases.

     5.26 Intellectual Property. Section 5.26 of the Disclosure Schedule lists all United States and foreign (a) registered patents and patent applications,
(b) registered trademarks and service marks and (c) registered copyrights (the "Owned Intellectual Property"). Section 5.26 of the Disclosure Schedule also sets forth a list of license agreements pursuant to which either Company licenses Intellectual Property (the "Licensed Intellectual Property"). The Owned Intellectual Property and the Licensed Intellectual Property are referred to herein as the "Scheduled Intellectual Property." The Scheduled Intellectual
Property, together with commercially available software, trade secrets and know-how in the possession of employees of the Companies, and flow sheets and other technical documents available at the premises of the companies and included in the Assets, includes all Intellectual Property necessary for the conduct and operation of the business as presently conducted. Except as set forth on Section 5.26 of the Disclosure Schedule, and except for the Licensed Intellectual Property, all Intellectual Property material to the Business is owned by Seller or the Subsidiary, free and clear of all Liens, validly issued and enforceable and to the knowledge of Seller is not subject to any challenge. Neither Company is aware of any facts that would invalidate or render any Intellectual Property unenforceable. Except as disclosed on Section 5.26 of the Disclosure Schedule, (a) there are no licenses now outstanding or other rights granted to third parties to use any Intellectual Property, and (b) neither Seller, the Subsidiary or the Shareholder is a party to any agreement or understanding with respect to any Intellectual Property. Except as described on
Section 5.26 of the Disclosure Schedule, there are no material unresolved claims made, and there has not been communicated to Seller or the Subsidiary, the threat of any such claim, that any of the Intellectual Property or activities of seller or the subsidiary in connection with the Intellectual Property constitutes unfair competition or is in violation or infringement of any patent, trademark, trade name, service mark, trade dress, right of publicity, copyright, or application or registration therefor, of any other Person. All patentable technology invented by any employees of either Seller or the Subsidiary has been validly transferred to Seller or the Subsidiary.

     5.27 Real and Leased Property.

          (a) Except as set forth on the Disclosure Schedule, there are no physical or mechanical defects in any of the improvements on the Blin Controlled Real Property which would materially impair the intended use of the Blin Controlled Real Property, and all such improvements are in good operating condition and repair (subject to normal wear and tear);

          (b) Except as set forth on the Disclosure Schedule, the current use and operation of the Blin Controlled Real Property are fully entitled, without restriction or conditions, and are in compliance with applicable codes, ordinances, rules, laws, regulations and requirements, including, without limitation, those applicable to subdivisions, construction of improvements, zoning, land use, public safety, and the Americans with Disabilities Act (collectively, "Property Laws"), except for such restrictions or conditions or such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and Seller has received no written notice of non-compliance with any Property Laws which has not been resolved;

          (c) There are no zoning or other land-use regulation proceedings or any change or proposed change in any applicable Property Laws, which could detrimentally affect the use or operation of the Blin Controlled Real Property, except for such proceedings, changes or proposed changes as could not reasonably be expected to have a Material Adverse Effect, and Seller has not received written notice of any special assessment proceedings affecting the Blin Controlled Real Property which has not been resolved;

          (d) All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or for the present use and operation of the Blin Controlled Real Property are installed to the property lines of the Blin Controlled Real Property, are all connected and operating pursuant to valid permits, are adequate to service the Blin Controlled Real Property and to permit compliance with all Property Laws and the present usage of the Blin Controlled Real Property, and are connected to the Real Property by means of one or more public or private easements extending from the Blin Controlled Real Property to one or more public streets, public rights-of-way or utility facilities except as would not have a Material Adverse Effect;

          (e) Each Company has obtained all approvals, easements and rights-of-way (and all such items are currently in full force and effect) required from private parties for the present use and operation of the Real Property owned by it and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Real Property as required to permit the present usage of the Real Property owned by it except as would not have a Material Adverse Effect;

          (f) The Subsidiary is the sole owner of good, marketable and insurable fee simple title to the Real Property designated as owned by it on Schedule 1.1(b), free and clear of all liens, security interests, covenants, conditions, rights-of-way, easements and encumbrances of any kind or character whatsoever, subject only to the Permitted Encumbrances, the Assumed Liabilities as noted in the Schedules hereto. Seller is the sole owner of good, marketable and insurable fee simple title to the Real Property designated as owned by it on Schedule 1.1(b), free and clear of all liens, security interests, covenants, conditions, rights- of-way, easements and encumbrances of any kind or character whatsoever, subject only to the Permitted Encumbrances, the Assumed Liabilities as noted in the Schedules hereto. The Blin Corporation is the owner of the Real Property designated as owned by it on Schedule 1.1(b);

          (g) Neither Company has committed or obligated itself in any manner whatsoever to sell the Owned Real Property, or any portion thereof, to any party other than Buyer. Except with respect to Permitted Encumbrances and Permitted Liens, neither Company has hypothecated or assigned any rents or income from the Owned Real Property, or any portion thereof, in any manner except pursuant to secured financing to be assumed or discharged at Closing.

          (h) Except as set forth in Section 5.27, none of the Leased Real Property is subject to any sublease or grant to any person of any right to the use, occupancy, or enjoyment of the property or any portion thereof. Except as set forth on Schedule 5.27, the Leased Real Property is not subject to any Liens (other than the lien, if any, of current property taxes and assessments not in default). The Leased Real Property is not subject to any use restrictions, exceptions, reservations, or limitations which in any material respect interfere with or impair the present and continued use thereof in the ordinary course of the Business. There are no pending or, to the knowledge of Seller, threatened condemnation proceedings relating to any of the Leased Real Property.

          (i) The Warehouse Leased Property is adequate for the uses to which it is put.

     5.28 Personal Property. (a) Each Company has a legal, valid and binding leasehold interest in all leased personal property used by it.

          (b) Except as set forth in the Disclosure Schedule, all material tangible personal properties and assets of each Company which are used by it are in all material respects structurally sound and are in operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are put, except for such required routine replacement, maintenance and repair, which, if not performed, could not reasonably be expected to have a Material Adverse Effect on the Business and except for routine replacements, to be performed in the future pursuant to Triangle's capital budget as set forth in its 1999 Business and plan and Subsidiary's capital budget set forth in its business plan dated February 9, 1999.

     5.29 Year 2000.

          (a) Each Company has conducted an initial review of whether its systems, processes, products, equipment and services are "Year 2000 Ready." Interim results of such review are set forth on Schedule 5.29. "Year 2000 Ready" means that the systems, processes, products, equipment and services of each Company (including any software embedded in any products) ("Services"), will correctly identify, recognize and process four-digit year dates, and the Services will: (1) continue to function properly with regard to dates before, during and after the transition to year 2000 including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions;
     (2) accurately perform calculations and comparisons on dates that span centuries; (3) accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sort and sequence dates that span centuries;
     (5) understand that the year 2000 starts on a Saturday; (6) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (7) prohibit use of date fields for any purpose other than to store valid dates; and (8) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"). To the knowledge of the Company, and except as set forth on Schedule 5.29, the Company's systems, processes and equipment are Year 2000 Ready except where the failure to be ready would not have a Material Adverse Effect.

          (b) Each Company has conducted an audit of its critical contractors and suppliers regarding their Year 2000 Readiness. To the best knowledge of the Seller, the Year 2000 Readiness of such critical contractors and suppliers is as set forth on Schedule 5.29.

          (c) Each Company has made no express or implied warranties to any third party regarding the Year 2000 Readiness of themselves, or any of their Services, except as set forth on Schedule 5.29.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
THE BUYER

     The Buyer hereby represents, warrants and covenants to and agrees with the Seller as follows, all of which representations, warranties and agreements are made as of the date of this Agreement and as of the Closing Date:

     6.1 Organization, Etc. The Buyer is a corporation duly organized and validly existing under the laws of its state of incorporation. The Buyer has the corporate power to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Buyer. This
Agreement constitutes, and the documents to be executed at Closing, upon execution and delivery thereof, will constitute, valid and binding obligations of the Buyer enforceable in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     6.3 Approvals. Except for filings under the HSR Act, no consent or approval is required of any person or entity, private or governmental, for the execution, delivery and performance of this Agreement and the documents to be delivered at Closing by the Buyer, and the execution, delivery or performance, nor the consummation of the transactions contemplated herein, do not breach any provision of the Buyer's Articles of Incorporation or Bylaws or any law, rule, regulation, judgment, order, decree, agreement, instrument or arrangement that would have a material adverse effect on the Buyer's ability to perform its obligations hereunder.

     6.4 Finder. There is no person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Buyer, other than the fees of CIBC Oppenheimer Corp., which are payable by the Buyer.

     6.5 Effect of Agreement, Etc. The execution, delivery and performance of this Agreement by the Buyer and consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which the Buyer is subject, (b) violate any judgment, order, writ or decree of any court applicable to the Buyer, or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, restriction, charge or encumbrance upon any of the Assets pursuant to the Articles of Incorporation or Bylaws of the Buyer, or any commitment, contract or other agreement or instrument to which the Buyer is a party or by which any of the Assets is or may be bound or affected or from which the Buyer derives benefit.

     6.6 Projections. In connection with Buyer's investigation of the Business, Buyer has received from Seller certain estimates, projections, forecasts, plans, budgets and pro-forma information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans, budgets and pro-forma information, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans, budgets and pro-forma information furnished to it and that Buyer will not assert any claims against Seller or its subsidiaries or affiliates or any of their respective directors, officers, employees, agents or representatives or hold any of them liable in connection with such estimates, projections, forecasts, plans, budgets and pro forma information.

     6.7 Financial Condition. Buyer has the liquidity and financial condition to consummate the transaction without any financing (except for any financing or commitments therefore in place as of the date hereof) and knows of no reason why it cannot timely consummate the transactions contemplated herein prior to the time set forth in the first sentence of Section 8. 1.

ARTICLE VII
COVENANTS OF THE PARTIES

     7.1 Operation Of Business Prior To Closing. Between the date hereof and the earlier of the termination of this Agreement pursuant to Article XI hereof or the Closing Date:

          (a) Negative Covenants. Seller covenants and agrees with Purchaser that, except (1) as contemplated by this Agreement, or (2) with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, it shall not, and it will not permit Subsidiary to, do any of the following with respect to the Business and the Assets other than in the ordinary course of business:

                    (i) sell or otherwise dispose of any material Assets, cancel any debts or claims involving any person related to the Business or Assets, or pledge, assign or otherwise convey, or cause any lien to be placed upon any Asset other than Permitted Liens or the Assumed Liabilities;

                    (ii) amend its  Articles of  Incorporation  or Bylaws in any way that could reasonably be expected to have a Material Adverse Effect either on the Business and the Assets or on the prospects for consummating the transactions contemplated by this Agreement (it is agreed the foregoing covenant expressly excludes any restatement of the Subsidiary's Articles of Incorporation and By-laws to make such documents consistent with Seller's documents);

                    (iii) permit its corporate existence or any permit to be suspended, lapsed, revoked or modified in any way that could reasonably be expected to have a Material Adverse Effect;

                    (iv) amend or terminate  any  material  contract in a manner that would have a Material Adverse Effect;

                    (v) except as would not be material, allow any insurance policy relating to the Business or any Asset to be amended or terminated without replacing such policy with a policy providing substantially equivalent coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; and

                    (vi) except as would not be  material or except  pursuant to any agreements disclosed in the Disclosure Schedule or for normal salary adjustments consistent with past practice, increase any benefits payable, termination pay policies or employment agreements with any employee of the Business.

          (b) Affirmative Covenants. Seller shall use all reasonable efforts, in the ordinary course of business, to:

               (i) operate the Business in the normal course and maintain its assets and properties used in the Business, reasonable wear and tear, damage by fire and other casualty excepted;

               (ii) comply in all respects with all applicable laws affecting the Business, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect;

               (iii) pay accounts payable of the Business in accordance with its past practice;

               (iv) preserve its relationships with customers of and suppliers to the Business and others having business relations with the Business; and

               (v) promptly following the Closing, request third parties who received confidential information in connection with the sale of the business to destroy such information and certify in writing that such information has been destroyed.

     7.2 Approvals, Consents, Etc. Each party shall use its reasonable efforts to consummate the transactions contemplated hereby prior to the time set forth in Section 8.1 and to obtain in writing prior to the Closing Date all Closing Approvals in order to effectuate the transactions contemplated hereby and to assume the Assumed Liabilities and shall deliver to the other party copies of such approvals and consents in form and substance reasonably satisfactory to the other party. Buyer and Seller shall proceed diligently and in good faith to make and coordinate filings under the HSR Act as promptly as practicable (and in no event more than five business days subsequent to the execution of this Agreement) and to the extent feasible shall make such filings on the same date and each of Buyer and Seller shall request early termination of the waiting period.

     7.3 Further Assurances. After the Closing Date, the Seller shall, at the request and expense of the Buyer, execute, acknowledge and deliver to the Buyer without further consideration, all such further assignments, conveyances, endorsements, consents and other documents as the Buyer may reasonably request
(a) to transfer to and vest in the Buyer and protect its right, title and interest in, all of the Assets, (b) to aid in the collection of Accounts Receivable, (c) obtain any consent required to an assignment of a Contract or a Commitment, and (d) otherwise to consummate the transactions contemplated by this Agreement. Buyer shall take such action to further and more completely evidence the assumption and performance of the Assumed Liabilities as shall be reasonably requested by Seller. Buyer shall provide Seller with reasonable assistance to process information and payments with respect to liabilities not assumed by Buyer, so long as Seller reimburses Buyer for all payments made and any direct out-of-pocket costs in connection therewith.

     7.4 Access Prior to Closing. Prior to the Closing Date (or if earlier, the date this Agreement is terminated), and except as set forth in Section 7.9, the Seller shall provide the Buyer and its representatives with reasonable access to, and will make available for inspection and review, all properties, books, records and accounts, and with prior approval of Seller, personnel, of each Company relating to the Business in order that the Buyer may have a reasonable opportunity to make such investigation as it shall desire to make of the Business during normal business hours.

     7.5 Turn Over. Seller shall promptly remit to Buyer after receipt any funds received after the Closing Date with respect to the Contracts and Assets to be transferred hereunder or any other funds remitted by customers of the Business after the Closing Date which are part of the Assets acquired hereunder.

     7.6 Seller's Employees, Retirement Benefits. (a) Prior to the Closing Date, the Buyer shall make employment offers to the employees on Section 5.20 of the Disclosure Schedule ("Transferred Employees") (except those designated as having been terminated) and such employment offer shall include comparable salaries (or comparable hourly compensation) and benefits and so that such employees shall retain their employment dates for purposes of eligibility and vesting for benefits under Buyer's benefit plans. Provided however, that no Transferred Employee shall count any period before his or her employment by the Buyer or be eligible for the service factor portion of the security contribution under the Alltrista Corporation Retirement and Savings Plans. Buyer shall notify Seller of its plans to comply with the preceding sentence in a timely fashion prior to the Closing and at such time provide Seller with any offer letter and other materials to be used in connection with such offer. Buyer may establish one or more retirement plans for eligible Transferred Employees (or, at Buyer's option, amend existing retirement plan(s) to cover eligible Transferred Employees) providing for an employer contribution level at least as great as that provided by Seller or Subsidiary, as applicable, prior to Closing. Contingent on Buyer's successful assumption of stop any insurance policies (including stop loss policies), administrative service agreements and preferred provider coverage commitments underlying the Companies' medical plans, Buyer may also establish a medical plan or plans for the eligible Transferred Employees, whose benefits shall mirror those under the medical plans of the Companies, which shall continue through the remainder of the calendar year including the Closing Date. The Seller and the Companies shall cooperate with Buyer's efforts to assume the policies, agreements, and commitments referred to in the preceding sentence. For one year from the Closing, Buyer shall pay any employee hired hereunder who Buyer terminates without cause with a severance in accordance with the applicable Company's involuntary severance policy in effect on the Closing (with any such employee receiving full credit for its past service with the applicable Company); provided, however, that the terms of this Section 7.6 shall not prevent Buyer after the Closing Date (a) from modifying the terms and conditions of such compensation and benefits, or (b) from terminating the employment of any Transferred Employees.

     7.7 Access After the Closing. Seller shall afford Buyer reasonable access to the Excluded Assets and Excluded Records (including related computers and computer records) or core corporate records retained by Seller if necessary to operate the Business and Buyer shall afford Seller reasonable access to records acquired hereunder and to the Transferred Employees to the extent necessary for Seller to operate its business, to prepare its tax returns and to prepare the Closing Date Statement. After the Closing Buyer shall afford Seller reasonable access to any records acquired hereunder for legitimate business purposes.

     7.8 Taxes. (a) Payment; Filing Returns. Seller shall pay all state and local sales, transfer, excise, value-added, or other similar taxes (including without limitation, all state and local taxes in connection with the transfer of the Owned Real Property) and any deficiency, interest, or penalty asserted with respect thereto, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, or delivery by Seller of the Assets. Seller shall be responsible for the preparation and filing of all required Tax Returns and (except for Taxes assumed by Buyer hereunder) shall be liable for the payment of any and all Taxes relating to all periods through the Closing Date (including all Taxes resulting from the sale and transfer by Seller of Assets hereunder).

          (b) Cooperation. The parties hereto agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Assets, the Assumed Liabilities and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties hereto shall cooperate with each other in the conduct of any audit or other proceeding related to taxes involving the Business and each shall execute and deliver such other documents as are necessary to carry out the intent of this Section 7.8(a). Buyer shall retain possession of all files and records transferred to Buyer hereunder and coming into existence after the Closing Date which relate to the Business before the Closing Date, for a period not to exceed five (5) years from the Closing Date. Buyer shall cooperate with Seller to retain records for a longer period if reasonably requested by Seller and shall not dispose of records related to environmental issues at the Portage facility and bedliner production and litigation without reasonable prior notice to Seller. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, Buyer shall provide access to Seller and its attorneys, accountants, and other representatives, at Seller's expense, to such files and records as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and/or defend any such return, filing, audit, protest, claim, suit, inquiry, or other proceeding.

          (c) Allocations. All property taxes levied with respect to the Real Property and any personal property included in the Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax
     Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Utility payments shall also be allocated among Buyer and Seller based on the portion of the relevant period that such person occupied the property. Within a reasonable period after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.8(b), together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within thirty (30) days after delivery of such statement. Buyer and Seller shall cooperate prior to the Closing to agree mutually acceptable allocations with respect to any other cost typically allocated in connection with similar real property closings.

     7.9 Environmental Matters. Buyer acknowledges receipt of the Phase I Reports and acknowledges such reports are sufficient to conclude its Phase I environmental investigation of the Real Property. Buyer shall not conduct any other environmental assessments or studies without the written approval of Seller and Shareholder.

     7.10 No Solicitation. From the date hereof until the Closing Date or the date this Agreement is terminated pursuant to Article XI and except with respect to the permitted disposition of assets in the ordinary course of business, the Seller shall not, and shall ensure that each of its and the Subsidiary's directors, officers, consultants, counsel, accountants, investment advisors and other such representatives and agents shall not, solicit or entertain offers from, negotiate with, or enter into any agreement with, any third party relating to the acquisition of any of the Assets, in whole or in part other than dispositions of Inventory in the ordinary course of business.

     7.11 Confidentiality. (a) Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto or the Assets or the Business with respect to the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents (who shall be bound by this Section 7.11), except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party;
(iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

     7.12 Non-Competition. (a) Each of Triangle, Shareholder and Subsidiary acknowledge that in and as a result of its ownership of the Assets or other interest in Triangle or Subsidiary, it has made use of, acquired, and/or added to confidential information of a special and unique nature deriving independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use (specifically excluding any information generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Triangle, Shareholder, or Subsidiary has a legal obligation to make such disclosure). Such information is hereinafter referred to as "Confidential Information" and includes, without limitation, the following information: customers, vendors, products, systems, data files, manuals, confidential reports, the amounts paid by or to customers, licensers, licensees, and vendors, the amounts paid for products and services, and other trade secrets and information Triangle, Shareholder, or Subsidiary knows or has reason to know, or will know or have reason to know, Buyer intends or expects to remain confidential. As a material inducement to Buyer to enter into this Agreement, each of Triangle, Subsidiary and Shareholder covenants and agrees that it shall not from and after the Closing and for a period of five (5) years following the Closing Date, divulge or disclose for any purpose whatsoever any Confidential Information except to the extent such information is or becomes generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Seller, the Subsidiary or Shareholder has a legal obligation to make such disclosure. Notwithstanding the foregoing, Seller, Triangle and Shareholder may reveal Confidential Information to the extent reasonably necessary to determine amounts due Dennis A. Markos and William L. Dresen pursuant to the TriEnda Agreement, or to enforce rights under the TriEnda Agreement, including furnishing such information to investment bankers, appraisers, lawyers, accountants, courts and arbitrators.

          (b) During the five year period following the date of this Agreement, each of Triangle, Shareholder and Subsidiary shall not, except as may be required by law or as may be done with Buyer's written consent, directly or indirectly, either as a shareholder, member, principal, co-partner, agent, financier, lender, consultant, manager or in any other individual or representative capacity whatsoever (i) engage in any activities competitive with the Business or the pallet logistics or refurbishing business in the United States of America, (ii) solicit, serve, divert or assist any person in so soliciting, servicing or diverting any customers or vendors of Buyer or any of its affiliates to the extent such actions are related to the Business in the United States of America, (iii) solicit the employment of any of the employees of Triangle or Subsidiary that are employed by Buyer pursuant to this Agreement. The foregoing shall not apply to the activities of (i) Shareholder with respect to his actions on the Board of Directors of Alloyd Incorporated and (ii) any entity of which Triangle, Subsidiary or any Triangle Shareholder owns or beneficially owns less than ten percent (10%) of the outstanding voting power.

          (c) Buyer and each of Triangle, Shareholder and Subsidiary each agree that the terms and covenants contained in this Section 7.12 herein are fair and reasonable in all respects to protect the legitimate interests of Buyer, including the geographical coverage and time period, and that these restrictions are designed for the reasonable protection of Buyer's business. Each of Triangle, Shareholder and Subsidiary recognize that any breach of this Section 7.12 will cause irreparable injury to the goodwill and proprietary rights of Buyer, inadequately compensable in monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Buyer, each of Triangle, Shareholder and Subsidiary agree that Buyer will be able to seek to obtain immediate injunctive relief in the form of a temporary restraining order, preliminary injunction, or permanent injunction against each of Seller, Shareholder and Subsidiary to enforce this Agreement.

     7.13 [Reserved]

     7.14 Bedliner Litigation. Buyer shall make available management of Buyer to Shareholder and Seller to assist in the defense of current and future litigation related to the production of bedliners and any disputes with Penda Corporation. Such assistance shall include preparation for deposition and court testimony and time incurred for depositions and testimony. Seller shall reimburse Buyer for out-of-pocket costs incurred in connection therewith. If requested by Seller, Buyer will reasonably cooperate with Seller's efforts to secure insurance against present and future bedliner litigation (naming Seller and Shareholder as an insured), and administer such insurance, provided that Seller and Shareholder shall pay any costs associated with such insurance. Seller and Shareholder shall take reasonable steps to minimize Buyer's management time and disruption in accordance with the performance of this covenant.

     7.15 Enforcement. Triangle agrees, at the request and expense of Buyer, to enforce the rights of Triangle against other parties to the TriEnda Agreement and the parties to any other agreement in which Seller has acquired a business from a third party; provided that (i) with respect to any matter for which money damages would be adequate, Seller may at its option elect to pay such money damages (without prejudice to Buyer's rights under Article X of this Agreement) and (ii) Buyer is not also recovering duplicative damages from Seller and Shareholder under this Agreement.

     7.16 Corporate Name. Notwithstanding anything else in this Agreement, Seller may continue to use current corporate names for a period of ninety (90) days following the Closing. Sellers shall use reasonable efforts to change their name prior to such date.

     7.17 Portage Remediation. Buyer shall continue to remediate groundwater at the Portage facility in accordance with current practice for so long as Buyer owns the Portage facility to the extent that remediation remains a requirement under applicable governmental orders or consent agreements with the State of Wisconsin; provided, however, that the foregoing covenant shall not require Buyer to continue to operate the Portage facility. For so long as Buyer continues to remediate environmental conditions in the groundwater at Portage, Wisconsin, Buyer, at its expense, shall provide Seller and Shareholder with copies of all groundwater monitoring reports submitted to the State of Wisconsin and shall also notify Seller of any material change from the current remediation practice or any material change in groundwater contamination. In the event Buyer ceases operation at the Portage facility or materially reduces groundwater pumping remediation from Sellers' current practice in connection with operations without the consent of the Sate of Wisconsin, Buyer, at its expense, shall install and operate other comparable remediation devices reasonably satisfactory to Seller and Shareholder, provided that the initial cost thereof does not exceed $100,000. Buyer shall cause any subsequent transferee of the Portage facility in a manner which also bind subsequent transferees to assume this covenant for the benefit of Seller and Shareholder.

     7.18 Shareholder Net Worth. For a period of five (5) years from the Closing Date, Shareholder shall maintain a personal net worth of at least $15,000,000. No later than March 31 of 2000, 2001, 2002, 2003 and 2004, Shareholder shall provide Buyer with an unaudited written confirmation from Shareholder's independent public accountant that the Shareholder's personal net worth at such date is in excess of $15,000,000.

     7.19 Certain Permit Applications. Not later than two business days following the execution of this Agreement, Buyer shall provide Seller with (i) a listing of requested operating or similar permits reasonably necessary to operate Sellers facilities, or (ii) requested documentation supporting the conclusion that such permits are in force or are not reasonably required for the facilities of Seller where the Business is operated. Buyer shall promptly respond in writing to any analysis from Shareholder stating a particular permit is not necessary. Seller and Shareholder shall use their best efforts to secure the requested permits and/or documentation prior to Closing, it being understood that obtaining such permit is not a condition to Closing unless the failure to have a permit or permits constitutes a Material Adverse Change. Seller and Shareholder shall promptly provide Buyer with copies of any permit or related documents filed with any governmental authorities. All expenses incurred by Seller or Shareholder in connection with their obligations under this Section
7.19 shall be paid by Shareholder. At least three (3) business days prior to the Closing Date, Seller shall provide Buyer with a written summary of action taken and the status of any governmental filings.

ARTICLE VIII
CLOSING

     8.1 Closing. The closing (the "Closing") of the transactions contemplated hereby shall occur five (5) business days after the conditions to closing in this Article VIII have been met. The Closing will be held at the offices of Leonard, Street and Deinard, P.A., Suite 2300, 150 South Fifth Street, Minneapolis, MN 55402 at 10:00 a.m. or at such other time and place as the parties mutually agree. The date upon which the Closing occurs is referred to herein as the "Closing Date."

     8.2 Buyer's Conditions to Closing. The obligations of the Buyer under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which conditions may be waived by the Buyer in its sole discretion:

          (a) Accuracy of Representations, Warranties and Agreements. The representations and warranties made by the Seller and the Shareholder herein shall be true and correct on the date of this Agreement and at the Closing Date with the same effect as though made at such time (except to the extent the Buyer shall waive the same). The Seller and the Shareholder shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date and the Seller and the Shareholder shall have delivered to the Buyer a certificate certifying to such compliance and completion.

          (b) Consents and Approvals, HSR. The Buyer shall have received all Closing Approvals in form and substance reasonably satisfactory to the Buyer. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (c) Transfer Documents. Each Company shall have executed and delivered a bill of sale and deeds conveying the Assets to the Buyer in form reasonably satisfactory to the Buyer and its counsel and any other instrument required by Section 1.3 including assignments of contracts and leases free and clear of all encumbrances other than Permitted Liens, the Assumed Liabilities and other encumbrances noted in the Schedules and Exhibits hereto.

          (d) Motor Vehicles. Each Company shall have executed and delivered certificates of title and assignments thereof for all motor vehicles transferred to the Buyer as part of the Assets.

          (e) Assets. Each Company shall have delivered a list of the Inventory, Accounts Receivable and fixed assets as of the close of business on a date as close as practicable to the Closing Date, which list shall be reasonably satisfactory to Buyer.

          (f) Litigation. No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any court or governmental authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Closing Date, and no proceeding by any court or governmental authority seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing shall be pending or threatened on the Closing Date, except for such proceedings which, if concluded successfully in such court or by such governmental authority, could not reasonably be expected to have a Material Adverse Effect.

          (g) Secretary's Certificate. The Buyer shall have received a certificate of the Secretary of each Company with respect to the resolutions adopted by the Board of Directors and shareholders of each Company, approving this Agreement and the transactions contemplated hereby.

          (h) Good Standing Certificates, Etc.. The Buyer shall have received a certificate dated within five (5) days before the Closing Date from the office of the Secretary of State of the state of incorporation of each Company certifying that the applicable Company is validly existing and in good standing under the laws of its state of incorporation.

          (i) Lien Search. The Seller, at its expense, shall have arranged for and the Buyer shall have received UCC search reports, reasonably satisfactory to the Buyer and its counsel, of a reputable search company indicating that there are no liens, mortgages, encumbrances, charges or other rights of third parties (other than Permitted Liens and the Assumed Liabilities and encumbrances noted in the Schedules and Exhibits hereto) of record with respect to each Company.

          (j) Opinion of Counsel to the Seller. The Buyer shall have received the opinion of Leonard, Street and Deinard, PA, dated the Closing Date, in the form set forth in Exhibit 8.2(j).

          (k) Title Insurance. A commitment for an Owners Policy of Title Insurance on an ALTA standard form shall have been issued to Buyer with respect to the Owned Real Property, at Seller's expense, in such face amounts as shall be agreed upon by Buyer and Seller prior to the Closing Date.

          (1) The Blin Corporation shall have entered into leases of the Leased Real Property with Buyer in the form of Exhibit 8.2(l). --------------

          (m) William L. Dresen and Randy A. Blin shall have entered into the noncompetition agreements in the form attached hereto as Exhibit 8.2(m).

          (n) The Buyer shall have received the Company's unaudited consolidated financial statements as of February 28, 1999 and for the two months then ended which, upon delivery, shall (i) be included within the definition of "Financial Information" as set forth in Section 5.7 for all purposes of this Agreement, and (ii) not reflect any Material Adverse Change.

          (o) There shall not have been a material adverse change in the condition of the Assets, operations, business, competitive position or financial condition of Seller or the Subsidiary since the date of this Agreement ("Material Adverse Change"); provided that no ruling on the pending Rule 67 motion in the Cadillac litigation shall be considered a Material Adverse Change.

     8.3 Seller's and Shareholder's Conditions to Closing. The obligations of the Seller and the Shareholder under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived by the Seller and the Shareholder in its sole discretion:

          (a) Accuracy of Representations, Warranties and Agreements. The representations, warranties and agreements of the Buyer herein shall be true and correct on the date of this Agreement and at the Closing Date (except to the extent the Seller and the Shareholder waives the same); the Buyer shall have performed and complied with all agreements, covenants, and conditions to be performed or complied with by it in all material respects at or prior to the Closing Date; and the Buyer shall have delivered to the Seller and the Shareholder a certificate of an officer dated the Closing Date certifying to such compliance and completion.

          (b) Consents and Approvals. The Seller and the Shareholder shall have received the Closing Approvals all in form and substance reasonably satisfactory to the Seller. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (c) Litigation. No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any court or governmental authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Closing Date, and no proceeding by any court or governmental authority seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing shall be pending or threatened on the Closing Date, except for such proceedings which, if concluded successfully in such court or by such governmental authority, could not reasonably be expected to have a Material Adverse Effect.

          (d) Secretary's Certificate. The Seller and Shareholder shall have received a certificate of the Secretary of the Buyer with respect to the resolutions adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby.

          (e) Opinion of Counsel to the Buyer. Seller and Shareholder shall have received the opinion of Ice Miller Donadio & Ryan, counsel to the Buyer, addressed to Seller, dated at the Closing Date, in the form set forth in
     Exhibit 8.3(e) attached hereto.

          (f) Purchase Price. The Purchase Price shall have been paid by wire transfer in accordance with Section 3.1.

          (g) Assumption Agreement. An Assumption Agreement, pursuant to which the Buyer will assume all obligations of Seller under the Assumed Liabilities in the form set forth as Exhibit 8.4(g) attached hereto.

          (h) Release of Liabilities. Shareholder shall have been released of all guarantees, liabilities, contingent liabilities and obligations related to either Company and any related security interest or mortgage upon the assets of Shareholder or his affiliates shall have been released.

          (i) Real Estate Leases. Buyer shall have entered into the leases with the Blin Corporation of the Leased Real Property in the form of Exhibit 8.2(l) (and with respect to the property in Independence, Iowa, such lease shall not extend to the wing of the office building currently occupied by Shareholder).

          (j) Non-Competition Agreements. The noncompetition agreements set forth in Section 8.2(m) shall have been entered into by the designated employees and the Buyer.

          (k) Iowa Taxation. Each Company and each Triangle Shareholder shall not be subject to Iowa taxation as a result of the transactions to be consummated on the Closing Date pursuant to Iowa Reg. Ruling No. 701
     Section 40.38, as determined by the Shareholder.

          (l) Buyer shall have entered into consulting agreements with the Shareholder, Randy A. Blin and William L. Dresen on the form attached hereto as Exhibit 8.3(l).

ARTICLE IX
DISPUTE RESOLUTIONARTICLEIXDISPUTERESOLUTION

     9.1 Initial Meeting. In the event that there is a dispute arising out of or relating to this Agreement (other than a dispute to be resolved pursuant to Section 3.2 and other than a dispute with respect to leases of the Leased Real Property) the parties shall attempt in good faith to resolve such disputes promptly by negotiation between the parties. Any party may give the other parties written notice that a dispute exists (a "Notice of Dispute"). The Notice of Dispute shall include a statement of such party's position. Within ten (10) days of the delivery of the Notice of Dispute, the parties shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this Section 9. 1.

     9.2 Mediation. If the dispute has not been resolved by negotiation within thirty (30) days of the delivery of a Notice of Dispute, or if the parties have failed to meet within ten (10) days of the Notice of Dispute, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation Procedure for Business Disputes. Unless otherwise agreed, the parties shall agree upon a mediator or, if they cannot agree upon a mediator, a mediator selected by Seller, a mediator selected by Buyer and a third mediator selected by those just selected by Buyer and Seller. Expenses of mediation shall be divided equally between Seller and Buyer.

     9.3 Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement or any agreement or document in connection therewith, the breach, termination or validity thereof, or the transactions contemplated herein (including any question arising as to whether or not any dispute falls within the terms of this Section or the selection of arbitrators but excluding any dispute to be resolved pursuant to Section 3.2 and excluding any dispute with respect to the leases of the Leased Real Property) if not settled by negotiation or mediation as provided in Section 9.1 and Section 9.2 shall be settled by arbitration in Chicago, Illinois, in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by an arbitrator mutually acceptable to Seller and Buyer, or, if they cannot agree upon an arbitrator, an arbitrator selected by Seller, an arbitrator selected by Buyer and a third arbitrator selected by those just selected by Buyer and Seller. Any party may initiate arbitration from and after 60 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation or mediation. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S. C. ss. 1-16, and the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

     9.4 Discovery. Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within ninety (90) days of the initiation of arbitration.

     9.5 Expeditious Proceedings. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five
(5) business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 9.5. shall not be a basis for challenging the award.

     9.6 Attorneys' Fees. The arbitrators may instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party, but only for the prevailing party that shall have complied with the provisions of Sections 9.1 and Section 9.2 above. In the absence of such instruction, Seller and Buyer shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

     9.7 Enforcement of Awards. Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder may be brought in a court of competent jurisdiction (either state or federal) in either Des Moines, Iowa, or Indianapolis, Indiana and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

     9.8 Equitable Relief. Nothing herein shall be construed to prevent any party from seeking equitable relief in any court of competent jurisdiction to restrain or prohibit any breach or threatened breach of any covenant of the parties set forth in this Agreement, whether or not the parties have first sought to resolve the dispute through negotiation, mediation or arbitration pursuant to this Article IX

ARTICLE X
INDEMNIFICATION

     10.1 Indemnification by Seller. Triangle, Subsidiary and Shareholder jointly and severally covenant and agree with the Buyer that it shall indemnify the Buyer and its directors and officers, and their successors, assigns, heirs and legal representatives ("Section 10.01 Indemnified Parties") and hold them harmless from, against and in respect of any and all costs, losses, claims, contribution claims, liabilities, fines, penalties, damages, response costs, remedial action costs, clean-up costs and expenses (including interest which may be imposed in connection therewith and court costs and fees and reasonable disbursements of counsel) (hereinafter referred to as "Claims") arising out of or with respect to:

          (a) any liabilities or obligations of either Company arising prior to the Closing Date (i) other than the Assumed Liabilities, (ii) except as set forth in paragraph (c), other than any obligation associated with the Cadillac litigation, and (iii) except as set forth in Section 10.1A, other than with respect to Environmental Conditions disclosed in the Phase I Reports or in the Disclosure Schedules;

          (b) any breach of any of the representations, warranties, covenants or agreements made by the Seller or the Shareholder in this Agreement or in any certificate executed and delivered by either Company or Shareholder pursuant hereto;

          (c) for legal fees, costs and expenses (but not judgments, settlements and the like) incurred in connection with the Cadillac litigation to the extent such legal fees, costs and expenses do not exceed $500,000 (such amounts shall be offset in equal shares for amounts due Shareholder and Randy A. Blin under consulting agreements entered into pursuant to Section 8.2(m)); and

          (d) for any Claim associated with the litigation set forth on Schedule 10.1(d).

     10.1A Portage Indemnity. (a) Triangle, Subsidiary and Shareholder shall jointly and severally indemnify the Section 10.1 Indemnified Parties for all Claims related to the presence, migration or release of Hazardous Substances that result from currently known Hazardous Substances in the groundwater at the Portage facility as set forth in the Phase I Reports (the "Portage Condition") that result from Claims by third parties other than any Claim by any governmental authority which does not seek to materially increase the type or cost of remediation at the Portage facility.

          (b) Notwithstanding the foregoing, the Section 10.1 Indemnified Parties shall not be indemnified for (i) any Claim which resulted from Buyer's exacerbation of the Portage Condition or any remediation or costs incurred from construction on the Portage land by Buyer or (ii) any Claim by a subsequent transferee of the Portage facility to the extent that such Claim relates to costs incurred with respect to remediation in accordance with current practice or such Claim relates to exacerbation (including construction) of the Portage Condition by Buyer or any transferee.

     10.2 Indemnification by Buyer. The Buyer hereby covenants and agrees with the Seller that it shall indemnify each Company and each Triangle Shareholder and each Company's directors, officers, and successors, heirs and legal representatives ("Section 10.2 Indemnified Parties"), and hold them harmless from, against and in respect of any and all Claims, arising out of or with respect to:

          (a) the operation of the Business or the Assets by the Buyer or its successors, assigns or transferees on and following the Closing Date and any liability arising after the Closing Date from the following caused by
     Buyer: noncompliance with Environmental Law, any environmental contamination, or presence, release of Hazardous Substances and the
     handling,  use  treatment,  removal,  storage,  decontamination,   cleanup,
     transport or disposal thereof, whether such contamination or Hazardous Substances are located on or under the Real Property after the Closing Date;

          (b) the Buyer's assuming and agreeing to pay, perform and discharge the obligations of each Company related to future performance to be discharged or performed after the Closing Date under the Assumed Liabilities or any failure to honor the terms and conditions of the Union Contract; and

          (c) any breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or in any other certificate executed and delivered by Buyer pursuant hereto.

     10.2A Hold Harmless, Waiver and Release. (a) Buyer acknowledges it has reviewed the Phase I Reports with respect to Portage, Wisconsin and acknowledges it has been provided with the Phase I Reports which disclose the Portage Conditions. Except as set forth in Section 10.1A, Buyer hereby expressly waives and releases any present or future claim, it now has or may hereafter have against the Companies and their officers, directors, shareholders (the "Seller Parties") with respect to the Portage Conditions as they presently exist, including any claim under CERCLA and present and future Environmental Laws.

          (b) Buyer agrees to hold the Seller Parties Harmless from (i) any Claim which resulted from Buyer's exacerbation of the Portage Condition or any remediation or costs incurred from construction on the Portage land, or
     (ii) any Claim by a governmental authority which does not seek to materially increase the type or cost of remediation at the Portage facility which relates to the Portage Conditions as they presently exist.

          (c) Buyer expressly waives and releases any present or future Claim, whether known or unknown, it now has or hereafter may have with respect to any diminution in value of the Real Property in Portage Wisconsin, based on the Portage Condition as disclosed in the Phase I Reports.

     10.3  Limits.  (a) (i) Except as set forth in  paragraphs  (ii),  (iii) and
(iv), no claim for indemnification may be made by any party hereto except to the extent the aggregate amount of such Claims by such party exceed one percent (1%) of the adjusted Purchase Price (the "Basket") (and then only to the extent that such claims exceed the Basket). In addition, no claim for indemnification shall be made for any item that is less than Five Thousand Dollars ($5,000) ("Minimum Claim").

               (ii) No claim for  indemnification  shall be made by the  Section
          10.1 Indemnified Parties for breach of the representation and warranty set forth in Section 5.11 except to the extent the aggregate amount of such Claims exceed $250,000 (and then only to the extent that such claims exceed such amount) (the "Receivables Basket"). The Minimum Claim and Receivables Basket shall not apply to any Claim with respect to nonpayment of amounts owed by Synergy World, Inc.

               (iii) No claim for  indemnification  shall be made by the Section
          10.1 Indemnified Parties for breach of the representation and warranty set forth in Section 5.15(b) (i) and (ii) except to the extent the aggregate amount of such Claims exceed $250,000 (and then only to the extent that such claims exceed such amount).

               (iv) No claim for  indemnification  shall be made by the  Section
          10.1 Indemnified Parties for breach of the representation and warranty set forth in Section 5.15(b)(iii) through (vii) except to the extent the aggregate amount of such claims exceeds $250,000 (and then only to the extent that such claims exceed such amount).

               (v) The Minimum Claim and Basket shall not apply to any Claim by the Section 10.2 Indemnified Parties for indemnification from Buyer with respect to (i) Buyer's failure to timely perform and discharge the Assumed Liabilities or any failure to honor the terms and conditions of the Union Contract and (ii) any payment or indemnification due Seller pursuant to Sections 3.2, 7.8, 7.17,
          10.2(a), or 10.2A(b) or, (iii) due the Section 10.1 Indemnified Parties pursuant to Sections 3.2, 5.10, 5.25(a), 7.8, 10.1(c), 10.1(d), and 10.1A.

          (b) The aggregate Claims indemnified against shall not exceed ten percent (10%) of the adjusted Purchase Price (the "Cap"). The Cap shall not apply to any Claim by the Section 10.2 Indemnified Parties for indemnification from Buyer with respect to (i) Buyer's failure to timely perform and discharge the Assumed Liabilities or any failure to honor the terms and conditions of the Union Contract and (ii) any payment or indemnification due the Section 10.2 Indemnified Parties pursuant to Sections 3.2, 7.8, 7.17, 10.2(a), or 10.2A(b) or, (iii) due the Section
     10.1 Indemnified Parties pursuant to Sections 3.2, 5.10, 5.25(a), 7.8, 10.1(c), 10.1(d), and 10.1A.

          (c) No claim for indemnification shall be made (i) by either party for indirect, special, consequential or punitive damages, (ii) by the Section
     10.1 Indemnified Parties for any breach of any representation, warranty or covenant of this Agreement by Seller or Shareholder of which Buyer has knowledge prior to the Closing as a result of its due diligence investigation or otherwise or (iii) with respect to any matter set forth in
     Section 12.2, beyond the time period set forth in such Section.

          (d) It is recognized that the Purchase Price payable hereunder has been determined, in part, based on a multiple of earnings. Notwithstanding the foregoing, no claim for an indemnity payment hereunder shall be made based on a multiple of damages incurred, whether such claim relates to an overstatement of prior earnings or other breach of a representation, warranty or covenant, except in the case of fraud.

     10.4 Procedure. (a) Promptly (and in any event within 15 days after the service of any citation or summons) after acquiring knowledge of any Claim for which one of the parties hereto (the "Indemnified Party") may seek indemnification against another party (the "Indemnifying Party") pursuant to this Article X, the Indemnified Party shall given written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Article X except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Claim, the Indemnified Party shall have the right to defend the action resulting from the Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Claims against it, and, as the case may be, recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the same. The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

          (b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article X, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

     10.5 Exclusive Remedy. The indemnification set forth in this Article X shall be the sole and exclusive remedy of the parties against the other for breach of the representations, warranties and covenants of this Agreement and any Agreement or document executed in connection herewith, except for claims arising from fraud.

     10.6 Insurance and Taxes. Any claim for indemnification hereunder shall be reduced by any insurance payment to be received by the party claiming indemnification and any tax benefit to be realized by such indemnity with respect to the matter for which indemnification is sought.

ARTICLE XI
TERMINATION

     11.1   Termination.   Anything   in   this   Agreement   to  the   contrary
notwithstanding,   this  Agreement  may  be  terminated  and  the   transactions
contemplated herein abandoned:

          (a) by the mutual written consent of all of the parties hereto at any time prior to the Closing.

          (b) by the Buyer in the event of a breach by the Seller or Shareholder of any provision of this Agreement, which breach is not remedied within ten
     (10) days after  receipt of notice  thereof (or if  earlier,  the Drop Dead
     Date);

          (c) by the Seller or Shareholder in the event of a breach by the Buyer of any provision of this Agreement, which breach is not remedied within ten
     (10) days after  receipt of notice  thereof (or if  earlier,  the Drop Dead
     Date);

          (d) by either party if the Closing does not occur on or before May 1, 1999 (the "Drop Dead Date"). --------------

     In the event this Agreement is terminated, no party shall have any obligation or liability to the other party for the transactions contemplated herein or for breach of any representation, warranty or covenant of this Agreement or any document executed in connection herewith, except for the provisions which survive pursuant to the next paragraph hereof

     The  provisions  set forth in Article IX, this Section  11.1,  and Sections
7.11,   12.1,  12.7  and  12.9  shall  survive  any termination.

     11.2 Risk of Loss. The risk of loss to the Assets and all liability with respect to injury and damage occurring in connection therewith shall remain with and be the sole responsibility of the Seller until the time of the Closing.

ARTICLE XII
GENERAL

     12.1 Expenses. The Buyer and the Seller shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts. Shareholder shall reimburse Seller prior to Closing for all legal fees and financial advisory fees paid prior to Closing in connection with transactions contemplated by this Agreement.

     12.2 Survival of Representations and Warranties. The representations, warranties in this Agreement and in any ancillary certificate or document shall survive the Closing for a period of one (1) year from the Closing Date, except the representations and warranties contained in Section 5.15(b) shall survive for a period of three (3) years from the Closing Date and the representations and warranties contained in Sections 5.2, 5.4, 5.10, 5.25(a), 5.27(f), 6.2 and
6.6 which shall survive for the period of the applicable statute of limitations and except for any representations and warranties which relate to the Portage Condition which shall survive indefinitely. All covenants shall survive the Closing for the applicable statute of limitations, except for Sections 7.17, 10.1A and 10.2A, which shall survive indefinitely.

     12.3 Updates to Schedules. Seller may update the Schedules to reflect changes permitted by this Agreement. For the purposes of determining the accuracy as of the date hereof of the representations and warranties of Seller and Shareholder as of the date hereof contained in Article V in order to determine the fulfillment of conditions set forth in Section 8.2, the Disclosure Schedule shall be deemed to exclude any information contained in any supplement or amendment hereto delivered after delivery of the Disclosure Schedule.

     12.4 Waivers. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement related to such waiver.

     12.5 Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs and legal representatives. Except as otherwise set forth herein, including the rights of the Triangle Shareholders for indemnification, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. No party may assign its rights hereunder without the consent of the other party except in connection with the sale of substantially all of such party's assets; provided, however, that Buyer may assign its rights to any wholly-owned subsidiary of Buyer, provided that such subsidiary assumes the obligations of Buyer hereunder, such subsidiary makes the representations and warranties of Buyer hereunder and Buyer unconditionally guarantees the obligations of such Subsidiary hereunder and under the documents executed at closing.

     12.6 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or three (3) days after deposit by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

If to Triangle, Subsidiary,         James L. Blin
     or the Shareholder, to:        PO Box 773
                                    2349 Jamestown Avenue
                                    Independence, IA 50644
                                    Attention: James L. Blin
                                    Fax: (319) 334-2563

With a copy  to:                    Leonard, Street and Deinard, P.A.
                                    150 South Fifth Street, Suite 2300
                                    Minneapolis, MN 55402
                                    Attention: Morris M. Sherman, Esq.
                                    Fax: (612) 335-1657

If to the Buyer, to:                Alltrista Corporation
                                    5875 Castle Creek Parkway, North Drive
                                    Suite 440
                                    Indianapolis, IN  46250-4330
                                    Attention:  Thomas Clark
                                    Fax:  (317) 577-5000

With a copy to:                     ICE MILLER DONADIO & RYAN
                                    One American Square
                                    Box 82001
                                    Indianapolis, IN  46282
                                    Attention:  Joseph E. DeGroff
                                    Fax:  (317) 236-2219

or to such other address or facsimile number as such party shall have specified by notice to the other party hereto.

     12.7 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and cannot be changed or terminated orally. No representations or warranties, express or implied, are made with respect to the Business, either Company, Shareholder or the Assets except as expressly set forth herein.

     12.8 Headings. The Section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     12.9 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the state of Minnesota, without giving effect to the choice of law principles thereof

     12.10 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

     12.11 Severability. The invalidity of all or any part of any representation, warranty, covenant or indemnification Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any representation, warranty, covenant or indemnification Section of this Agreement or portion thereof is so broad as to be unenforceable, it shall be interpreted to be only so broad as is enforceable.

     12.12 Press  Releases.  None of Seller,  Shareholder  or Buyer  shall,  and
Seller shall not permit the Subsidiary to, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law or the regulation of any stock exchange (but each party shall still endeavor to allow the other party reasonable opportunity to review and comment to the extent feasible).

     12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy hereof signed by the party to be charged. Signature pages delivered by facsimile to this Agreement or any document delivered in connection herewith or at the Closing shall be binding to the same extent as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by an officer thereunto duly authorized on the date first above written.

SELLER:                                BUYER:

TRIANGLE PLASTICS, INC.                ALLTRISTA CORPORATION


By:                                    By:
   ---------------------------            -------------------------------------
Its:                                      Thomas B. Clark
    --------------------------            President and Chief Executive Officer

SHAREHOLDER:


------------------------------
James L. Blin


TRIENDA CORPORATION


By:
   --------------------------
Its:
    -------------------------

Exhibit 8.2(j)
(Subject to due diligence and review and approval by opinion committee.) Seller's Opinion



______________1999                                  Morris M. Sherman
                                                    612/335-1561 (direct dial)
                                                    612/335-1657 (facsimile)



Alltrista Corporation
5875 Castle Creek Parkway
Suite 440
Indianapolis, IN  46250-4330

Dear Sir or Madam:

     We have acted as counsel to Triangle Plastics, Inc., an Iowa corporation ("Seller"), James L. Blin ("Shareholder") and TriEnda Corporation, a Wisconsin corporation ("Subsidiary"), in connection with the Asset Purchase Agreement dated as of ___________, 1999 (the "Agreement") among Seller, Subsidiary,
Shareholder and Alltrista Corporation, an Indiana corporation, a corporation ("Buyer"), and the Bill of Sale, the Assignment and Assumption Agreement, the deeds for the transfer of the Owned Real Property, and assignments of the Owned Intellectual Property to be delivered under the Agreement (collectively, with the Agreement, the "Documents"). This is the opinion contemplated by Section 8.2(j) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Documents.

     In rendering the opinion expressed below we have reviewed the Articles of Incorporation and Bylaws of Seller and Subsidiary, the records of action of the Board of Directors and shareholders of Seller and Subsidiary approving the transactions contemplated by the Agreement, Certificates of Good Standing issued by the Secretary of State of the States of Wisconsin and Iowa with respect to Seller and Subsidiary, respectively, and the Documents. In all such reviews we have (i) assumed the genuineness of all signatures, (ii) the due execution and delivery of the Documents by all parties other than Seller, Shareholder and Subsidiary and that the Documents are the legal, valid and binding obligations of such parties, and (iii) each party to the Documents, other than the Seller, Shareholder and Subsidiary has the full power, authority and legal right to enter into and perform its obligations thereunder. We have also assumed the accuracy of the representations and warranties in the Documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon the representations and warranties in the documents, statements of Shareholder and representatives of Seller and Subsidiary and have not independently verified the accuracy of the information so obtained. "Knowledge" means the actual knowledge of Morris M. Sherman, Thomas
C. Snook and Stephen M. Quinlivan.

     Our opinion is as follows:

     1. Based solely upon the Certificate of Good Standing of Seller obtained from the Secretary of State of the State of Iowa, and the Certificate of Good Standing of Subsidiary obtained from the Secretary of State of the State Wisconsin, Seller is a corporation validly existing under the laws of the State of Iowa and Subsidiary is a corporation validly existing under the laws of the State of Wisconsin.

     2. Each of Seller and Subsidiary (i) has the corporate power to execute, deliver and perform its obligations under the Documents to which it is a party,
(ii) has taken all necessary corporate action (including shareholder action) to authorize the execution, delivery and performance of the Documents to which it is a party and (iii) has duly executed and delivered the Documents to which it is a party.

     3. Shareholder has duly executed and delivered the Documents to which he is a party.

     4. The Documents to which Seller, Shareholder and Subsidiary are a party are the valid and binding obligations of such party enforceable against such party in accordance with their terms.

     5. Neither the execution and delivery of the Documents nor the consummation of the transactions contemplated thereunder by Seller, Shareholder and Subsidiary (a) violates any provision of the Articles of Incorporation or Bylaws of Seller or Subsidiary, or (b) violates any law, rule or regulation of the United States of America or the State of Minnesota (a "Governmental Body") known by us and normally considered, in our experience, in transactions of this nature, or (c) to our knowledge, after giving effect to any consent received, conflict with or violate or result in the creation or imposition of a lien, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary with respect to any contract set forth on Exhibit A hereto.

     6. No approval of, or filing with, any Governmental Body is required in connection with the execution, delivery and performance of the Documents by Seller, Shareholder or Subsidiary pursuant to any law, rule or regulation or to our knowledge, pursuant to any order, judgment, decree, agreement or other instrument, other than (i) notification and termination of all applicable waiting periods under the HSR Act, (ii) any approval or filing that may be required in connection with the transfer of permits and government contracts and
(iii) filings and registrations necessary to record the transfer of the Owned Intellectual Property.

     As a matter of fact and not as a legal opinion, we hereby confirm to you that to our knowledge, there is no action, proceeding, or investigation before any court, governmental agency or other body or official pending or threatened in writing against the Shareholder, the Company or the Subsidiary questioning the validity of any action by the Company or the Subsidiary in connection with the execution, delivery and performance of each of the Documents.

     Our opinion is subject to the following qualifications:

     (a) We are admitted to practice in the State of Minnesota, and we express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America, the laws of the State of Minnesota, the Iowa Business Corporations Act and the Wisconsin Business Corporation Law;

     (b) Our opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights, and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law);

     (c) With respect to the opinion set forth in paragraph 5(c), we have assumed the laws of any state governing any contract set forth on Exhibit A are the same as the laws of the State of Minnesota.

     (d) We express no opinion or confirmation as to the right, title or interest of the Seller, Shareholder or Subsidiary in any of the Assets or the absence of any liens on any of the Assets or with respect to compliance with the Federal Assignment of Claims Act;

     (e) Our opinions and confirmation are limited to the specific issues addressed and are limited in all respects to the laws existing on the date of this letter and facts existing and known to us on the date of this letter;

     (f) Our opinions and confirmation are given to you solely for purposes of consummating the transactions contemplated in the Agreement. This letter may not be relied upon by you for any other purpose, or by any other party for any purpose whatsoever, or used, circulated, quoted or otherwise referred to without our express prior written consent.

                                         Sincerely,

                                         LEONARD STREET AND DEINARD
                                         PROFESSIONAL  ASSOCIATION


                                         By:
                                             Morris M. Sherman

Exhibit A to Opinion Letter of Leonard Street and Deinard


1.   Union Contract

2. TriEnda Corporation Stock Purchase Agreement between Triangle Plastics, Inc. and Dennis A. Markos and William L. Dresen dated January 2, 1998

3. Agreement of Pledge between Triangle Plastics, Inc., Boardman, Suhr, Curry & Field, as Escrow Agent, and Dennis A. Markos and William L. Dresen dated January 2, 1998

4. Manufacturing Agreement between Triangle Plastics, Inc. and Synergy World, Inc. dated June 16, 1998

5. Agreement between U.S. Postal Service and TriEnda Corporation dated October 2, 1998

6. Agreement between U.S. Postal Service and TriEnda Corporation dated September 28, 1998

7. License Agreement between Penda Corporation (now TriEnda) and Cadillac Products, Inc. dated July 1, 1991

8. Agreement among TriEnda Corporation and Shuert/Oakland, Inc. (d/b/a Shuert Industries, Inc. and Shuert Industries Sales, Inc.), Lyle Shuert, and Packaging Solutions, Inc. dated June 7, 1996.

9. Technology Transfer Agreement between TriEnda Corporation and Flight Group Limited dated October 1, 1996

10. Technology Transfer Agreement between TriEnda Corporation and PLM Plasticos LTDA dated January 19, 1998

Exhibit 8.2(l)

Real Estate Leases

The attached form of lease shall be completed with the following terms and conditions for the applicable parcel of Leased Real Property:

Parcel            Base Rent            Initial Term Expires     Renewal Term                Other Terms & Conditions
------            ---------            --------------------     ------------                ------------------------
Independence      $12,000 per month    5 years from closing     Five years at $15,000 per   Such lease shall not extend to the wing
                                                                month                       of the office building occupied by
                                                                                            Shareholder.  Occasional use of
                                                                                            conference room at rate to be agreed.
                                                                                            FMV purchase option exercisable on six
                                                                                            months notice, with no notice delivered
                                                                                            for two years from closing.

Oelwein           $18,000 per month    5 years from closing     Five years at $20,000 per   FMV purchase option exercisable on six
                                                                month                       months notice, with no notice delivered
                                                                                            for one year from closing.


Cookeville        $11,000 per month    5 years from closing     Five years at $12,000 per   FMV purchase option exercisable on six
                                                                month                       months notice, with no notice delivered
                                                                                            for one year from closing.

LEASE


     THIS LEASE (this "Lease") is made and entered into this ____ day _____________of 1999, by and between THE BLIN CORPORATION, an Iowa corporation whose address is __________________________ ("Landlord"), and Alltrista Corporation, an Indiana corporation whose address is ____________________________________________ ("Tenant").

RECITALS

     A. Landlord is the owner of certain improved land in the City of _______________, ______________.

     B. Tenant desires to lease from Landlord the land and improvements in order to operate a manufacturing services facility thereon.

     C. Landlord is willing to enter into such a lease and allow Tenant to conduct such business, all on the terms, conditions and covenants hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

ARTICLE I
PREMISES; AS IS; NET LEASE

     1.1 Grant; Premises. In consideration of the full and timely performance by Tenant of all the terms, conditions and covenants of this Lease, including timely payment of all Base Rent and additional rent hereunder, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, that certain parcel of improved land situated in the City of ________________, County of ___________________, State ______________ of _______________________ (the
"Property Jurisdiction") consisting of a building containing approximately _______ square feet and including all fixtures, improvements, hereditaments and appurtenances pertaining thereto, commonly known as [Street Address] the legal description for which land (the "Land") is more particularly described in Exhibit A attached hereto and incorporated herein and the building, parking lot drive areas and any other improvements (the "Building and Improvements") being more particularly shown on the site plan (the "Site Plan") attached hereto as Exhibit A-1 and incorporated herein by reference (the Land and the Building and Improvements are sometimes hereinafter collectively referred to as the "Premises").

     1.2 Subject to Taxes and Landlord's Title. The Premises are leased subject:
(a) to the lien of real estate taxes and installments of special assessments not yet delinquent and interest thereon, and (b) to all title matters of public record, to public streets and highways, to any matters that an accurate survey or physical inspection of the Premises may show, and to all zoning, subdivision, building and similar rules, regulations and ordinances now in effect that have been reviewed and approved by Tenant as indicated by its execution of this Lease or hereafter enacted.

     1.3 Site Leased "As Is".

(a) Tenant takes the Premises in their present state and condition, "as is" and without any obligation on the part of Landlord to make any alterations, changes, improvements, repairs or replacements of any kind whatsoever. After inspection, Tenant's taking possession of the Premises shall be conclusive evidence that the Premises, including all fixtures, equipment and personal property thereon, were in good repair and working order, and in clean and tenantable condition, at the time possession was taken subject to Landlord's obligations under this Lease. Landlord makes no covenants, representations or warranties as to the age, quantity or condition of the Premises, their value, their fitness for any specific purpose, or the title thereto (except as otherwise expressly stated in this Lease), and no such covenants, representations or warranties shall be implied.

(b) Nothing contained in this Section 1.3 will prejudice the rights of the Tenant under a certain Asset Purchase Agreement between Tenant and Triangle Plastics dated March ___, 1999 ("Asset Purchase Agreement").

     1.4 Covenant for Quiet Enjoyment. Tenant shall and will, upon paying the rent, taxes, assessments and insurance premiums and any other additional rental payments herein provided to be paid by Tenant, and upon fully observing and performing the terms, conditions and covenants herein provided to be observed and performed by Tenant, quietly and peaceably hold and enjoy the Premises for and during the full term of the lease, unless this Lease be sooner terminated as provided herein.

     1.5 Net Lease. It is the intention and purpose of the parties that, subject to Landlord's express obligations under the Lease, this Lease shall be an entirely "net lease" to the Landlord. Accordingly, during the lease term, any extensions or renewals thereof, and any other holdover tenancy, Tenant shall pay all costs or expenses of whatever character, nature or kind (other than those costs or expenses that are Landlord's express responsibility under the terms of this Lease, including Landlord's Major Building Systems Obligations (as defined below) and to pay for any loss, costs, expenses or damages from Pre-Existing Environmental Conditions) whether foreseen or unforeseen that may be necessary with respect to (a) the operation and maintenance of the Premises, and (b) Tenant's authorized use thereof during the entire term of this Lease. All provisions of this Lease relating to costs and expenses are to be construed in light of such intention and purpose to construe this Lease as a "net lease."

ARTICLE II
TERM; BASE RENT; SURRENDER; GUARANTY

     2.1 Term; Lease Year. Tenant shall have and hold the Premises for a term of five (5) years commencing on ______________________ (the "Commencement Date") and extending until and including _____________________ (the "Expiration Date"). Each 12-month period commencing on January 1 and concluding on December 31 is called a "Lease Year." The initial calendar year of the term, 1999, shall be a "partial" Lease Year, as will the final calendar year of the Lease.

     2.2 Base Rent. The "Base Rent" payable during the term of this Lease shall be ___________ per Lease Year, payable in monthly installments of ____________ each. Base Rent for partial Lease Years shall be pro-rated on a calendar-year basis.

     2.3 Holding Over. Should Tenant continue to occupy the Premises after the expiration or termination of this Lease, whether with or without the consent of Landlord, such tenancy shall be on a month-to-month basis, and Base Rent shall be increased to 150% of the Base Rent payable pursuant to Paragraph 2.2.

     2.4 Payment of Base Rent; Late Charge.


(a) Tenant shall pay Base Rent to Landlord, without the necessity for demand, and without setoff, counterclaim, abatement, recoupment, defense or deduction, in advance on the first business day of each and every month during the term hereof at Landlord's address set forth in the caption of this Lease, or such other place as Landlord may from time to time designate in writing. If Base Rent is not received by the tenth (10th) day of the month in which due, a late charge equal to ten percent (10%) of the amount due shall be assessed and be immediately due and payable. If the Commencement Date is not on the first day of any month, Base Rent for such month shall be prorated and shall be payable on the Commencement Date. Base Rent for the final month of the term of the Lease shall also be prorated in the event the Expiration Date is not on the last day of such month. For any partial month at the beginning or the end of the term of this Lease, rent for such partial period shall be calculated by multiplying the monthly installment of Base Rent due for the full month immediately following or preceding (as the case may be) such partial month by a fraction, the numerator of which shall be the number of days in such partial month, and the denominator of which shall be the total number of days within the calendar month in which such partial month falls.

(b) Subject to the provisions of Section 1.4, the obligation to pay Rent and additional rent hereunder shall be absolute and unconditional and shall not, to the fullest extent permitted by law, be affected by any circumstance, including
(i) any setoff, counterclaim, abatement, recoupment defense or deduction or other right that Tenant or any person may have against Landlord or any person, or (ii) any defect in title not affecting tenantability or habitability of the premises or (iii) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing.

     2.5 Tenant to Surrender Premises in Good Condition. Upon the expiration or termination of the term of this Lease, Tenant shall at its own expense: (a) remove from the Premises all moveable furnishings and other items of personal property and equipment, including all such equipment purchased by Tenant under the terms of the Asset Purchase Agreement (b) repair any damage or injury, and make any necessary replacements, caused or necessitated by such removal, ordinary wear and tear excepted; (c) remove, in compliance with law, any "hazardous substances" as defined in Article XIII, that have been discharged or stored by Tenant in, on or under the Premises; (d) remove all material structural alterations not consented to by Landlord; and (e) quit and deliver up the Premises to Landlord, peaceably and quietly, in as good order, condition and repair as the same were on the date this Lease commenced, or were thereafter placed in by Landlord, reasonable wear and tear, alterations to which Landlord consented, other non-material, non-structural alterations and acts of God excepted.

     2.6 Renewal Term.

(a) Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for one additional five (5) year period (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Expiration Date (the "Renewal Commencement Date") and end on the anniversary of the Expiration Date (the "Renewal Expiration Date"), provided that this Lease shall not have been previously terminated and that Tenant shall not be in material default in the observance or performance of any of the terms, covenants or conditions of this Lease (i) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, and
(ii) on the Expiration Date. The Renewal Option shall be exercised with respect to the entire Premises only and shall be exercisable by Tenant's delivery of the Renewal Notice to Landlord at least six (6) months prior to the Expiration Date; provided, however, if Tenant is in default on the date the Renewal Notice is given or on the Expiration Date as hereinbefore provided, Landlord shall give Tenant written notice ("Landlord's Notice") of such default, and Tenant shall have a period of thirty (30) days after the Landlord's Notice to cure such default.

(b) If Tenant exercises the Renewal Option in accordance with the terms set forth above, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Base Rent shall be per Lease Year, payable in monthly installments of ______________ each; (ii) the provisions of subparagraph (a) above relative to Tenant's right to renew the term of this Lease shall not be applicable during the Renewal Term; and (iv) the Expiration Date shall, for the purposes of the Lease, be defined as the Renewal Expiration Date.

ARTICLE III
USE; COMPLIANCE WITH LAWS

     3.1 Permitted Use. Subject to all the terms and conditions of this Lease, Tenant shall use and occupy the Premises only as a facility for the design and custom manufacture of thermoformed plastic parts with related office and storage space and for no other use without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not in any manner deface or injure the Premises or any part thereof, or overload the floors of the Premises, unless Tenant makes the repairs as required under the terms of this Lease or alterations to accommodate such overloading. Tenant shall not do anything or permit anything to be done upon the Premises which would constitute a public or private nuisance or waste, or would tend unreasonably to disturb occupants of neighboring properties, taking into account the applicable zoning and industrial character of the Premises, or would cause structural injury to the improvements or cause the value or usefulness of the Premises or any part thereof to diminish in any material respect. Tenant shall install and maintain at all times in the Premises fixtures, furnishings, fittings and equipment which are substantially the same quality as those items in place at the Premises as of the Commencement Date. Tenant shall conduct its business in a reputable manner.

     Tenant shall not use the Premises for the retail sale of property or conduct or permit to be conducted any auction or auction sale at the Premises.

     3.2 Compliance with Laws. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied by its agents or employees contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto (including, but not limited to, "environmental laws" described in
Article XIII below) or in a manner which would violate any certificate of occupancy affecting the same, or for illegal or immoral purposes. Tenant shall observe and comply in all material respects with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exemptions and nonconforming uses approved by Tenant), privileges, franchises and concessions which are now applicable to the Premises, or which have been granted to or contracted for by Tenant or Landlord in connection with any existing or presently contemplated use of the Premises.

     3.3 Permits and Approvals. Tenant shall, at its sole cost and expense, procure any and all necessary permits, certificates, licenses or other authorizations required for its use of the Premises as set forth in Section 3.1 above. If the owner of the Premises is required by law to join in any such application, Landlord shall reasonably cooperate with Tenant in connection with such application, but at Tenant's cost.

     3.4 Rules and Regulations. Tenant shall comply with, and shall cause Tenant's employees, contractors and all other persons brought to the facility to comply with, Landlord's Rules and Regulations, attached hereto as Exhibit B. Such Rules and Regulations may be reasonably amended by Landlord from time to time.

     3.5 Parking Areas. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Premises and Tenant shall install at least one sign in the parking areas so advising its employees, visitors or invitees who may use such parking areas. Except as otherwise provided in this
Section 3.5, parking areas shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Tenant agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles, except for trucks on the Premises in the process of loading or unloading, and except for semi-tractors and trailers parked in the areas shown on the Site Plan as "Tenant's Designated Truck Parking". Tenant covenants and agrees that it shall not permit any of its employees, agents, contractors, vendors or shippers to park trucks, automobiles, trailers or other vehicles on any of the public streets in the general vicinity of the Premises or the industrial or business park in which the Premises are located. If Tenant permits or allows any of the prohibited activities described above for a period of five
(5) business days after written notice from Landlord, then Landlord shall have the right, without further notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved at Landlord's risk and expense. All responsibility for damage and theft to vehicles and their contents is assumed by the parties owning the same, including, respectively, Tenant or Tenant's partners, trustees, officers, directors, shareholders, members, invitees, or any of Tenant's assignees, subtenants or assignees' or subtenants' agents, employees, contractors, customers, suppliers, servants, guests, or independent contractors (collectively, "Tenant Parties"). Tenant shall repair or cause to be repaired, at Tenant's sole cost and expense, any and all damage, ordinary wear and tear excepted, to any portion of the Property caused by the use by Tenant Parties of the driveway or parking areas within the Property. Landlord shall not be liable to Tenant by reason of any moratorium, initiative, referendum, statute, regulation or other governmental action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to Parking rights with respect to the Building shall be considered assessments and shall be Payable by Tenant as set forth in Paragraph 4.1; as of the Commencement Date, Landlord represents there are no such charges or surcharges imposed on the Premises.

     3.6 Access and Parking. Landlord represents to Tenant that the Premises enjoy reasonable access to one or more public thoroughfares or by way of a dedicated easement without necessity for additional consents from any third parties, and by way of the points of ingress and egress to the parking areas shown on the Site Plan. Landlord shall make available to Tenant, for Tenant's exclusive use those parking spaces shown on the Site Plan as "Tenant's Exclusive Parking" and as "Tenant's Designated Truck Parking." Landlord shall not alter or diminish the parking or drive areas shown on the Site Plan without Tenant's prior written consent

ARTICLE IV
ADDITIONAL RENT; TAXES; UTILITIES

     4.1 Tenant to Pay Taxes and Assessments. As further consideration for this Lease, Tenant shall pay all real estate taxes, charges and assessments of every kind and nature which shall be due and payable, and for which any non-payment would result in a delinquency, during the term of this Lease, including all installments of special assessments now or hereafter levied and interest thereon. Provided, however, that regardless of the payment dates for real estate taxes due and payable in [year of Commencement Date] and in [Year of Expiration Date] (and, in the event that Tenant exercises the Renewal Option, in [Year of Renewal Expiration Date]), and any installments of special assessments and interest thereon payable therewith, such taxes and assessments (including any installments referenced below) shall be prorated between Landlord and Tenant on a daily basis to reflect the term of this Lease and any extension or renewal thereof, and any holdover tenancy. The parties agree that any special assessments assessed against the Premises after the Commencement Date shall be paid in installments spread over the longest period of time permitted under law and Tenant shall be obligated only to pay those installments due and payable during the term of this Lease. Notwithstanding anything to the contrary, in the event that the Premises are assessed for an improvement requested by Tenant or required because of Tenant's use of the Property, Tenant shall be solely liable for such assessment and shall pay such assessment in full prior to the Expiration Date (or, if Tenant has exercised the Renewal Option, the Renewal Expiration Date). Landlord represents to Tenant that, as of the Commencement Date, Landlord is not delinquent in the payment of any taxes or assessments on or affecting the Premises for the current or any prior tax year. In no event shall Tenant be responsible for any taxes in the nature of income, inheritance, capital gains, franchise or rental taxes of Landlord.

     4.2 Personal Property Taxes. Tenant shall pay or cause to be paid all personal property taxes under any laws hereafter in force, levied against personal property of any kind or nature owned by, leased to or otherwise being used by Tenant in the operation of its business from the Premises and which is located on the Premises.

     4.3 Time of Payment of Taxes and  Receipts.  Subject to the  provisions  of
Section 4.1 Tenant shall pay all said taxes, charges and assessments in each and every instance as the same become due and payable and before any fine, penalty, interest or costs may be added thereto for non-payment, excepting only interest on deferred installments of special assessments. Tenant shall deliver to Landlord receipts (or duplicate receipts) showing the full and prompt payment of all such taxes, charges and assessments within ten (10) days after written demand therefore from Landlord. Landlord shall provide all tax bills for the Premises and any personal property located thereon with five (5) days after Landlord's receipt of such bills from the applicable taxing authority.

     4.4 Tenant to Pay for Utilities. Tenant shall fully and promptly pay when due all utility charges for all services furnished to or upon the Premises during the full term of this Lease and any holdover tenancy, including, without limitation, water, gas, electricity, sewage disposal, and telephone tolls. Under no circumstances, except for causes resulting from the negligence or willful misconduct of Landlord, shall an interruption of any or all of said utilities constitute a constructive eviction or be deemed a default by Landlord under this Lease. Water, gas, electricity, sewer disposal, adequate storm water drainage and telephone utilities are currently available at the Premises.

     4.5 Definition of Rent. All payments to be made by Tenant under the Lease, however denominated, shall be considered, and are payable, as rent.

ARTICLE V
MAINTENANCE, INDEMNITY, INSURANCE

     5.1 Maintenance. As Tenant has complete control over the Premises and the parties have agreed that the Lease shall be construed as a "net lease" to Landlord, Landlord shall have no obligation whatsoever to maintain the Premises except for those certain Major Building Systems Obligations set out in Section 5.1(d).

     Except with respect to the Landlord's Major Building Systems Obligations set forth in Section 5.1(d), Tenant shall, at all times during the lease term, and any extensions or renewals thereof, and any holdover tenancy, be responsible for replacement, maintenance and repair of all of the components of the Premises and all fixtures and equipment thereon or therein, including, without limitation, roofs, eaves, gutters, exterior walls, foundation, the HVAC system, all plate glass, all interior and exterior windows, boilers, elevators and other equipment and fixtures, and each and every walkway, alley, access road, parking lot and passageway appurtenant or contiguous to the Premises. Tenant shall keep such components in good repair and safe and working condition and in substantial compliance with all laws, ordinances and regulations then in force, making whatever replacement is necessary under the circumstances. Tenant's obligations under this Section 5.1 includes, but is not limited to all routine maintenance for all portions of the Premises, including the painting of all surfaces, clearance of snow, periodic coating and restriping of parking areas, landscaping, etc. Notwithstanding anything to the contrary, Tenant shall be responsible for the replacement, repair, construction, addition or installation (and, if required by Landlord, removal) of all leasehold Alterations.

     The term "Major Building Systems" means the roof, exterior or load-bearing walls, the parking lot, the foundation, electrical mains, and water, storm, sanitary sewer and drainage systems of the Premises. The term "Significant Repair" means any repair to a Major Building System for the purpose of significantly increasing the useful life of such Major Building system.

     Notwithstanding Section 5.1(b), Landlord shall be responsible for the replacement or Significant Repair of all Major Building Systems (collectively, Landlord's "Major Building Systems Obligations"), but only to the extent that the need for such replacement or Significant Repair has not been made necessary by (i) the failure of Tenant to properly maintain the Major Building System,
(ii) an alteration to the Premises by Tenant, or (iii) the results of any willful or grossly negligent act or omission of Tenant or Tenant's employees, agents, contractors, suppliers or invitees.

     Tenant shall be responsible for the replacement of all Major Building Systems to the extent that the need for such replacement or Significant Repair of has been made necessary by (i) the failure of Tenant to properly maintain the Major Building System, (ii) an alteration to the Premises by Tenant, or (iii) the result of any willful or grossly negligent act or omission of Tenant or Tenant's employees, agents, contractors, suppliers or invitees.

     5.2  Waiver of  Liability.  Landlord  shall not be  liable  to  Tenant,  or
Tenant's agents, employees, customers, or invitees, for injury, death or property damage occurring in, on or about the Premises directly resulting from Tenant's activities from the Premises or from the activities of any other parties, other than the Landlord Parties. Except for Landlord's gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and Landlord's partners, trustees, officers, directors, shareholders, members, employees, heirs and assigns (collectively, the "Landlord Parties") from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, directly or indirectly, in whole or in part involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant's business, any act, omission or neglect of Tenant, or the Tenant Parties (as hereinafter defined). Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant's officers, directors, shareholders, members, employees, heirs and assigns (collectively, the "Tenant Parties") from and against any and all claims, loss, damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of or in connection with any act, omission or neglect of Landlord or the Landlord Parties in connection with this Lease or the Premises. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord or any Landlord Party or against Tenant or any Tenant Party) litigated and/or reduced to judgment. In case any action or proceeding be brought against either party by reason of any of the foregoing matters, the party responsible for indemnifying the other ("Indemnifying Party") upon notice from the other party shall defend the same at the Indemnifying Party's expense by counsel reasonably satisfactory to the other party, and the other party shall cooperate with the Indemnifying Party in such defense. A party indemnified hereunder need not have first paid any such claim in order to be so indemnified. The indemnity obligations under this Paragraph shall survive the expiration or earlier termination of the Lease. Except for Landlord's indemnity hereunder, Landlord shall not be liable for, and Tenant hereby waives and releases Landlord from, injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defect of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.

     5.3 General Liability and Related Insurance. During the entire term of this Lease and any extensions or renewals thereof, and any holdover tenancy Tenant shall obtain and keep in full force and effect, at its sole cost and expense, a policy of comprehensive public liability insurance with respect to the Premises and the business of Tenant thereon, written on an "occurrence", and not a "claims made" basis, by a responsible casualty or indemnity company authorized to do business in the Property Jurisdiction, under which policy Landlord and Lenders, if any, shall be named as additional insureds, and with single coverage limits for each occurrence of injury or property damage in amounts reasonably acceptable to Landlord. Prior to the Commencement Date, Tenant shall cause such insurance policy to furnish Landlord with said policy or with a certificate that said insurance is in effect, states that Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or renewal of said insurance. If the Premises has a boiler or steam vessel, Tenant shall also place and carry boiler insurance with such a casualty or indemnity company in an amount of coverage reasonably acceptable to Landlord, and Tenant shall comply fully with all applicable laws, ordinances, and regulations with reference to the operation and inspection of such boiler and steam vessel. Tenant shall also maintain such other insurance coverages, naming Landlord and Lenders, if any, as additional insureds with coverage limits satisfactory to Landlord, as Landlord may reasonably conclude are prudent or advisable based on the use to which Tenant is putting the Premises.

     5.4 Casualty Insurance. Tenant shall keep all buildings, structures and other improvements constructed, erected or made upon the Premises, insured on an "occurrence" basis and not a "claims made" basis, under an "all risk" form of fire insurance policy, with full extended coverage endorsements added, with coverage equal to the then full replacement cost of the buildings, with deductibles reasonably acceptable to Landlord and Tenant improvements and fixtures, without deduction for physical depreciation. In case of loss or damage from any of the hazards covered by said policy, Tenant shall be entitled to receive the proceeds, to be used in repairing, restoring or rebuilding the building, structures and other improvements of the Premises to at least as good condition as they were in before such loss or damage, pursuant to Article VI; and the balance of said proceeds, if any, shall be the property of Tenant.

     5.5 Worker's Compensation Insurance. Tenant shall maintain at all times any worker's compensation insurance coverage as may be required by law and, upon request, shall present a certificate of such insurance to Landlord.

     5.6 INTENTIONALLY OMITTED.

     5.7 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord and Lenders, if any, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations to indemnify Landlord under this Lease; (iii) be issued by an insurance company having a rating of not less than A-IX[?] in Best's Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the Property Jurisdiction; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Tenant shall use its best efforts to cause such insurance policies to provide that the insurance carrier will give Landlord and any additional insured thirty (30) days written notice before any such policy is canceled, expires or the coverage changed. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, after fifteen (15) days' prior written notice to Tenant, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent thirty (30) days after delivery to Tenant of bills therefor.

     5.8 Subrogation of Claims. Landlord and Tenant hereby waive any and all claims and causes of action against each other based on the destruction of or damage to the Premises or the contents thereof as a result of any cause that is to be insured pursuant to this Article V, and agree that their respective insurers shall be bound by this waiver, even if such loss or damage was caused by the fault or negligence of the other party or anyone for whom the other party may be responsible.

     5.9 Damage Not to Terminate Lease. Should any building, structure or other improvement upon the Premises be damaged or destroyed by any cause, such damage or destruction shall not effect a cancellation of this Lease, effect any reduction or abatement of rent, or release Tenant from liability for the full performance of all of the covenants of this Lease, past, present or future, except as expressly provided in Section 5.10, below.

     5.10 Rebuilding after Damage.

     (a) In case any building, structure, or other improvement on the Premises shall be damaged or destroyed by fire or other casualty covered by the aforesaid casualty insurance policy, unless Tenant has terminated the Lease as hereinafter provided in Section 5.10(c) Landlord shall, as soon as possible after the date of such injury or destruction, commence to repair, restore or rebuild such building, structure or other improvement, and shall complete the same as rapidly as possible, but in any event not later than one (1) year after such damage or destruction. In connection with such repair, Landlord shall not be required to expend any sums in excess of insurance proceeds actually received by Landlord. Such repair, restoration and rebuilding shall be accomplished pursuant to the provisions of Article VI and the requirements of Landlord's mortgagee, if any.

     (b) In case any building, structure, or other improvement on the Premises shall be injured or destroyed by a casualty which is not covered by the aforesaid casualty insurance policy, or if the Premises is totally destroyed by a casualty, regardless of insurance coverage, Landlord shall have the right, but no obligation, to repair, restore or rebuild such building, structure or other improvement. If Landlord elects not to repair, restore or rebuild the building, structure or other improvement, Landlord shall provide written notice thereof to Tenant within ninety (90) days after the casualty. Tenant shall then have the right, but not the obligation to repair, restore or rebuild. Tenant shall notify Landlord whether or not Tenant elects to rebuild, restore or repair within sixty
(60) days after receipt of Landlord's notice. In the event Tenant elects to repair, restore or rebuild, it shall complete the same as rapidly as possible, but in any event no later than one (1) year after such injury or destruction. Such repair, restoration or rebuilding shall be accomplished pursuant to the provisions of Article VI. In the event neither party shall elect not to repair, restore or rebuild under this Section 5.10(b), this Lease shall terminate as of the date of the casualty, and all rents and other amounts and obligations due hereunder shall be apportioned as of the date of the casualty and all proceeds from the casualty insurance policy for the Premises shall belong to Landlord.

     Notwithstanding the effective date of such termination, upon the written request of Landlord, Tenant shall have the continuing obligation to raze any partially damaged or destroyed building or improvement upon the Premises and to remove all debris and building materials, to the extent such razing or removal the same would be covered under insurance Tenant is required to carry under the Lease. In the event that Landlord so requests, Tenant shall level the ground upon completion of said razing and removal. Said razing, removal and leveling shall be accomplished at no cost or expense to Landlord.

     (c) In the event the Premises are damaged or destroyed by fire or other casualty to the extent that Tenant determines, in the exercise of its reasonable discretion, that (i) the Premises are not suitable, either on a temporary basis exceeding thirty (30) days or on a permanent basis, for the conduct of its business from the Premises to permit full and efficient operation in the manner desired by Tenant, or (ii) the Premises cannot be fully restored to Tenant's satisfaction within one (1) year after the date of such casualty, then, irrespective of whether such damage or destruction is covered by insurance, Tenant may terminate this Lease upon written notice ("Termination Notice") to Landlord given no more than forty-five (45) days after the date of such casualty. Upon such Termination Notice, the Lease shall be deemed to have terminated as of the date of the casualty, and Tenant shall have no further obligations under the Lease from and after such date.

     (d) In the event Tenant undertakes to repair or restore the Premises as permitted in this Lease, Landlord shall make available to Tenant all proceeds from any insurance covering the damage to or destruction of the Premises, and such proceeds shall be used by Tenant for such repair or restoration.

     (e) During any period where the Premises are being repaired or restored as provided in this Section 5.10, Basic Rent and any other payments by Tenant under this Lease shall abate in the same proportion that the square footage in the building on the Premises which is unusable for the conduct of Tenant's business as determined by Tenant, in the exercise of its reasonable discretion, (the "Unusable Square Footage") bears to the total square footage of the building on the Premises.

     5.11 Termination for Failure to Rebuild. If either Landlord or Tenant shall not commence to repair, restore or rebuild a damaged or destroyed building, structure, or other improvement as soon as possible, and complete the same as provided in Section 5.10(a) or Section 5.10(b), respectively, then the party not responsible for such repair may terminate this Lease as provided herein and, if this Lease be terminated, any and all proceeds of the aforesaid fire insurance policy and the policy shall thereupon belong absolutely to Landlord except for any proceeds from insurance covering Tenant's equipment, machinery, inventory or other personal property and any fixtures or leasehold improvements installed or constructed on the Premises at Tenant's expense. In addition, Tenant shall pay over to Landlord on demand any cost of replacing the Premises in excess of insurance proceeds actually received, including any deductible amount under any applicable insurance policy.

ARTICLE VI
ALTERATIONS; CONSTRUCTION STANDARDS

     6.1 Alterations. Tenant may, at its sole cost and expense, expand, alter, remodel or enlarge (collectively, "Alterations") any now or hereafter existing improvement without Landlord's consent, provided that if the cost of such
Alterations  is estimated to exceed the  "Alteration  Threshold"  (as defined in
Section 6.2, below) it first secures the written consent of Landlord to the plans and specifications therefor and further provided that any such work shall be in accordance with the provisions of Paragraph 6.2. Any leasehold improvements made by Tenant, and any fixtures (except trade fixtures) installed on the Premises by Tenant, shall be the property of Landlord from and after the time of their construction or installation; provided, however, that Landlord may require that any or all leasehold improvements be removed by the expiration or earlier termination of this Lease, notwithstanding that the installation of such leasehold improvements may have been consented to by Landlord, unless Landlord has indicated to Tenant in such consent, that such removal will not be required. Every alteration shall comply with all building codes and other applicable regulations. In no event shall Landlord's approval of any alteration serve as a representation or warranty by Landlord regarding the fitness or adequacy of such leasehold improvement, including, without limitation, any warranty that such improvement complies with any code or regulation.

     6.2 Construction Standards. Any such work, and any rebuilding and restoration under Article V or IX with a cost in excess of $25,000 for any single improvement, or $100,000 in the aggregate in any single calendar year, (collectively, the "Alteration Threshold"), shall be constructed and installed according to plans and specifications prepared by Tenant's architect or agent, and approved in writing by Landlord. In all of the foregoing construction and installation described in the preceding sentence undertaken by Tenant, whether or not approved by Landlord, Tenant shall be bound by and do all of the following:

     Complete said construction and installation as rapidly as practicable and pay for all labor performed and materials furnished, when due and payable, unless Tenant is disputing such payment;

(b) Keep the Premises free and clear of all liens for labor performed and materials furnished, and defend, at its sole cost and expense, each and every lien asserted or filed against the Premises or any part thereof, and pay each and every judgment made or given against said Premises, or any part thereof, on account of any such lien, or if Tenant is contesting such lien or judgment, make any other provisions reasonably acceptable to Landlord to protect it from such lien or judgment;

(c) Indemnify and save Landlord harmless from and against any and every claim, demand, action, cause of action, or charge, including reasonable attorneys' fees incurred by Landlord, arising out of or connected with or alleged to arise out of or to be connected with any act or omission of Tenant, or any agent, employee, contractor or sub-contractor in or about the Premises, or connected with the assertion or filing of any lien against said Premises;

(d) Procure, or cause its general contractor to procure, before entering onto the Premises, and maintain in full force until all work is fully completed, a policy of builder's risk insurance covering the completed value of any work to be performed, and a policy of indemnity insurance written by a casualty or indemnity company authorized to do business in the Property Jurisdiction, indemnifying Landlord against all liability for injury arising out of, or in any way connected with, or alleged to arise out of or in any way be connected with any said work, with not less than $1,000,000 single coverage limits for each occurrence of injury or property damage. In connection with all said work on the Premises, Tenant or its contractors shall procure and maintain in force such workers' compensation or other insurance as may be required by the laws of the Property Jurisdiction, fully protecting Landlord. Landlord shall be named as an additional insured under said policies, and said policies, or certificates evidencing that such insurance is in effect, shall be delivered by Tenant to Landlord prior to any contractor's commencement of work on the Premises. Tenant shall use its best efforts to provide policies or certificates that state that the Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or non-renewal of any such insurance;

(e) At Landlord's election, deposit all insurance or condemnation proceeds with a title company of Landlord's choice to be disbursed pursuant to a disbursement agreement of the kind typically used in construction loans for similar projects.

     6.3 Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to a proposed alteration, or the plans and specifications therefor, if no substantial change in use of the Premises is contemplated and the value of the Premises is not likely to be diminished thereby.

     6.4 Landlord's Oversight of Improvements. Landlord shall have the right to inspect any leasehold improvements as they are being constructed or once completed, so long as such inspections are conducted at reasonable times and in a manner that does not interfere with any work being performed by Tenant or its Contractors. In no event shall Landlord's inspection or oversight of a leasehold improvement serve as a representation or warranty by Landlord regarding the fitness or adequacy of such leasehold improvement, including, without limitation, any warranty that such improvement complies with any code or regulation.

ARTICLE VII
ASSIGNMENT AND SUBLETTING; ENCUMBRANCES

     7.1 No Assignment of Tenant's Interest. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its agents, contractors, subcontractors and employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than ninety (90) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) where Tenant will be relieved of all obligations under the Lease following such transfer, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, the nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Landlord shall respond to any properly delivered Transfer Notice within fifteen (15) business days, stating with reasonable specificity Landlord's objections to such Transfer where Landlord withholds its consent to such Transfer. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord not to exceed $1,000, within thirty (30) days after written request by Landlord, for a Transfer in the ordinary course of business.

     7.2 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, shall relieve Tenant from liability under this Lease, unless Landlord has expressly consented to a Transfer where one of the terms of which is Tenant's release from the obligations under this Lease.

     7.3 INTENTIONALLY OMITTED.

     7.4 Non-Transfers. Notwithstanding anything to the contrary contained in this Paragraph, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, with "control" meaning beneficial ownership of 50% of all voting equity interests), shall not be deemed a Transfer under this Paragraph, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents which Landlord may reasonably request. In no event will Tenant be required to obtain Landlord's prior consent to any Transfer to any successor to Tenant by liquidation, merger, consolidation or other transaction where such successor has a net worth equal to the net worth of Tenant immediately prior to such transaction.

     7.5 Landlord May Assign. Except as expressly provided in this Lease, Landlord's right to assign this Lease or sell or convey the Premises, subject to this Lease, are and shall remain unqualified. Upon any said assignment, sale or conveyance, so long as any transferee or assignee expressly undertakes the performance of all of Landlord's obligations, under this Lease, including, without limitation, any uncured defaults of Landlord, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder accruing thereafter and shall not be subject to any liability resulting from any act or omission or event occurring after said assignment, sale or conveyance.

     7.6 Tenant to Place No Mortgage. Except for any collateral assignment of Tenant's interest under this Lease in connection with any of Tenant's financing, Tenant shall not at any time during the term of this Lease place, suffer or allow any mortgage, deed of trust or similar security instrument upon its leasehold interest created hereby, even though Landlord's title is superior to said mortgage, deed of trust or instrument.

     7.7 Landlord May Place Mortgage. Landlord shall have the unrestricted night at any time during the fall term of this Lease to place any mortgage, deed of trust or similar security instrument upon the Landlord's interest in the Premises.

     7.8 Other Liens Prohibited. Tenant shall not cause, suffer or acquiesce in the attachment of any other liens or encumbrances resulting from any act or failure to act on the part of any Tenant Parties with regard to any of Tenant's obligations under this Lease, including without limitation, any mechanic's or materialmen's liens, judgment liens, tax liens or lien for the cost of environmental remediation, to the Premises or the Landlord's or Tenant's interest therein. Except for the liens hereinbefore set forth which are Tenant's responsibility, Landlord shall not cause, suffer or acquiesce in the attachment of any mechanic's or materialmen's lien, tax lien or for the cost of environmental remediation, to the Premises.

ARTICLE VIII
LANDLORD'S CURATIVE RIGHTS

     8.1 Landlord May Pay Taxes, Liens, etc. In the event Tenant shall fail or neglect at the times and as herein provided to pay any tax, charge or assessment against the Premises, or to pay any lien or judgment against or affecting the Premises created by Tenant's acts or omissions, or to provide and pay for any insurance, or to make any other payment which it is the obligation of Tenant to pay under the terms of this Lease, when due and payable, then in addition to all other remedies provided by this Lease or as now or hereafter provided by law, Landlord may, at its option, upon fifteen (15) days prior written notice to Tenant, pay any such judgment, tax, charge or assessment, or procure such insurance or pay the premiums therefor, and pay any other amount herein required to be paid by Tenant. The amount or amounts so paid and interest thereon as hereinafter provided shall thereupon be due and payable by Tenant to Landlord, as additional rent hereunder, within thirty (30) days after Landlord has invoiced Tenant for such amounts.

     8.2 Tenant May Contest Taxes, etc. Tenant, however, shall not be required to pay, remove or discharge any tax, assessments, tax lien, or any materialmen's or mechanics' lien or judgment against the Premises so long as Tenant shall in good faith contest the same or the validity thereof by appropriate legal proceedings, and so long as Landlord's title and rights are not in any manner impaired or jeopardized thereby, provided Tenant deposits with Landlord sufficient funds or other security acceptable to Landlord to protect Landlord and the Premises. Pending any such legal proceedings, Landlord shall not pay, remove or discharge the tax, assessment, tax lien, materialmen's or mechanics' lien or judgment thereby contested unless its title or rights are be aired or jeopardized by such delay or by such contest, in which event Landlord may use any such deposits to pay and discharge the same.

     8.3 Tenant to Furnish Receipts. Upon demand by Landlord, Tenant shall promptly furnish to Landlord receipts or other satisfactory evidence showing that Tenant has fully and promptly paid and discharged all charges, premiums, or any other payments required to be made by Tenant under the terms of this Lease.

     8.4 Landlord's Advances to Bear Interest. Tenant will pay to Landlord the greater of interest at the rate of twelve percent (12%) per annum or the late fees in 2.4(a), or the maximum rate allowed by law, whichever is lower, on every payment of every kind which Tenant is obligated to pay to Landlord under the terms of this Lease (other than rent) from the date when such payment shall become due and payable until the same is paid.

     8.5 Landlord's Right to Enter Premises. Landlord, and its authorized agents or attorney, shall have the right, but not be obligated to enter the Premises:
(a) at any time in an emergency, and (b) upon 48 hours prior notice to Tenant at other reasonable times during normal business hours to inspect, and to make such repairs, improvements and/or alterations in and to the Premises as Landlord may reasonably deem necessary under the circumstances, and there shall be no abatement of rents or any liability on the part of Landlord for any inconvenience, annoyance, or injury to business resulting therefrom, provided that Landlord shall use its best efforts to minimize interference with Tenant's business and occupancy of the Premises.

ARTICLE IX
CONDEMNATION

     9.1 Condemnation. In the event the Premises or any part thereof shall at any time during the term of this Lease be condemned and taken by right of eminent domain, the damages allowed therefor (whether or not the same be specifically apportioned by the Court or the Commissioner, or by any other body making or supervising such condemnation, and regardless of such apportionment, if any) shall be the sole property of Landlord, except that Tenant shall be entitled to any separate award for the loss of Tenant's leasehold and for Tenant's relocation expenses as defined by applicable law.

     9.2 Rent after Condemnation; Termination. If the whole of the Premises be condemned and taken, rent hereunder shall cease from the time Tenant shall be deprived of possession of the Premises, and this Lease shall thereupon terminate and Landlord shall refund to Tenant any prepaid and unearned rent. If a part, but not the whole, of the Premises be so taken or condemned, then this Lease and all of its provisions shall continue in full force and effect as to the remainder of the Premises not so taken until the expiration of the full term of this Lease, except that the Base Rent to be paid by Tenant may be adjusted as provided in Paragraph 9.3, if the provisions of said paragraph are applicable; provided, nonetheless, that in the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant's business, as reasonably determined by Tenant, Tenant shall have the right, by notice given to Landlord not later than 60 days following the date Tenant shall be deprived of possession of a portion of the Premises, to terminate this Lease, and upon the giving of such notice, this Lease shall terminate as of the date specified in the notice. Any rents and other amounts and obligations due hereunder shall be apportioned as of said date.

     9.3 Abatement after Material Taking. In the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant's business, and Tenant does not terminate this Lease as herein provided, Base Rent for the Premises shall (in the absence of agreement by the parties) be equitably abated based on application to the appropriate District Court or at Tenant's option, shall be abated in the same proportion that the Unusable Square Footage following such taking bears to the total square footage of the building on the Premises.

     9.4 If the Lease is not terminated as provided in this Article IX, Landlord shall restore the Premises, at Landlord's sole cost and expense, to an economically-viable whole reasonably suitable for the conduct of Tenant's business from the Premises.

ARTICLE X
DEFAULT; REMEDIES

     10.1 Default. In the event Tenant shall violate, fail to perform or be in breach of (a) any covenant to pay Base Rent, additional rent, or any other amount due hereunder and for more than five (5) days after the same is due, or
(b) any other term, condition or covenant hereof and shall fail to cure the same within thirty (30) days after being given notice by Landlord, or (c) any term, condition or covenant of any of the Other Leases described in Section 14.12 below after the expiration of any applicable cure period permitted under the applicable Other Lease abandons the Premises for a period of thirty (30) consecutive days and does not make reasonable provisions for the security and protection of the Premises from vandalism, then Landlord may, without further notice to Tenant, but without a breach of the peace either (x) re-enter the Premises and terminate Tenant's right to possession thereof, without terminating this Lease or (y) re-enter the Premises and terminate both Tenant's right to possession thereof and this Lease. To the extent permitted by law, such re-entry may be effected without further notice to Tenant or judicial proceedings and upon such re-entry Landlord shall have the right to remove all persons and personal property from the Premises. No such re-entry shall be deemed a termination of this Lease unless Landlord notifies Tenant that this Lease is terminated; and any such termination shall be effective only as of the date set forth in such notice. Landlord may, in its sole discretion, after written notice to Tenant, store any personal property so removed at the sole cost and expense of Tenant. Nothing in this Section 10.1 shall relieve Tenant's obligation to pay any late fee or other charge required under the terms of this Lease.

     10.2 Payment by Tenant Upon Re-entry. Upon such re-entry, whether or not Landlord shall terminate this Lease, Tenant shall pay to Landlord upon demand
(a) all Base Rent, additional rent and any other amount due to Landlord at the time of such re-entry and (b) all costs and expenses incurred by Landlord to effect such re-entry, including, without limitation, reasonable attorneys' fees, and reasonable costs to repair the Premises for reletting (hereinafter "Re-entry Costs") and (c) a sum equal to the present value of the difference, if any, between the total amount of Base Rent, additional rent and any other amounts due or other liquidated damages and the fair rental value of the Premises for the period between such re-entry and the Expiration Date (or, if Tenant has exercised the Renewal Option, the Renewal Expiration Date), based upon a discount rate of 3% per annum.

     10.3 Reletting on Tenant's Behalf. Following any re-entry, Landlord shall use its best efforts to relet the Premises or any part thereof for the account of Tenant for such term or terms (whether longer or shorter than the unexpired initial or option period term of this Lease), at such rent and upon such conditions and covenants as Landlord, in its sole discretion, may reasonably deem advisable. Upon each such reletting, all rent received by Landlord shall be applied to the following obligations of Tenant to the extent not then satisfied: first, to Re-entry Costs; second, to any costs and expenses incurred by Landlord in reletting the Premises or part thereof, including, without limitation, the costs of reasonable brokers' attributable to the period from the reletting to the expiration of the term of the Lease and attorneys' fees; third, to the payments of Base Rent, additional rent and liquidated damages unpaid and due to Landlord at the time of such reletting; fourth, to any other unpaid amount then due from Tenant to Landlord; and the balance, if any, shall be held by Landlord and applied in payment of Base Rent, additional rent and liquidated damages as the same shall become due hereunder. If the rent received upon such reletting during any calendar month shall be less than the total of (i) Base Rent that would have been paid by Tenant for that month plus (ii) any additional rent payable therewith, Tenant shall pay the deficiency to Landlord, such deficiency being calculated and paid monthly.

     10.4 No Election of Remedy. No remedy provided to Landlord hereunder shall be deemed an exclusive remedy and the election by Landlord of any such remedy shall not bar Landlord from pursuing any other remedy, for damages or otherwise, whether available to Landlord hereunder or existing at law or in equity.

     10.5 Landlord May Terminate Lease on Tenant's Bankruptcy, etc. In the event Tenant's interest under this Lease be assigned by operation of law, or in event of the bankruptcy, insolvency, voluntary or involuntary liquidation or winding up of the affairs of Tenant, or in event of any corporate reorganizations or arrangements under the bankruptcy or insolvency laws of the United States of any State involving the interest of Tenant hereunder, Landlord may, at its election, by thirty (30) days' written notice to Tenant, the trustee in bankruptcy, the receiver, or other legal representative in charge of the interest of Tenant hereunder, terminate and cancel this Lease.

     10.6 Landlord's Default and Tenants Remedies. In the event Landlord shall default under any of its obligations under the terms of this Lease and such default is not cured by Landlord within thirty (30) days after written notice from Tenant, Tenant shall be entitled to exercise all remedies available to it at law or in equity, including, without limitation, the remedies of self-help or termination of the Lease and enforcement of Landlord's performance of its obligations by specific performance.

ARTICLE XI
SUBORDINATION; ESTOPPEL

     11.1 Subordination. This Lease is subject and subordinate to the lien of any mortgage or ground lease which may now or hereafter encumber the Premises. In confirmation of such subordination, Tenant shall, at Landlord's request from time to time, promptly execute any certificate or other document requested by the holder of the mortgage; provided the holder of such mortgage executes an agreement whereby such holder and any party taking by or through the holder, shall not disturb Tenant's quiet enjoyment of the Premises, so long as Tenant is not in default under the Lease ("Non-Disturbance Agreement"). Tenant agrees that in the event that any proceedings are brought for the foreclosure of any mortgage, subject to Tenant receiving a Non-Disturbance Agreement, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Notwithstanding anything to the contrary in this Section 11, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant's rights and/or possession hereunder.

     11.2 Estoppel Certificates. Landlord and Tenant each agree at any time and from time to time, upon not less than thirty (30) days prior written notice by the other, to execute, acknowledge and deliver to the requesting party or a party designated by such requesting party an estoppel statement in the form reasonably requested by the requesting party, and including such other matters relating to this Lease as may reasonably be requested. Any such statement delivered pursuant thereto may be relied upon by the requesting party and, to the extent identified in the request for the estoppel statement, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises or of Landlord's interest, or any prospective assignee of any such mortgagee, any purchaser of Tenant, any equity interest in Tenant or Tenant's assets or any lender of Tenant.


ARTICLE XII
NOTICES

     All notices required or permitted hereunder shall be in writing and shall be deemed given either when personally delivered to either Landlord or Tenant at, or three (3) business days after mailed U.S. Mail first class, postage prepaid, registered or certified mail to, the addresses specified in the caption of this Lease. Either party may, by proper notice, change its address hereunder. In the event Landlord or Tenant cannot be found at its said address, or at its then current address hereunder, notice shall be deemed given when mailed in the aforesaid manner to its last known address, or in the case of Tenant, when personally delivered to an officer of Tenant or its manager at the Premises.

ARTICLE XIII
ENVIRONMENTAL PROVISIONS

     13.1 Definitions. For the purposes of this Lease, the term "environmental laws" means, collectively, all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss.9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901, et seq., and any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended and modified from time to time. For purposes of this Lease, the term "hazardous material" means: (i) "hazardous substances" or "toxic substances" as those terms are defined by CERCLA, or any other environmental law, (ii) "hazardous wastes," as that term is defined by RCRA; (iii) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any environmental law;
(iv) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. ss.201 1, et seq., as amended to and after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

     13.2 Tenant's Compliance With Law and Environmental Matters. Tenant represents, warrants and covenants to Landlord that Tenant will cause the activities of the Tenant, its agents, employees, contractors and suppliers at the Premises at all times to be and remain in compliance with all environmental laws. Tenant agrees to obtain and keep in effect all governmental permits and approvals relating to the use or operation of the Premises required by applicable environmental laws for Tenant's business, and Tenant agrees to comply with the terms of the same.

     13.3 Tenant's Use of Hazardous Materials. Tenant represents, warrants and covenants to Landlord that Tenant will not cause or permit to occur through the actions of its agents or employees, contractors and suppliers any generation, manufacture, storage, treatment, transportation, release, or disposal of hazardous material on, in, under, about or from the Premises except in quantities required for the conduct of Tenant's business and pursuant to handling practices permitted by applicable law (including, but not limited to, all environmental laws). If Tenant or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any hazardous material on, in, under or about the Premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the extent of Tenant's responsibility to the reasonable satisfaction of Landlord and the appropriate governmental authorities.

     13.4 Notification and Cure. Landlord and Tenant each represents, warrants and covenants to the other that it will immediately notify the other and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to compliance with environmental laws. With respect to any spill or discharge of hazardous materials caused by Tenant, its agent or employees, contractors and suppliers, Tenant will, at its sole cost, (a) promptly cure and have dismissed with prejudice any such actions, resulting from such spill or discharge and (b) keep the Premises free of any lien imposed pursuant to any environmental laws, as a result of such spill or discharge.

     13.5 Investigation by Landlord. Landlord shall have the right at all reasonable times and from time to time to conduct environmental audits of the Premises at Landlord's cost and expense, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if any hazardous material (other than quantities handled as permitted by law) is detected and is the direct result of a violation of any of Tenant's warranties, representations, or covenants contained in this section, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord.

     13.6 Breach by Tenant. If Tenant breaches or fails to comply with any of the foregoing warranties, representations, and covenants, and the Tenant has failed to unertake the actions reasonably necessary in taking into account the nature of and extent to which any hazardous materials are present on the Premises as a result of such breach or failure to comply, Landlord may after sixty (60) days prior written notice to Tenant cause the removal (or other cleanup reasonably acceptable to Landlord) of any hazardous material released by Tenant from the Premises. The costs of such hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Landlord's demand. Tenant hereby grants Landlord, its employees, agents and contractors, reasonable access to the Premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, from the Premises, and nothing in this Lease will be construed as creating any such obligation, except as set forth in Section 13.7 below.

     13.7 Indemnification. Tenant represents, warrants and covenants to Landlord that Tenant shall indemnify, defend, and hold the Premises and Landlord free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Landlord or any of them in connection with or arising from or out of (i) any hazardous material on, in, under, or affecting all or any portion of the Premises that was caused by Tenant's occupancy of the Premises; (ii) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement by Tenant contained or referred to in this Article XIII; (iii) any violation or claim of violation by Tenant, its employees, agents, contractors, or suppliers of any environmental law; or (iv) the imposition of any lien against the Premises for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material used and released by Tenant; provided, however, in no event will Tenant be responsible for any loss, costs, expenses or damages resulting from any hazardous material located on, under or about the Premises prior to the Commencement Date or on any real estate adjacent to the Premises at any time where Tenant has not caused such hazardous material to be located thereon (collectively, "Pre-Existing Environmental Conditions"). This indemnification is the continuing obligation of Tenant and shall survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord or any Landlord Party under CERCLA or any state equivalent or any similar law now existing or enacted after this date, except for any claim with respect to any Pre-Existing Environmental Conditions.

ARTICLE XIV
MISCELLANEOUS

     14.1 Time is of Essence. Whenever any payment is to be made under this Lease by Tenant at or within a specified time, or whenever any act is to be done under this Lease by either party at or within a stated time, time is of the essence.

     14.2. No Recording. Neither party shall record this Lease without the prior written consent of the other; provided, however, if requested by Tenant, Landlord and Tenant shall execute a memorandum of this Lease, in recordable form, memorializing the existence, term, option to purchase granted under any other provisions reasonably requested by Tenant with respect to this Lease, and Tenant may cause such memorandum to be recorded, at Tenant's expense, in the appropriate governmental office or in the Property Jurisdiction.

     14.3 Captions. The captions and headings herein are for convenience and reference only and do not limit or construe the provisions hereof.

     14.4 Severability. If any term, condition, covenant, agreement or provision of this Lease, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction or by any authorized governmental authority to be invalid, void or unenforceable, the remainder of this Lease shall not be affected by such holding, and the remaining terms, conditions, covenants, agreements and provisions hereof shall continue in and be accorded full force and effect.

     14.5 Entire Agreement. This Lease represents the entire agreement between the parties hereto with respect to the Premises, and there are no agreements, understandings or undertakings relating to said subject matter except as set forth herein, and all prior negotiations and writings between the parties and their representatives, attorneys, brokers and agents are superseded hereby and thereby.

     14.6 Modifications. This Lease may not be amended, modified or supplemented except by a writing, executed by the party against whom such amendment, modification or supplement is sought to be enforced.

     14.7 No Continuing Waiver. No waiver of any term, condition, covenant or remedy hereunder or delay in the enforcement of any remedy hereunder in any one instance shall be deemed to be a waiver of any other term, condition, covenant or remedy in such instance or of such waived or delayed term, condition, covenant or remedy in any other instance.

     14.8 Binding. All of the terms, conditions, covenants, agreements and provisions of this Lease shall be construed as covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and upon their respective personal representatives, heirs, successors and permitted assigns.

     14.9 Collection; Attorney's Fees. In the event Tenant defaults in its obligations to pay Base Rent or additional rent or any other sum due and payable hereunder, or if Landlord defaults in the performance of its obligations under this Lease, the non-defaulting party shall be entitled to reimbursement from the defaulting party for all of the non-defaulting party's costs of collection (including reasonable attorney's fees), regardless of whether or not a suit has been commenced. In the event any action is brought by Landlord or Tenant to enforce any other provision of this Lease, the prevailing party shall be entitled to an award of its costs and reasonable attorney's fees.
Notwithstanding anything to the contrary, Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

     14.10 Governing Law. This Lease shall be construed under the laws of the Property Jurisdiction.

     14.11 Option to Purchase.

In consideration of the mutual promises contained in this Lease, as a material provision thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby grants and conveys to Tenant or its nominee the exclusive and irrevocable option ("Option") to purchase the Premises for the "Purchase Price" as defined in Section 14.11(b), below.

(b) The "Purchase Price" for the purchase of the Premises under the Option shall be (i) the price mutually-acceptable to Landlord and Tenant, as agreed upon by such parties within thirty (30) days after Tenant's exercise of the Option, or
(ii) in the event the parties cannot agree within that 30-day period upon a mutually-acceptable price for the purchase of the Premises under the Option, within sixty (60) days after Tenant's exercise of the Option, Landlord and Tenant shall each appoint a reputable real estate appraiser licensed within the Property Jurisdiction to conduct appraisals to establish the fair market value ("Value") of the real property and improvements constituting the Premises. Within thirty (30) days after being so appointed, each of the appraisers shall deliver to both Landlord and Tenant a written appraisal of the Value, and each party shall be responsible for the appraiser's fee for the appraiser appointed by such party. In the event that the Value established by one of the appraisals is not more than ten percent (10%) higher than the Value established by the other appraisal, and in the event the difference between the Values in the two appraisals is not more than [$10,000], the Purchase Price shall be calculated by adding the two Values and dividing the sum by two. In the event the Value established by one appraisal is more than ten percent (10%) greater than the Value established by the other appraisal, or where such difference between the two Values in the appraisals is greater than [$10,000], the appraisers shall attempt, for a period of thirty days after the latter appraisal is delivered, to reach a consensus on an agreed Value, and if they cannot do so within that time, or if either Landlord or Tenant objects to such agreed Value, either Landlord or Tenant may advise the appraisers in writing of such objection (with a copy to the other party) ("Objection Notice"). Upon delivery of the Objection Notice, the appraiser appointed by the Landlord and the appraiser appointed by the Tenant shall jointly appoint a third appraiser within fifteen (15) days after the receipt of the Appraisal Notice. The third appraiser shall deliver to Landlord and Tenant a report appraising the Value of the Premises within thirty
(30) days after such third appraiser's appointment, and the Value of the Premises established by such third appraisal shall be conclusively deemed to be the Purchase Price for purposes of Tenant's purchase of the Premises under the Option.

(c) The Option shall commence on the date which is twelve [twenty-four for Tech Center] calendar months after the Commencement Date ("Effective Option Date") of the Lease and shall continue throughout the term of the Lease, including any Renewal Term. The Option shall be exercised by Tenant's written notice to Landlord of its election to purchase the Premises delivered no sooner than the Effective Option Date, and shall be effective upon service of such notice to exercise the Option (i) actually served upon the Landlord by personal delivery or (ii) placed in an envelope directed to the Landlord at the address shown in the Lease and deposited in the United States mail by certified or registered mail, postage prepaid.

(d) If this Option is exercised, Tenant's obligations hereunder are subject to the satisfaction of the following conditions:

          (i) Within sixty (60) days after exercise of the Option, Tenant shall have received, at Landlord's expense, a satisfactory survey ("Survey") of the Premises certified as of a current date, showing the location of all improvements and easements or restrictions located thereon.

          (ii) Tenant must be satisfied that all of the Buildings and Improvements on the Premises are located entirely within the bounds of the Land, that there are no encroachments thereon and no existing violations of zoning ordinances or other restrictions applicable to the Land, and that there are no matters shown on any Survey of the Premises that are objectionable to Tenant.

          (iii) Within five (5) days after Landlord receives notice of the exercise of this Option, Landlord shall order for Tenant, as soon as the same can be prepared, a commitment for an owner's policy of title insurance issued by a title insurance company satisfactory to Tenant ("Title Insurer"), in which the Title Insurer shall agree to insure merchantable title in the name of Tenant after delivery of a general warranty deed to Tenant from Landlord (irrespective of the date the deed is recorded), and agrees to delete all standard pre-printed exceptions in the standard form of owner's policy. Such title insurance policy shall insure title for the full amount of the Purchase Price and shall be at the expense of the party which would bear such costs in accordance with the customary practice for real estate transactions in the Property Jurisdiction. Landlord shall convey title in the Land subject only to those title matters approved by Tenant in writing, and Landlord shall use its best efforts to remove any liens or encumbrances on the Premises as shown in the title commitment or on the Survey. In the event Landlord fails or refuses to remove any defect of title which can be removed by the payment of money, Tenant shall be entitled, as part of the closing of Tenant's purchase of the Premises, to make provision for the payment of such amounts, and Tenant shall receive a credit against the Purchase Price for any amounts so paid.

          (iv) All taxes and assessments on the Premises shall be pro-rated as of date of closing; provided, however, Landlord shall be responsible for the payment of any transfer taxes or fees in connection with conveyance of the Premises under the Option.

          (v) Tenant shall be entitled, at Tenant's sole expense, to conduct any and all tests or studies on the Premises as Tenant may deem advisable, including any environmental testing, results of which tests or studies shall be subject to Tenant's approval.

          (vi) If any of the foregoing conditions are not met to Tenant's complete satisfaction, Tenant may cancel or postpone for up to 180 days its purchase of the Premises upon written notice to Landlord. If the Tenant cancels its purchase for any reason other than a defect in title, Tenant shall reimburse Landlord for any costs for title searches.

(e) (i) At the date of closing Landlord shall execute and deliver a general warranty deed conveying the Land in the same condition as it is now in, ordinary wear and tear excepted, a Vendor's Affidavit, a Bill of Sale for any items of personal property owned by Landlord located at the Premises and used in connection with the operation of the Premises, a non-foreign affidavit, and any and all other documents reasonably required by Tenant or customarily provided by sellers of real property in the Property Jurisdiction, all in form and substance satisfactory to Tenant.

          (ii) The closing shall take place at the office of the Title Insurer on a date and time designated by Tenant after all conditions to closing have been satisfied but in no event prior to the date which is six (6) calendar months after Tenant's exercise of the Option.

          (iii) At the closing, Tenant shall pay to Landlord the Purchase Price, less any credits against the Purchase Price as provided under this Option. Landlord and Tenant shall each pay one-half of any closing fee charged by the Title Insurer.

          (iv) The Lease shall remain in full force and effect until the date on which title to the Premises is vested in Tenant.

          (v) The Lease shall in every event terminate at later of end of lease or date on which Tenant decides not to consummate the purchase of the Premises under this Option.

     14.12 Cross Default With Other Leases. Landlord and Tenant have entered into certain other leases described in Exhibit C attached hereto (the "Other Leases"). Landlord and Tenant agree that in the event that either Landlord or Tenant is in breach of any term, condition or covenant under any of the Other Leases after the expiration of any applicable cure period permitted under the applicable Other Lease, then the party in breach of such applicable Other Lease shall be in default under this Lease and the non-defaulting party shall be entitled to immediately exercise any right granted to such non-defaulting party hereunder as if the party in breach of such Other Lease were in default hereunder and all applicable cure periods herein had expired.

         IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

Landlord:                   THE BLIN CORPORATION, an Iowa corporation


                            By: _____________________________________________

                            Name: ___________________________________________

                            Its: ____________________________________________


Tenant:                     _________________________________________________

                            By: _____________________________________________

                            Name: ___________________________________________

                            Its: ____________________________________________

EXHIBIT B
RULES AND REGULATIONS


1. The sidewalks, truck drives, entrances, passages, stairways, corridors or halls shall not be unreasonably, permanently obstructed or used for any purpose other than ingress, egress, loading and unloading.

2. No awnings or other projection shall be attached to the outside walls of the Premises without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord.

3. Unless Tenant shall repair and restore the same at the expiration of the Lease, Tenant shall not mark, paint, drill into or in any way deface any part of the Premises, and no boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

4. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises, taking into account the industrial character of the Premises.

5. The Premises shall not be used for lodging, sleeping or any immoral or illegal purpose.

6. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the Premises, neighboring buildings or premises or those having business with them, taking into account the industrial character of the Premises.

7. No additional surface mounted locks or bolts of any kind shall be placed upon the exterior of any of the doors or windows of the Premises by Tenant without Landlord's prior written approval. Except as otherwise stated immediately above, Tenant shall have the right to change any of the locks in the Premises following delivery to Landlord of notice of such change along with the keys that fit the new locks. Tenant must, upon termination of its tenancy, return to Landlord all keys associated with the Premises; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

8. Landlord reserves the option to reasonably prescribe the weight and position of all unusually heavy objects, so long as the placement of such objects does not unreasonably interfere with the efficient operation of Tenant's business conducted from the Premises. Objects must be placed upon supports approved by Landlord to distribute such weight, which supports shall be installed at Tenant's sole expense.

9. Canvassing, soliciting and peddling in the Premises are prohibited; and Tenant shall cooperate to prevent the same.

10. There shall not be used in any space or in the public halls of the Premises, either by Tenant or others, any hand trucks except those equipped with rubber tires.

11. All doors and truck doors opening to the exterior of the Premises shall be kept closed except when in use for ingress, loading, unloading, egress and for reasonable air circulation.

12. Landlord may at any time revoke, supplement or modify these Rules and Regulations or any portions thereof whenever, in Landlord's reasonable opinion, such changes are required for the care, cleanliness, safety or preservation of good order in the Premises, subject to rule 15 below. All such changes shall be effective five (5) days after delivery to Tenant of written notice thereof except in the event of emergency, in which event such changes shall be effective immediately upon receipt.

13. Tenant shall not conduct any business activities other than ingress, egress, loading and unloading or store any materials outside of the Premises or allow the same by Tenant's invitees, customers, contractors or employees.

14. In the event of any conflict between the terms of these Rules and Regulations and the terms set forth in the main body of the Lease, the terms in the main body of the Lease shall govern.

15. In the event Landlord's consent is required for any items herein, such consent shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT C
OTHER LEASES


[TO BE COMPLETED PRIOR TO CLOSING]

Exhibit 8.2(m)

NON-COMPETITION AGREEMENT


     NON-COMPETITION   AGREEMENT  (this   "Agreement")   made  the  ___  day  of
__________________, 1999 by and between Alltrista Corporation, an Indiana corporation ("Buyer"), and William L. Dresen ("Executive").

WITNESSETH:

     WHEREAS, in a related transaction, Buyer agreed to acquire certain of the assets and properties of Triangle Plastics, Inc., an Iowa corporation, and its subsidiary (collectively, "Seller"), pursuant to a certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated ________________, 1999 by and among Buyer, Seller, TriEnda Corporation and James L. Blin (the "Purchase Agreement"), subject to the Executive executing and delivering this Agreement to Buyer or its affiliates. Capitalized terms used but not defined herein have the meanings set forth in the Asset Purchase Agreement.

     WHEREAS, the Executive is an employee and/or owner of Seller, and will benefit both directly and indirectly from the purchase of the assets and properties of Seller by Buyer or its affiliates and Executive is also party to a Consulting Agreement of even date herewith under which Buyer provides valuable consideration to Executive.

     WHEREAS, Buyer desires to protect its purchase of the assets and properties of Seller by assuring that the Executive's knowledge and information concerning the business and operations of Seller and Buyer, and the services of the Executive, will not be used in competition with the business and operations of Buyer or its affiliates.

     NOW, THEREFORE, in order to induce Buyer to complete the transactions under the Purchase Agreement, the Executive hereby covenants and agrees as follows:

     1. Covenants of the Executive

     a. Confidentiality. Executive acknowledges that in his position as an employee and/or owner of Seller, he has made use of, acquired, and added to confidential information of a special and unique nature deriving independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use (specifically excluding any information generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Executive has a legal obligation to make such disclosure). Such information is hereinafter referred to as "Confidential Information" and includes, without limitation, the following information: customers, vendors, products, systems, data files, manuals, confidential reports, the amounts paid by or to customers, licensors, licensees, and vendors, the amounts paid for products and services, and other trade secrets and information Executive knows or has reason to know, or will know or have reason to know, Buyer intends or expects to remain confidential. As a material inducement to Buyer to enter into the Asset Purchase Agreement, Executive covenants and agrees that he shall not, from and after the closing of the transaction described in the Purchase Agreement and for a period of two (2)
years following such closing date, divulge or disclose for any purpose whatsoever any Confidential Information except to the extent such information is or becomes generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Seller or Executive has a legal obligation to make such disclosure. Notwithstanding the foregoing, Executive may reveal Confidential Information to the extent necessary to determine amounts due Dennis A. Markos and William L. Dresen pursuant to the TriEnda Agreement and to enforce rights under the TriEnda Agreement, including furnishing such information to investment bankers, appraisers, lawyers, accountants, courts and arbitrators.

     b. Non-Competition. During the two (2) year period following the date of this Agreement, Executive shall not, except as may be required by law or as may be done with Buyer's written consent, directly or indirectly, either as a shareholder, member, principal, co-partner, agent, financier, lender, consultant, manager or in any other individual or representative capacity whatsoever (i) engage in any activities competitive with the Business or the pallet logistics or refurbishing business in the United States of America, (ii) solicit, serve, divert or assist any person in so soliciting, servicing or diverting any customers or vendors of Buyer or any of its affiliates to the extent such actions are related to the Business in the United States of America,
(iii) solicit the employment of any of the employees of Seller or its subsidiary that are employed by Buyer pursuant to the Asset Purchase Agreement. The foregoing shall not apply to (i) the activities of any entity of which Executive owns or beneficially owns less than ten percent (10%) of the outstanding voting power or (ii) attending industry meetings or (iii) own and hold ownership interests in DekoRRA Products, LLC, the principal of which is Executive's son, and provide services and counsel to such Company, so long as Executive does not otherwise violate the terms of this Agreement.

     c. Scope of Restrictive Covenants. The Executive agrees that all of the restraints imposed in this Section 1 are necessary for the reasonable and proper protection of Buyer and its affiliates, and that each and every one of the restraints is reasonable in terms of subject matter, duration, and geographic scope.

     d. Enforceability. The covenants contained in this Section 1 shall be enforceable by Buyer. This Agreement may not be assigned without the express written consent of Executive and any assignment without such consent shall be null and void. The covenants contained in this Section 1 shall not be enforceable against any employer of Executive, or against Executive in the course of such employment, if prior to such employment such employer was engaged in a business substantially similar to the Business, and the Executive is not directly or indirectly involved in the Business activities of such employer.

     e. Remedies for Breach. The Executive acknowledges that the covenants and agreements in this Section 1 are necessarily of a special, unique and extraordinary nature, and that the loss arising from a breach thereof cannot reasonably and adequately be compensated by money damages and will cause Buyer or its affiliates to suffer irreparable harm. Accordingly, the Executive consents and agrees that upon the failure of the Executive to comply with the provisions of this Section 1 at any time, Buyer or its affiliates shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to injunctive or other extraordinary relief to prevent the Executive from committing or continuing a breach of such provisions.

     2. Miscellaneous.

     a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota applicable to agreements made and to be performed within such state.

     b. Merger, Amendment, Counterparts. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements with respect thereto, and may not be changed or modified except by an instrument in writing, signed by the parties. This Agreement may be executed in counterparts, both of which taken together shall constitute but one and the same instrument.

     c. Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and must be delivered in person or by deposit in the United States mail, postage prepaid, return receipt requested, addressed as follows:

         To Executive:             ----------------------------
                                   ----------------------------
                                   ----------------------------
                                   ----------------------------


         To Buyer:                 Alltrista Corporation
                                   5875 Castle Creek Parkway, North Drive
                                   Suite 440
                                   Indianapolis, IN  46250-4330
                                   Attention:  Thomas Clark

Any party may designate by written notice to the other party any change in address to which notices and other communications shall be sent. All notices and other communications shall be deemed effective upon receipt if delivered in person and three (3) days after deposit in the mail if delivered by United States mail.

     d. Severability. If for any reason any portion of any provision of this Agreement is declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining provisions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void, or unenforceable portion or provision eliminated.

     e. Waiver. The failure of any of the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement, or limit that party's right thereafter to enforce any provision or exercise any right.

     f. Dispute Resolution. The dispute resolution provisions of Article IX of the Asset Purchase Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BUYER:
ALLTRISTA CORPORATION

By:
   ----------------------------------
Its:
    ---------------------------------


EXECUTIVE:


-------------------------------------
William L. Dresen

NON-COMPETITION AGREEMENT


     NON-COMPETITION   AGREEMENT  (this   "Agreement")   made  the  ___  day  of
__________________, 1999 by and between Alltrista Corporation, an Indiana corporation ("Buyer"), and Randy A. Blin ("Executive").

WITNESSETH:

     WHEREAS, in a related transaction, Buyer agreed to acquire certain of the assets and properties of Triangle Plastics, Inc., an Iowa corporation, and its subsidiary (collectively, "Seller"), pursuant to a certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated ________________, 1999 by and among Buyer, Seller, TriEnda Corporation and James L. Blin (the "Purchase Agreement"), subject to the Executive executing and delivering this Agreement to Buyer or its affiliates. Capitalized terms used but not defined herein have the meanings set forth in the Asset Purchase Agreement.

     WHEREAS, the Executive is an employee and/or owner of Seller, and will benefit both directly and indirectly from the purchase of the assets and properties of Seller by Buyer or its affiliates and Executive is also party to a Consulting Agreement of even date herewith under which Buyer provides valuable consideration to Executive.

     WHEREAS, Buyer desires to protect its purchase of the assets and properties of Seller by assuring that the Executive's knowledge and information concerning the business and operations of Seller and Buyer, and the services of the Executive, will not be used in competition with the business and operations of Buyer or its affiliates.

     NOW, THEREFORE, in order to induce Buyer to complete the transactions under the Purchase Agreement, the Executive hereby covenants and agrees as follows:

     1. Covenants of the Executive

     a. Confidentiality. Executive acknowledges that in his position as an employee and/or owner of Seller, he has made use of, acquired, and added to confidential information of a special and unique nature deriving independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use (specifically excluding any information generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Executive has a legal obligation to make such disclosure). Such information is hereinafter referred to as "Confidential Information" and includes, without limitation, the following information: customers, vendors, products, systems, data files, manuals, confidential reports, the amounts paid by or to customers, licensors, licensees, and vendors, the amounts paid for products and services, and other trade secrets and information Executive knows or has reason to know, or will know or have reason to know, Buyer intends or expects to remain confidential. As a material inducement to Buyer to enter into the Asset Purchase Agreement, Executive covenants and agrees that he shall not, from and after the closing of the transaction described in the Purchase Agreement and for a period of five (5) years following such closing date, divulge or disclose for any purpose whatsoever any Confidential Information except to the extent such information is or becomes generally available to the public at large or disclosed by Buyer to third parties or any information disclosed because Seller or Executive has a legal obligation to make such disclosure. Notwithstanding the foregoing, Executive may reveal Confidential Information to the extent reasonably necessary to determine amounts due Dennis A. Markos and William L. Dresen pursuant to the TriEnda Agreement and to enforce rights under the TriEnda Agreement, including furnishing such information to investment bankers, appraisers, lawyers, accountants, courts and arbitrators.

     b. Non-Competition. During the five (5) year period following the date of this Agreement, Executive shall not, except as may be required by law or as may be done with Buyer's written consent, directly or indirectly, either as a shareholder, member, principal, co-partner, agent, financier, lender, consultant, manager or in any other individual or representative capacity whatsoever (i) engage in any activities competitive with the Business or the pallet logistics or refurbishing business in the United States of America, (ii) solicit, serve, divert or assist any person in so soliciting, servicing or diverting any customers or vendors of Buyer or any of its affiliates to the extent such actions are related to the Business in the United States of America,
(iii) solicit the employment of any of the employees of Seller or its subsidiary that are employed by Buyer pursuant to the Asset Purchase Agreement. The foregoing shall not apply to (i) the activities of any entity of which Executive owns or beneficially owns less than ten percent (10%) of the outstanding voting power or (ii) attending industry meetings or conferences of the Society of Plastics Engineers.

     c. Scope of Restrictive Covenants. The Executive agrees that all of the restraints imposed in this Section 1 are necessary for the reasonable and proper protection of Buyer and its affiliates, and that each and every one of the restraints is reasonable in terms of subject matter, duration, and geographic scope.

     d. Enforceability. The covenants contained in this Section 1 shall be enforceable by Buyer. This Agreement may not be assigned without the express written consent of Executive and any assignment without such consent shall be null and void. The covenants contained in this Section 1 shall not be enforceable against any employer of Executive, or against Executive in the course of such employment, if prior to such employment such employer was engaged in a business substantially similar to the Business, and the Executive is not directly or indirectly involved in the Business activities of such employer.

     e. Remedies for Breach. The Executive acknowledges that the covenants and agreements in this Section 1 are necessarily of a special, unique and extraordinary nature, and that the loss arising from a breach thereof cannot reasonably and adequately be compensated by money damages and will cause Buyer or its affiliates to suffer irreparable harm. Accordingly, the Executive consents and agrees that upon the failure of the Executive to comply with the provisions of this Section 1 at any time, Buyer or its affiliates shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to injunctive or other extraordinary relief to prevent the Executive from committing or continuing a breach of such provisions.

     2. Miscellaneous.

     a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota applicable to agreements made and to be performed within such state.

     b. Merger, Amendment, Counterparts. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements with respect thereto, and may not be changed or modified except by an instrument in writing, signed by the parties. This Agreement may be executed in counterparts, both of which taken together shall constitute but one and the same instrument.

     c. Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and must be delivered in person or by deposit in the United States mail, postage prepaid, return receipt requested, addressed as follows:

          To Executive:             -----------------------------
                                    -----------------------------
                                    -----------------------------
                                    -----------------------------


          To Buyer:                 Alltrista Corporation
                                    5875 Castle Creek Parkway, North Drive
                                    Suite 440
                                    Indianapolis, IN  46250-4330
                                    Attention:  Thomas Clark

Any party may designate by written notice to the other party any change in address to which notices and other communications shall be sent. All notices and other communications shall be deemed effective upon receipt if delivered in person and three (3) days after deposit in the mail if delivered by United States mail.

     d. Severability. If for any reason any portion of any provision of this Agreement is declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining provisions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void, or unenforceable portion or provision eliminated.

     e. Waiver. The failure of any of the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement, or limit that party's right thereafter to enforce any provision or exercise any right.

     f. Dispute Resolution. The dispute resolution provisions of Article IX of the Asset Purchase Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BUYER:

ALLTRISTA CORPORATION

By:
   ----------------------------------
Its:
    ---------------------------------


EXECUTIVE:


-------------------------------------
Randy A. Blin

Exhibit 8.3(e)
Buyer's Opinion

[Subject to approval of IMDR Opinions Committee]


March , 1999


Mr. James L. Blin
Triangle Plastics, Inc.
P.O. Box 773
2349 Jamestown Avenue
Independence, IA 50644

Ladies and Gentlemen:

     We have acted as counsel for Alltrista Corporation, an Indiana corporation (the "Buyer"), in connection with the Asset Purchase Agreement (the "Purchase Agreement"), dated as of March ___, 1999, by and between the Buyer, Triangle Plastics, Inc., an Iowa corporation ("Triangle"), TriEnda Corporation, a Wisconsin corporation and Triangle's wholly-owned subsidiary ("Subsidiary", and collectively with Triangle, the "Seller"), and James L. Blin ("Shareholder") and the Bill of Sale and the Assignment and Assumption Agreement (collectively, the "Transaction Documents"). This opinion is being provided to you pursuant to
Section 8.3(e) of the Purchase Agreement. All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Purchase Agreement.

     In giving this opinion, we have examined copies of the Transaction Documents, and originals or copies certified to our satisfaction of certain corporate records of the Buyer and such other documents, records and other matters as are in our opinion appropriate or necessary to enable us to render this opinion. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the representations and warranties made in the Purchase Agreement and upon certificates of officers of the Buyer and of public officials, and upon public records. In stating our opinion, we have assumed the genuineness of all certificates and signatures and the authenticity of all documents submitted to us as original counterparts or as certified or photostatic copies.

     In rendering this opinion letter to you, we have assumed with your permission:

a) Each of the Transaction Documents has been or will be duly entered into, executed, received and delivered by Seller, Subsidiary and Shareholder, as applicable, and upon such execution and delivery constitute the legal, valid and binding obligations of such parties, so that all of such instruments have mutuality of binding effect.

b) The respective factual representations, statements and warranties of the Buyer in the Transaction Documents, and in the other documents which we have reviewed, and upon which we have relied, are accurate, complete and truthful.

c) The execution and delivery of the Transaction Documents by all parties thereto will be free of intentional or unintentional mistake, fraud, undue influence, duress or criminal activity.

d) Each of the Transaction Documents has been appropriately completed, executed and delivered in the forms submitted to us for review, with all appropriate schedules and exhibits attached and all blanks appropriately filled in.

e) All terms and conditions of, or relating to, the transactions are correctly and completely contained in the Transaction Documents and the Transaction Documents have not been otherwise amended or modified by oral or written agreement or by conduct of the parties thereto.

     Based upon the foregoing, and subject to the qualifications mentioned below, we are of the opinion that:

1. The Buyer is a corporation validly existing under the laws of the State of Indiana.

2. The Buyer has all necessary corporate power and corporate authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

3. The Buyer has taken all necessary corporate action to authorize the execution and delivery by it of the Transaction Documents.

4. The Transaction Documents have been executed and delivered by the Buyer and are enforceable against the Buyer in accordance with their terms.

5. No approval of, or filing with, any Governmental Body is required in connection with the execution, delivery and performance of the Transaction Documents by Buyer pursuant to any law, rule or regulation or, to our knowledge, pursuant to any order, judgment, decree, agreement or other instrument, other than (i) notification and termination of all applicable waiting periods under the HSR Act, (ii) any approval or filing that may be required in connection with the transfer of government contracts and permits, and (iii) filings and registrations necessary to record the transfer of the Owned Intellectual Property.

6. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby, and the fulfillment of or compliance with the terms and conditions of the Transaction Documents, do not violate, conflict with, or result in a breach of any of the terms, conditions, or provisions of:

     (i)  the Articles of Incorporation or Bylaws of the Buyer.

     (ii) to our knowledge, any statute, law, writ, judgment, injunction, award or decree of any consent, arbitration or governmental or regulatory body against or binding upon, the Buyer. The opinions as expressed herein are limited to those laws, statutes and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Buyer and the transactions contemplated by the Transaction Documents.

     As a matter of fact and not as a legal opinion, we confirm to you that to our knowledge there is no action, proceeding or investigation before any court, governmental agency or other body or official pending or threatened in writing against the Buyer questioning the validity of any action by Buyer in connection with the execution, delivery and performance of each of the Transaction Documents.

     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

     (A) Our opinion expressed in paragraph 1 as to the existence of the Buyer is based solely on a certificate of the Secretary of State of the State of Indiana dated March ___, 1999.

     (B) Our opinion as to the enforceability of the Transaction Documents described above is subject to bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, liquidation and other similar laws generally affecting the rights of debtors or creditors.

     (C) We note that certain of the agreements and other instruments executed on the date hereof are governed by the laws of the State of Minnesota. We have rendered our opinion as to the enforceability of the agreements and any instrument executed as of the date hereof as if the laws of the State of Indiana were the stated governing law. We render no such opinion to the extent that the laws of the State of Indiana are different from the laws of the State of Minnesota. The opinions set forth herein are limited to the law of the State of Indiana and the federal law of the United States of America. We do not express any opinion as to any other law.

     (D) Our opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and matters of public policy which involve the exercise of judicial discretion, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). No opinion is expressed as to the enforceability of (i) the provision requiring payment of attorneys' fees, (ii) self-help provisions, (iii) waiver of constitutional rights, and (iv) provisions related to waivers of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, liquidated damages or the creation of remedies not available under federal or Indiana law.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the following Ice Miller Donadio & Ryan attorneys who have had primary responsibility in representing the Buyer in connection with the Purchase Agreement and the consummation of the transactions contemplated thereby: Joseph E. DeGroff, Lynn Gagel and Gordon Hendry. We have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

     This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us after the date hereof which might alter the opinions contained herein.

     This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by you for any other purpose or by any other person in any manner or for any purpose.

                                       Very truly yours,

Exhibit 8.3(l)

CONSULTING AGREEMENT\


     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of ____________, 1999 by and between Alltrista Corporation, an Indiana corporation ("Alltrista") and William L. Dresen (the "Consultant").

BACKGROUND

     A. Alltrista desires to and has offered to retain and engage the Consultant, as an independent contractor, to make available to Alltrista, during the term of this Agreement, the knowledge, experience and relationships of the Consultant relating to the operation of the business formerly owned by Triangle Plastics, Inc. as well as the acquisition of similar businesses, according to the terms and conditions of this Agreement.

     B. The Consultant is agreeable to such retention and engagement, according to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

SECTION I
CONSULTING AGREEMENT

     1.1 Engagement of Consultant. Alltrista hereby retains and engages the Consultant, and the Consultant hereby accepts such retention and engagement, commencing as of the date hereof and continuing through termination in accordance with Section 1.5 (the "Term"), to serve as, and in the capacity of, an advisor and consultant with respect to the matters set forth in Section 1.2 hereof for the compensation hereinafter set forth.

     1.2 Services of the Consultant. During the Term, the Consultant shall, on a non-exclusive basis, undertake for and on behalf of, and to the extent reasonably requested by Alltrista, to consult with and advise Alltrista with respect to:

     (i) the transition of the operation of the business formerly owned by Triangle Plastics, Inc., such business having been purchased by Alltrista as of the date hereof;

     (ii) the acquisition of businesses similar to the business formerly owned by Triangle Plastics, Inc., including advice regarding the selection of businesses, the price to be paid, the structure of the acquisition and post-acquisition operations; and

     (iii) attend industry meetings, conferences and events as reasonably requested by Alltrista.

     1.3 Compensation. In consideration for all of the Services to be rendered during the Term by the Consultant hereunder, Alltrista agrees to pay the
Consultant:

     1.3.1 Alltrista shall make payments to Consultant totaling $200,000.00. Such payments shall be payable in eight equal installments of $25,000 and shall be paid on the last day of every third calendar month commencing on June 30, 1999 and ending with the final payment on March 31, 2001.

     1.3.2 Alltrista shall promptly reimburse Consultant for reasonable expenses associated with the Services rendered hereunder, for attending industry meetings and trade shows upon presentation of documentation of such expenses.

     1.3.3 Alltrista shall pay Consultant an amount equal to his COBRA payments during each month of the Term, and such payments shall continue in equal amounts after COBRA coverage expires for the remainder of the Term. Consultant shall be responsible for maintaining his own health insurance coverage.

     1.4 Time Commitment. The parties agree Consultant shall devote to his activities hereunder an average of two days per week for the remainder of the Term to the activities hereunder. Alltrista and Consultant shall work with one another to schedule activities under this Agreement so as not to unreasonable restrict Consultant's other activities.

     1.5 Termination. The Term of this Agreement commences on the date hereof and continues through March 31, 2001. Either party may terminate this Agreement on 90 days notice; provided that Alltrista may only terminate this Agreement for cause for Consultant's willful and continued failure to perform his duties hereunder. . Sections 1.5, 3.1, 4.6, 4.7 and 4.8 shall survive termination.

SECTION II
RELATIONSHIP BETWEEN ALLTRISTA AND THE CONSULTANT

     2.1 Independent Contractor. The Consultant is an independent contractor and shall not be considered an employee, agent of, or joint venturer with, Alltrista for any purpose whatsoever. The Consultant acknowledges and agrees that Alltrista has no responsibility whatsoever (i) for the payment of any taxes, including but not limited to duties, levies, assessments, income taxes, social security taxes, payroll taxes, workers' compensation premiums, unemployment insurance premiums or disability benefits which arise from the Consultant's provision of the Services or (ii) for providing any employee benefits to the Consultant. All such fees and taxes shall be paid by the Consultant.

     2.2 Right to Contract with Others. Alltrista agrees Consultant shall be free to provide services to others, provided, however, that Consultant shall not provide such services if such services would violate the noncompetition agreement between Alltrista and Consultant.

SECTION III
CONFIDENTIALITY

     3.1 Confidential Information. Consultant hereby agrees that at all times he shall maintain as confidential and hold in confidence all Confidential Information as may be provided to Consultant by Alltrista. Consultant shall not disclose publish or make use of Confidential Information without the prior written consent of Alltrista unless such disclosure is required to be made by law or Consultant obtains such information from an independent source. As used in this Agreement, "Confidential Information" means any data or information of or related to Alltrista's business which is valuable to Alltrista and not generally known to competitors of Alltrista, including, without limitation, general business information, industry information, analysis and other information of a proprietary nature that relates to the business of Alltrista (including any information relating to acquisitions Alltrista may undertake). Confidential Information does not include any information which can be obtained from a third party unaffiliated with Alltrista or which is otherwise in the public domain.

SECTION IV
GENERAL PROVISIONS

     4.1 No Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party purporting to have waived such term or provision. The failure of any of the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement, or limit that party's right thereafter to enforce any provision or exercise any right.

     4.2 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     4.3 Merger, Amendment, Counterparts. This Agreement, the Asset Purchase Agreement and the related noncompetition agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be changed or modified except by an instrument in writing, signed by the parties. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     4.4 Successors and Assigns. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of, the parties hereto and their legal representatives, successors, heirs, beneficiaries and permitted assigns, as the case may be. This Agreement and all rights hereunder cannot be assigned by the parties hereto; provided that Consultant may assign his rights and delegate his duties hereunder to an LLC solely owned by Consultant. Upon any such assignment Consultant shall be deemed released from all of his obligations hereunder except for those under Section 3.1.

     4.5 Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be in the English language and must be delivered by overnight courier or by facsimile. Notices shall be addressed as follows:

         If to the Alltrista:               Alltrista Corporation
                                            5675 Castle Creek Parkway, North Drive
                                            Suite 440
                                            Indianapolis, Indiana 46250-4330
                                            Facsimile:

         If to the Consultant:              William L. Dresen
                                            E10568 Vanhy Road
                                            Baraboo, WI 53913
                                            Facsimile:(608) 356 7878

         With a copy to:                    James F. Lorimer, Esq.
                                            Reinhart, Boerner, Van Deuren Norris & Rieselbach
                                            22 East Mifflin Street
                                            P.O. Box 2020
                                            Madison, WI 53701-2020
                                            Facsimile: (608) 229-2200

Any party may designate by written notice to the other party any change in address or facsimile number to which notices and other communications shall be sent. All notices and other communications shall be deemed effective upon receipt if delivered by facsimile or three (3) days after transmittal by overnight courier.

     4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota exclusive of the conflict of laws provisions thereof.

     4.7 Limitation on Consultant's Liability to Alltrista.

          a. In no event shall Consultant be liable to Alltrista for lost profits of Alltrista, or special, incidental or consequential damages (even if Consultant has been advised of the possibility of such damages) except with respect to fraud by Consultant, intentional misrepresentation by Consultant or violation of any confidentiality provision herein contained by Consultant.

          b. Consultant's total liability under this Agreement for damages, costs and expenses, regardless of cause (other than with respect to fraud by Consultant , intentional misrepresentation by Consultant, or violation of any confidentiality provision herein contained by Consultant), shall not exceed the total amount of fees paid to Consultant by Alltrista under this Agreement.

          c. Consultant shall not be liable for any claim or demand made against Alltrista by any third party other than with respect to fraud by Consultant, intentional misrepresentation by Consultant, or a violation of a confidentiality agreement by Consultant.

          d. Alltrista shall indemnify Consultant and its owners, employees, managers and governors against all claims, liabilities and costs, including reasonable attorney fees incurred in defending any third party claim or suit arising out of or in connection with this Agreement or in connection with any acquisition. Consultant shall promptly notify Alltrista in writing of such claim or suit and Alltrista shall have the right to fully control the defense and any settlement of the claim or suit; provided, however, that any settlement which would require any action or payment by Consultant, or would require Consultant to undertake certain actions or to refrain from acting, shall be subject to the written approval of Consultant.

     4.8 Dispute  Resolution.  The dispute  resolution  provisions  set forth in
Article IX of the Asset Purchase Agreement as if set forth herein in full, mutatis mutandis.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       ALLTRISTA CORPORATION



                                       By
                                         ----------------------------------
                                         Name:
                                         Title:



                                       ------------------------------------
                                       William L. Dresen

CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of ____________, 1999 by and between Alltrista Corporation, an Indiana corporation ("Alltrista") and [James/Randy Blin] (this is the form of Consulting Agreement to be entered into by each of Jim and Randy Blin. Each such Agreement shall provide for an aggregate payment of $500,000) (the "Consultant").

BACKGROUND

     A. Alltrista desires to and has offered to retain and engage the Consultant, as an independent contractor, to make available to Alltrista, during the term of this Agreement, the knowledge, experience and relationships of the Consultant relating to the operation of the business formerly owned by Triangle Plastics, Inc. as well as the acquisition of similar businesses, according to the terms and conditions of this Agreement.

     B. The Consultant is agreeable to such retention and engagement, according to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

SECTION I
CONSULTING AGREEMENT

     1.1 Engagement of Consultant. Alltrista hereby retains and engages the Consultant, and the Consultant hereby accepts such retention and engagement, commencing as of the date hereof and continuing through termination in accordance with Section 1.5 (the "Term"), to serve as, and in the capacity of, an advisor and consultant with respect to the matters set forth in Section 1.2 hereof for the compensation hereinafter set forth.

     1.2 Services of the Consultant. During the Term, the Consultant shall, on a non-exclusive basis, undertake for and on behalf of, and to the extent reasonably requested by Alltrista, to consult with and advise Alltrista with respect to:

     (i) the transition of the operation of the business formerly owned by Triangle Plastics, Inc., such business having been purchased by Alltrista as of the date hereof;

     (ii) the acquisition of businesses similar to the business formerly owned by Triangle Plastics, Inc., including advice regarding the selection of businesses, the price to be paid, the structure of the acquisition and post-acquisition operations;

     [iii] [Jim Blin] attend industry meetings, conferences and events as reasonably requested by Alltrista;

     [iii] [Randy Blin] attend meetings, conferences and events of the Society of Plastics Engineers;

     [iv] [Jim Blin]  participate in presentations to the investment  community;
     and

     [v] [Jim Blin] review Alltrista's existing plastics operations and make recommendations.

     1.3 Compensation. In consideration for all of the Services to be rendered during the Term by the Consultant hereunder, Alltrista agrees to pay the
Consultant:

     1.3.1 Alltrista shall make payments to Consultant totaling $500,000.00 (the "Consulting Fee"). Such payments shall be payable in eight equal installments of $31,250.00 and shall be paid on the last day of every third calendar month commencing on June 30, 1999 and ending with the final payment on March 31, 2001 ("Final Payment Date").

     1.3.2 Alltrista shall promptly reimburse Consultant for reasonable expenses associated with the Services rendered hereunder, for attending industry meetings and trade shows, and [for attending meetings of the Society of Plastics Engineers] upon presentation of documentation of such expenses.

     1.3.3 Consultant agrees that up to $250,000 of legal fees, costs and expenses related to the Cadillac litigation referred to in Section 10.1(c) of the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of ____________, 1999 among Alltrista, Triangle Plastics, Inc., TriEnda Corporation and James L. Blin ("Cadillac Litigation Costs") may be offset against the Consulting Fee due hereunder. Alltrista shall pay the Cadillac Litigation Costs as incurred and shall provide evidence of the payment of such costs to Consultant. If the Cadillac litigation is concluded before the Final Payment Date, the difference between (i) $250,000 and (ii) one-half of the total Cadillac Litigation Costs (not to exceed $250,000) shall be spread over the remaining quarterly payments under Section 1.3.1. If the Cadillac litigation is concluded after the Final Payment Date, the difference between (i) $250,000 and
(ii) one-half of the Cadillac Litigation Costs (not to exceed $250,000) shall be promptly paid upon the conclusion of such litigation.

     1.4 Time Commitment. The parties agree Consultant shall devote to his activities hereunder an average of 10 hours per month during the first six (6) months of the Term and thereafter five (5) hours per month for the remainder of the Term to the activities hereunder.

     1.5 Termination. The Term of this Agreement commences on the date hereof and continues through March 31, 2001. Either party may terminate this Agreement on 90 days notice; provided that if Alltrista terminates this Agreement or if Consultant shall die or become permanently disabled, then Alltrista shall continue to pay to Consultant (or his estate) the payments described in Section
1.3.1 and 1.3.3 for the remainder of the Term (or other applicable period specified in Section 1.3.3) as if this Agreement had not been terminated or Consultant had not died and become disabled. Sections 1.5, 3.1, 4.6, 4.7 and 4.8 shall survive termination.

SECTION II
RELATIONSHIP BETWEEN ALLTRISTA AND THE CONSULTANT

     2.1 Independent Contractor. The Consultant is an independent contractor and shall not be considered an employee, agent of, or joint venturer with, Alltrista for any purpose whatsoever. The Consultant acknowledges and agrees that Alltrista has no responsibility whatsoever (i) for the payment of any taxes, including but not limited to duties, levies, assessments, income taxes, social security taxes, payroll taxes, workers' compensation premiums, unemployment insurance premiums or disability benefits which arise from the Consultant's provision of the Services or (ii) for providing any employee benefits to the Consultant. All such fees and taxes shall be paid by the Consultant.

     2.2 Right to Contract with Others. Alltrista agrees Consultant shall be free to provide services to others, provided, however, that Consultant shall not provide such services if such services would violate the noncompetition agreement between Alltrista and Consultant.

SECTION III
CONFIDENTIALITY

     3.1 Confidential Information. Consultant hereby agrees that at all times he shall maintain as confidential and hold in confidence all Confidential Information as may be provided to Consultant by Alltrista. Consultant shall not disclose publish or make use of Confidential Information without the prior written consent of Alltrista unless such disclosure is required to be made by law or Consultant obtains such information from an independent source. As used in this Agreement, "Confidential Information" means any data or information of or related to Alltrista's business which is valuable to Alltrista and not generally known to competitors of Alltrista, including, without limitation, general business information, industry information, analysis and other information of a proprietary nature that relates to the business of Alltrista (including any information relating to acquisitions Alltrista may undertake). Confidential Information does not include any information which can be obtained from a third party unaffiliated with Alltrista or which is otherwise in the public domain.

SECTION IV GENERAL PROVISIONS

     4.1 No Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party purporting to have waived such term or provision. The failure of any of the parties to insist upon the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of that or any other provision of this Agreement, or limit that party's right thereafter to enforce any provision or exercise any right.

     4.2 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     4.3 Merger, Amendment, Counterparts . This Agreement, the Asset Purchase Agreement and the related noncompetition agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be changed or modified except by an instrument in writing, signed by the parties. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     4.4 Successors and Assigns. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of, the parties hereto and their legal representatives, successors, heirs, beneficiaries and permitted assigns, as the case may be. This Agreement and all rights hereunder cannot be assigned by the parties hereto; provided that Consultant may assign his rights and delegate his duties hereunder to an LLC either solely owned by Consultant or owned in whole by Consultant and [Jim/Randy Blin]. Upon any such assignment Consultant shall be deemed released from all of his obligations hereunder except for those under Section 3.1.

     4.5 Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be in the English language and must be delivered by overnight courier or by facsimile. Notices shall be addressed as follows:

         If to the Alltrista:               Alltrista Corporation
                                            5675 Castle Creek Parkway, North Drive
                                            Suite 440
                                            Indianapolis, Indiana 46250-4330
                                            Facsimile:

         If to the Consultant:


                                            Facsimile:

         With a copy to:                    Morris M. Sherman, Esq.
                                            Leonard, Street and Deinard
                                            Suite 2300
                                            150 South Fifth Street
                                            Minneapolis, MN 55402
                                            Facsimile: 612-335-1657

Any party may designate by written notice to the other party any change in address or facsimile number to which notices and other communications shall be sent. All notices and other communications shall be deemed effective upon receipt if delivered by facsimile or three (3) days after transmittal by overnight courier.

     4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota exclusive of the conflict of laws provisions thereof.

     4.7 Limitation on Consultant's Liability to Alltrista.

          a. In no event shall Consultant be liable to Alltrista for lost profits of Alltrista, or special, incidental or consequential damages (even if Consultant has been advised of the possibility of such damages) except with respect to fraud by Consultant, intentional misrepresentation by Consultant or violation of any confidentiality provision herein contained by Consultant.

          b. Consultant's total liability under this Agreement for damages, costs and expenses, regardless of cause (other than with respect to fraud by Consultant, intentional misrepresentation by Consultant, or violation of any confidentiality provision herein contained by Consultant), shall not exceed the total amount of fees paid to Consultant by Alltrista under this Agreement.

          c. Consultant shall not be liable for any claim or demand made against Alltrista by any third party other than with respect to fraud by Consultant, intentional misrepresentation by Consultant, or a violation of a confidentiality agreement by Consultant.

          d. Alltrista shall indemnify Consultant and its owners, employees, managers and governors against all claims, liabilities and costs, including reasonable attorney fees incurred in defending any third party claim or suit arising out of or in connection with this Agreement or in connection with any acquisition. Consultant shall promptly notify Alltrista in writing of such claim or suit and Alltrista shall have the right to fully control the defense and any settlement of the claim or suit; provided, however, that any settlement which would require any action or payment by Consultant shall be subject to the written approval of Consultant.

     4.8 Dispute  Resolution.  The dispute  resolution  provisions  set forth in
Article IX of the Asset Purchase Agreement as if set forth herein in full, mutatis mutandis.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           ALLTRISTA CORPORATION



                                           By
                                             ----------------------------------
                                             Name:
                                             Title:



                                           ------------------------------------
                                           [James / Randy Blin]

Exhibit 8.4(g)

ASSIGNMENT AND ASSUMPTION AGREEMENT


     ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of March ____, 1999 between Triangle Plastics, Inc., an Iowa corporation ("Seller"), TriEnda Corporation, a Wisconsin corporation ("Subsidiary") and Alltrista Corporation, an Indiana corporation ("Buyer").

BACKGROUND

     A. Seller, Subsidiary, Buyer and James L. Blin are parties to that certain Asset Purchase Agreement dated as of March ___, 1999 (the "Purchase Agreement") pursuant to which Seller and Subsidiary agreed to sell to Buyer, and Buyer agreed to purchase from Seller and Subsidiary, substantially all of the Assets of Seller and Subsidiary. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

     B. The Assets sold by Seller and Subsidiary and purchased by Buyer pursuant to the Purchase Agreement include all of Seller's and Subsidiary's rights under the Contracts.

     C. Pursuant to the terms of the Purchase Agreement, Buyer must perform the Assumed Liabilities.

     D. Each of Seller and Subsidiary desire to transfer its interest in the Contracts and Buyer desires to accept such transfer, and perform the Assumed Liabilities according to the terms and conditions of this Agreement.

AGREEMENT

     NOW, THEREFORE, the parties mutually agree as follows:

     1. Assignment by Seller. Each of Seller and Subsidiary hereby assigns and transfers all of Seller's right, title and interest in the Contracts to Buyer.

     2. Assumption by Buyer. Buyer hereby accepts such assignment and transfer from Seller and Subsidiary and Buyer hereby assumes all of the Assumed Liabilities, and will promptly pay, perform and discharge all of the covenants and obligations of all of the Assumed Liabilities, including all of the covenants, agreements and obligations contained in the Contracts and Commitments.

     3. Successors and Assigns. The obligations assumed hereby shall be binding upon Buyer's successors and assigns.

     4. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall constitute an original, but such counterparts shall constitute one and the same instrument. Signatures delivered by facsimile shall be binding to the same extent as an original.

     5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota, excluding the conflict of laws provisions thereof. The dispute resolution and arbitration provisions set forth in Article IX of the Purchase Agreement apply to this Agreement.


[Remainder of page is blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:                                      SELLER:

ALLTRISTA CORPORATION                       TRIANGLE PLASTICS, INC.



By                                          By
  -----------------------------               -------------------------------
  Name:    Thomas B. Clark,                   Name:
           President and Chief
           Executive Officer
                                            SUBSIDIARY:

                                            TRIENDA CORPORATION



                                            By:
                                               ------------------------------
                                               Name: